                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG



                             BELCO OIL & GAS CORP.



                          BELCO ACQUISITION SUB, INC.



                                      AND



                               CODA ENERGY, INC.



                         DATED AS OF OCTOBER 31, 1997

                               TABLE OF CONTENTS
                                                                     Page

ARTICLE I

   DEFINITIONS.....................................................    1

ARTICLE II

   THE MERGER .....................................................   11
   Section  2.1     The Merger.....................................   11
   Section  2.2     Effective Time.................................   11
   Section  2.3     Certificate of Incorporation and Bylaws
                     of the Surviving Corporation..................   11
   Section  2.4     Board of Directors and Officers................   11
   Section  2.5     Conversion of Company Shares...................   11
   Section  2.6     Surrender of Certificates; Payment for
                     and Exchange of Shares........................   12
   Section  2.7     No Fractional Warrants.........................   13
   Section  2.8     Adjustment Event...............................   13
   Section  2.9     No Further Transfers...........................   13
   Section  2.10    Dissenting Shares..............................   14
   Section  2.11    Conversion of Buyer Sub Securities.............   14
   Section  2.12    Stockholders to Have No Further Rights.........   14

ARTICLE III

   THE CLOSING.....................................................   14
   Section  3.1     Closing........................................   14
   Section  3.2     Deliveries at Closing..........................   14

ARTICLE IV

   TAURUS DISPOSITION; PURCHASE PRICE ADJUSTMENTS..................   15
   Section  4.1     Taurus Disposition.............................   15
   Section  4.2     Additional Purchase Price Adjustments..........   16

ARTICLE V

   REPRESENTATIONS AND WARRANTIES OF BUYER.........................   16
   Section  5.1     Organization and Qualification.................   16
   Section  5.2     Authority Relative to this Agreement...........   16
   Section  5.3     Reports and Financial Statements...............   18
   Section  5.4     Absence of Certain Changes or Events...........   19
   Section  5.5     Sufficient Funds...............................   19

   Section  5.6     No Broker's Fees...............................   19

ARTICLE VI

   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   19
   Section  6.1     Organization and Qualification.................   19
   Section  6.2     Capitalization.................................   20
   Section  6.3     Subsidiaries...................................   21
   Section  6.4     Authority Relative to this Agreement...........   21
   Section  6.5     Reports and Financial Statements...............   22
   Section  6.6     Absence of Certain Changes or Events...........   23
   Section  6.7     Litigation and Claims..........................   23
   Section  6.8     Information in Agreement and Company
                     Disclosure Schedule...........................   24
   Section  6.9     Employee Benefits Plans; Labor Matters.........   24
   Section  6.10    Environmental Matters..........................   26
   Section  6.11    Public Utility Holding Company Act.............   27
   Section  6.12    Oil and Gas Contracts..........................   27
   Section  6.13    Takeover Provisions Inapplicable...............   27
   Section  6.14    Finder's Fees..................................   27
   Section  6.15    Compliance with Applicable Laws................   28
   Section  6.16    Taxes..........................................   28
   Section  6.17    Certain Agreements.............................   29
   Section  6.18    Engineering Reports............................   29
   Section  6.19    Oil and Gas Reserve Information................   30
   Section  6.20    Title to Property..............................   31
   Section  6.21    Transfer Requirements and Preference Rights....   31
   Section  6.22    Condemnation...................................   31
   Section  6.23    Insurance......................................   32
   Section  6.24    Affiliate Transactions.........................   32
   Section  6.25    Taurus.........................................   32
   Section  6.26    Supplemental Information Regarding HSR.........   32

ARTICLE VII

   CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME.................   33
   Section  7.1     Conduct of Business by the Company.............   33
   Section  7.2     Obligations of Buyer and the Company...........   35
   Section  7.3     Notice of Breach...............................   35

ARTICLE VIII

   ADDITIONAL AGREEMENTS...........................................   36
   Section  8.1     Access and Information.........................   36

   Section  8.2     Reasonable Efforts.............................   36
   Section  8.3     No Solicitation................................   37
   Section  8.4     Employee Matters...............................   37
   Section  8.5     Indemnification................................   37
   Section  8.6     Stockholder Meeting............................   39
   Section  8.7     Buyer's Obligations Regarding Buyer Sub........   39

ARTICLE IX

   CONDITIONS PRECEDENT............................................   39
   Section  9.1     Conditions to Each Party's Obligations.........   39
   Section  9.2     Conditions to Obligation of the Company........   40
   Section  9.3     Conditions to Obligations of Buyer.............   40

ARTICLE X

   TERMINATION, AMENDMENT AND WAIVER...............................   42
   Section  10.1    Termination....................................   42
   Section  10.2    Effect of Termination..........................   43
   Section  10.3    Amendment......................................   43
   Section  10.4    Waiver.........................................   43

ARTICLE XI

   GENERAL PROVISIONS..............................................   43
   Section  11.1    Non-Survival of Representations and Warranties.   43
   Section  11.2    Notices........................................   43
   Section  11.3    Expenses.......................................   45
   Section  11.4    Publicity......................................   45
   Section  11.5    Interpretation.................................   45
   Section  11.6    Severability...................................   45
   Section  11.7    Arbitration....................................   46
   Section  11.8    Miscellaneous..................................   46
   Section  11.9    Effective Date.................................   47

Exhibits

     A - Form of Warrant Agreement
     B - Form of JEDI Agreement
     C - Form of Buyer Counsel Opinion (Andrews & Kurth L.L.P.)
     D-1 - Form of Company Counsel Opinion (Joe Callaway)
     D-2 - Form of Company Counsel Opinion (Haynes and Boone, LLP) E - Form of Registration Rights Agreement
     F - Form of Shareholders Agreement
     G - Form of Miller Employment Agreement Amendment

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of October 31, 1997 (the "Agreement"), is by and among Belco Oil & Gas Corp., a Nevada corporation ("Buyer"), Belco Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), and Coda Energy, Inc., a Delaware corporation (the "Company").

                               R E C I T A L S:
                               - - - - - - - -

          WHEREAS, it is the intention of the parties that the Company will become a wholly-owned subsidiary of Buyer through the merger of Buyer Sub into the Company pursuant to the terms of this Agreement (the "Merger") and Buyer Sub will cease to exist as a separate entity.

          WHEREAS, the Board of Directors of the Company has determined it advisable and in the best interests of the Company to enter into this Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement, JEDI (as defined herein) and Buyer are executing and delivering the JEDI Agreement (as defined herein);

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and each of the owners of Company Common Stock (as defined herein), Company Preferred Stock (as defined herein) and Outstanding Options (as defined herein), are executing and delivering the Stockholders Allocation Agreement (as defined herein);

          WHEREAS, concurrently with the execution and delivery of this Agreement, each of the owners of Company Common Stock, Company Preferred Stock and Outstanding Options are executing and delivering the Shareholder Agreement (as defined herein);

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms shall have the following meanings:

          "Action" shall mean any action, suit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Entity.

          "Adjustment Event" shall have the meaning set forth in Section 2.8.

          "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, "Affiliate" shall not include any wholly-owned Subsidiary of the Company.

          "Agreement" shall have the meaning set forth in the opening paragraph.

          "Alternative Taurus Disposition Agreement" shall have the meaning set forth in Section 4.1.

          "Business Day" shall mean any day, other than Saturday, Sunday, or any legal holiday recognized by banking institutions in the State of Texas.

          "Buyer" shall have the meaning set forth in the opening paragraph hereof.

          "Buyer Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

          "Buyer Material Adverse Effect" shall have the meaning set forth in
Section 5.1.

          "Buyer SEC Reports" shall have the meaning set forth in Section 5.5.

          "Buyer Sub" shall have the meaning set forth in the opening paragraph hereof.

          "Cash for Company Preferred Stock Conversion Number" shall have the meaning set forth in Section 2.5(b).

          "Cash Purchase Price" shall have the meaning set forth in Section 2.5.

          "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

          "Certificate of Merger" shall have the meaning set forth in Section
2.2.

          "Claims" shall have the meaning set forth in Section 11.7.

          "Closing" shall have the meaning set forth in Section 3.1.

          "Closing Date" shall have the meaning set forth in Section 3.1.

          "Code" shall have the meaning set forth in Section 6.9(b).

          "Commission" shall have the meaning set forth in Section 5.3.

          "Commonly Controlled Entity" shall have the meaning set forth in
Section 6.9(b).

          "Company" shall have the meaning set forth in the opening paragraph.

          "Company Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

          "Company Disclosure Schedule" shall have the meaning set forth in
Section 6.1.

          "Company Indenture" shall mean the Indenture, dated as of March 18, 1996, by and among the Company, Diamond Energy Operating Company, Taurus, Electra Resources, Inc. and Texas Commerce Bank National Association, as Trustee, as amended by the First Supplemental Indenture, dated as of April 25, 1996, by and among said parties.

          "Company Material Adverse Effect" shall have the meaning set forth in
Section 6.1.

          "Company Preferred Stock" shall mean the 15% Cumulative Preferred Stock, par value $0.01 per share, of the Company.

          "Company SEC Reports" shall have the meaning set forth in Section 6.5.

          "Company Voting Debt" shall have the meaning set forth in Section 6.2.

          "Confidentiality Agreement" shall have the meaning set forth in
Section 8.1(b).

          "Defensible Title" shall mean, subject to and except for the Permitted Encumbrances, (i) the title of the Company and its Subsidiaries to the Properties is free and clear of all Liens and defects of any kind whatsoever,
(ii) as to those Wells and Leases for which a "Working Interest" and a "Net Revenue Interest" are set forth in the LKA Reserve Report, the Company or its Subsidiaries (other than Taurus) are entitled to receive the percentage of all Hydrocarbons produced, saved and marketed from such Wells and Leases in an amount not less than the Net Revenue Interest set forth in the LKA Reserve Report for such Well or Lease, without reduction, suspension or termination throughout the duration of the productive life of such Wells and Leases (except as set forth in the LKA Reserve Report), and such party is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such Wells and Leases in an amount not greater than the Working Interest set forth in the LKA Reserve Report, without increase throughout the productive life of such Wells and Leases, except for increases that also result in a proportionate increase in the Net Revenue Interest as set forth in the LKA Reserve Report or as otherwise specified in the LKA Reserve

Report, and (iii) as to those Wells and Leases that were acquired subsequent to December 31, 1996, the Company or its Subsidiaries (other than Taurus) are entitled to receive the percentage of all Hydrocarbons produced, saved and marketed from such Wells and Leases in an amount not less than the Net Revenue Interest set forth in Schedule 6.20 of the Company Disclosure Schedule for such Well or Lease, without reduction, suspension or termination throughout the duration of the productive life of such Wells and Leases (except as set forth in such Schedule 6.20), and such party is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such Wells and Leases in an amount not greater than the Working Interest set forth in such
Schedule 6.20, without increase through the productive life of such Wells and Leases, except for increases that also result in a proportionate increase in the Net Revenue Interest as set forth in such Schedule 6.20 or as otherwise specified in the LKA Reserve Report.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Dissenting Shares" shall have the meaning set forth in Section 2.10.

          "Effective Time" shall have the meaning set forth in Section 2.2.

          "Employment Agreements" shall mean those employment agreements described on Schedule 6.9(d) of the Company Disclosure Schedule between the Company, on the one hand, and each of Douglas H. Miller, Grant W. Henderson, J. William Freeman, J. W. Spencer, III, Randell Bodenhamer and Jarl P. Johnson.

          "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any or all jurisdictions in which the Company and its Subsidiaries own property or conduct business, including, without limitation, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state laws implementing the foregoing federal laws, any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws, including laws and regulations governing NORM.

          "Equipment" shall mean all equipment, fixtures, physical facilities, tank batteries, surface and subsurface machinery, inventory, spare parts, supplies, tools and other tangible personal property owned or leased on the date hereof by the Company or any of its Subsidiaries, including, without limitation, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, derricks, platforms, separators, compressors, gun barrels, gathering lines, flow lines, tanks, and communication systems and equipment.

          "ERISA" shall have the meaning set forth in Section 6.9(a).

          "Estimated Proved Reserves" shall have the meaning set forth in
Section 6.18(a).

          "Exchange Act" shall have the meaning set forth in Section 5.2(b).

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "Governmental Entity" shall have the meaning set forth in Section
6.15.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Hydrocarbons" means oil, gas, condensate, casinghead gas, natural gas liquids, mineral and other liquid or gaseous hydrocarbons.

          "JEDI" shall mean Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

          "JEDI Agreement" shall mean the JEDI Agreement, dated as of the date hereof, by and between Buyer and JEDI in the form attached hereto as Exhibit B.

          "Law"  shall have the meaning specified in Section 6.15.

          "Leases" shall mean fee mineral interests, oil, gas and mineral leasehold interests and other leasehold interests, subleases, mineral servitudes, licenses, concessions, working interests, farmout or farmin rights, royalty, overriding royalty, net profits or other non-working or carried interests, operating rights, participation rights and other rights and interests under operating, pooling and unitization agreements.

          "Liens" shall mean all liens, mortgages, security interests, pledges, claims, judgments, options and other encumbrances of any kind.

          "LKA Reserve Report" shall have the meaning set forth in Section 6.18(a).

          "Material Company Asset" shall mean any asset or group of related assets of the Company or any of its Subsidiaries that has a value, either as reflected on the latest audited consolidated balance sheet of the Company or on the LKA Reserve Report, of $500,000 or more.

          "Merger" shall have the meaning set forth in the recitals hereof.

          "Merger Consideration" shall have the meaning set forth in Section
2.5.

          "Miller" shall have the meaning set forth in Section 4.2.

          "Miller Employment Agreement Amendment" shall have the meaning set forth in Section 4.2.

          "Net Revenue Interest" means an overall interest in Hydrocarbons produced from or attributable to the Leases and Wells, after deducting all lessors' royalties, overriding royalties, production payments, and other interests or burdens on Hydrocarbons produced from the Leases and Wells.

          "NORM" means naturally occurring radioactive materials.

          "Oil and Gas Contracts" means any contracts, commitments or agreements for the purchase or sale of Hydrocarbons.

          "Oil and Gas Interests" means, when used with respect to the Company or its Subsidiaries (excluding Taurus), direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including (a) working, royalty, and overriding royalty interests, production payments, operating rights, net profits interests, other nonworking interests, and nonoperating interests, (b) all revenues from the items referred to in clause (a) above, (c) all contracts in connection with the items referred to in either clause (a) or (b) above and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, divisions orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), reversionary interests, reservations and concessions, (d) all real property, including fee interests, fixtures, easements, rights of way, licenses, permits, leases and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing but excluding the corporate headquarters office building of the Company located in Dallas, Texas; and (e) all interests in equipment and machinery, including tanks, batteries, pipelines, and gathering systems, pumps, water plants, electric plants, gasoline and gas processing plants, refineries, office equipment, furniture, computers, telephones and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

          "Option Consideration" shall have the meaning set forth in Section 2.5(c).


          "Other Acquisition Transaction" shall have the meaning specified in
Section 8.3.

          "Outstanding Options" shall have the meaning set forth in Section 6.2.

          "PBGC" shall have the meaning set forth in Section 6.9(b).

          "Permits"  shall have the meaning specified in Section 6.19.

          "Permitted Encumbrances" shall mean any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business by appropriate proceedings; (ii) any obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit, and all applicable laws (other than those arising due to default or violation);
(iii) any easements, rights-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any property or lands of the Company and its Subsidiaries or over which such party owns rights-of-way, easements, permits or licenses, that do not materially interfere with the operation of any property or lands for exploration and production of Hydrocarbons or related operations; (iv) all royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests, calls on production and other burdens on or deductions from the proceeds of production that do not operate to (A) reduce the Net Revenue Interest of the Company and its Subsidiaries in any Lease or Well below that set forth in the LKA Reserve Report, or Schedule 6.20 of the Company Disclosure Schedule, for such Lease or Well, or (B) increase the Working Interest of the Company and its Subsidiaries in any Lease or Well above that set forth in the LKA Reserve Report, or Schedule 6.20 of the Company Disclosure Schedule, without a proportionate increase in the Net Revenue Interest of such party except as set forth in the LKA Reserve Report or Schedule 6.20 of the Company Disclosure Schedule; (v) the terms and conditions of all leases, production sales contracts (to the extent identified in the Company Disclosure Schedule), division orders, contracts for refining or processing of Hydrocarbons, unitization and pooling designations, declarations, orders and operating agreements, agreements of development, area of mutual interest agreements, farmout agreements, gas balancing agreements, processing agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, carbon dioxide purchase or sales agreements, salt water or other disposal agreements, and seismic or geophysical permits or agreements, to the extent that such contracts and agreements do not interfere materially with the operation, value or use of the assets of the Company or its Subsidiaries and do not (A) reduce the Net Revenue Interest of the Company and its Subsidiaries in any Lease or Well below that set forth in the LKA Reserve Report, or Schedule
6.20 of the Company Disclosure Schedule, for such Lease or Well, or (B) increase the Working Interest of the Company and its Subsidiaries in any Lease or Well above that set forth in the LKA Reserve Report, or Schedule 6.20 of the Company Disclosure Schedule, for such Lease or Well, without a proportionate increase in the Net Revenue Interest of the applicable party except as set forth in the LKA Reserve Report or Schedule 6.20 of the Company Disclosure Schedule; (vi) conventional rights of reassignment prior to abandonment; (vii) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the assets and securing payments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business by appropriate proceedings; (viii) Liens created or arising under the Revolving Credit

Facility; and (ix) any other encumbrances that do not interfere materially with the operation, value or use of assets of the Company or its Subsidiaries.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivisions or any agency, department or instrumentality thereof.

          "Plan" shall have the meaning set forth in Section 6.9(a).

          "Preference Rights" shall mean any right or agreement that enables or may enable any Person to purchase, acquire, or otherwise encumber shares of Company Common Stock or Company Preferred Stock or any Property of the Company of its Subsidiaries, or any interest therein or in a portion thereof, as a result of or in connection with any sale, assignment, encumbrance, or other transfer of any interest in shares of Company Common Stock or Company Preferred Stock or the Properties of the Company or its Subsidiaries.

          "Preferred Stock Consideration" shall have the meaning set forth in
Section 2.5(b).

          "Property" or "Properties" shall mean Leases, Wells, Surface Contracts, Equipment and other assets reflected in the consolidated financial statements of the Company included in the Company SEC Reports as being owned by the Company, including, without limitation, those Leases and Wells identified in the LKA Reserve Report and in Schedule 6.20 of the Company Disclosure Schedule but excluding Leases, Wells, Surface Contracts, Equipment and other assets sold by the Company or its Subsidiaries since January 1, 1997.

          "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

          "Redemption Value of the Company Preferred Stock" shall mean the aggregate amount of all payments that would be required to be made by the Company if the Company were to redeem the Company Preferred Stock effective as of the Closing Date.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, in substantially the form attached hereto as Exhibit E, to be entered into by and between Buyer and JEDI.

          "Revolving Credit Facility" means the revolving credit facility in the aggregate principal amount of $250,000,000 provided by NationsBank of Texas, N.A., as agent, and other financial institutions listed in the Credit Agreement, dated as of February 14, 1996, by and among such parties and the Company, as amended by the First Amendment thereto dated as of August 1, 1996 by and among such parties and the Company.

          "Securities Act"  shall have the meaning set forth in Section 5.2(b)

          "Shareholder Agreement" means the Shareholder Agreement, dated as of the date hereof, by and among Buyer and each owner of Company Common Stock, Company Preferred Stock and Outstanding Options in substantially the form attached hereto as Exhibit F.

          "Specified Parties" shall mean Henderson, Freeman, Spencer, Bodenhamer and Johnson.

          "Stockholders Agreement" shall have the meaning set forth in Section 6.2.

          "Stockholders Allocation Agreement" means the Stockholders Allocation Agreement, dated as of the date hereof, by and among the Company and each owner of Company Common Stock, Company Preferred Stock and Outstanding Options.

          "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Surface Contracts" shall mean all fee interests, leasehold interests, estates, servitudes, easements, privileges, right-of-way agreements, licenses, permits, or other agreements relating to the use or ownership of surface and subsurface properties and structures which as of or after April 30, 1997 were owned by the Company and it Subsidiaries and used, or held for use, in connection with the exploration, production or development of Hydrocarbons from the Wells and Leases, or lands pooled, unitized or otherwise combined therewith, or for the gathering, transportation or the disposal of water and other materials produced therefrom.

          "Surviving Corporation" shall have the meaning set forth in Section
2.1.

          "Taurus" shall mean Taurus Energy Corp., a Texas corporation and a wholly-owned subsidiary of the Company.

          "Taurus Disposition" shall have the meaning set forth in Section 4.1.

          "Taurus Disposition Agreement" shall have the meaning set forth in
Section 4.1.

          "Tax or "Taxes" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

          "Tax Return" shall mean any return, declaration, report, estimate, claim for refund, information return, statement, request for extension, or other similar document relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

          "Transfer Requirement" shall mean any consent, approval, authorization, or permit of, or filing with or notification to, any Person which is required to be obtained, made, given, or complied with for or in connection with any sale, assignment, transfer, delegation, or encumbrance of shares of Company Common Stock or Company Preferred Stock of the Company or its Subsidiaries or any interest therein.

          "Warrants" shall mean warrants to purchase shares of Buyer Common Stock as provided in the Warrant Agreement.

          "Warrant Agreement" shall mean the Warrant Agreement, in substantially the form attached hereto as Exhibit A, to be entered into by and between the Company and JEDI.

          "Warrant Certificates" shall mean certificates representing Warrants as provided in the Warrant Agreement.

          "Warrants for Company Preferred Stock Conversion Number" shall have the meaning set forth in Section 2.5(b).

          "Warrant Shares" shall have the meaning specified in Section 5.2(c).

          "Wells" shall mean oil, condensate, or natural gas wells, water source wells, and water and other types of injection or disposal wells and systems, whether producing, shut-in, or temporarily abandoned.

          "Working Interest" shall mean that share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to the development, maintenance, or operation of any Lease or Well.

                                    ARTICLE II

                                   THE MERGER
                                   ----------

          Section  2.1   The Merger.  Upon the terms and subject to the
                         ----------
satisfaction or, if permissible, waiver of the conditions of this Agreement, at the Effective Time, Buyer Sub shall be merged with and into the Company in accordance with the applicable provisions of the DGCL and the separate existence of Buyer Sub shall thereupon cease, and the Company, which shall be and which is hereinafter sometimes referred to as the "Surviving Corporation," shall continue its corporate existence under the laws of the State of Delaware under the name "Coda Energy, Inc." From and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, all as set forth in Section 259 of the DGCL.

          Section  2.2   Effective Time.  On the date of the closing of the
                         --------------
Merger referred to in Section 3.1 hereof, a Certificate of Merger ("Certificate of Merger") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL shall be filed with the Secretary of State of Delaware. The Merger shall become effective at the time (the "Effective Time") of such filing or at such later time as the parties hereto shall have provided in such certificate.

          Section  2.3   Certificate of Incorporation and Bylaws of the
                         ----------------------------------------------
Surviving Corporation. The Certificate of Incorporation and Bylaws of the
---------------------
Company, each as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

          Section  2.4   Board of Directors and Officers.  The persons set forth
                         -------------------------------
on Schedule 2.4 shall be the directors and officers of the Surviving
   ------------
Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified, or their earlier death, resignation or removal.

          Section  2.5   Conversion of Company Shares.  At the Effective Time,
                         ----------------------------
by virtue of the Merger and without any action on the part of the holder thereof:

          (a) each share of Company Common Stock outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in treasury of the Company or owned by any Subsidiary of the Company or (ii) Dissenting Shares in respect of which appraisal rights are properly exercised and perfected) shall be canceled and extinguished and be converted into the right to receive cash in an amount equal to the quotient obtained by dividing
(i) One Hundred Thirty-Four Million Dollars ($134,000,000), as such amount may be adjusted pursuant to Sections 4.1 and 4.2 (as adjusted, the "Cash Purchase Price") by (ii) the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (B) the aggregate number of shares of Company Common Stock subject to outstanding options immediately prior to the Effective Time (the "Common Stock Consideration"), without interest and less any required withholding of Taxes;

          (b) each share of Company Preferred Stock outstanding immediately prior to the Effective Time (other than (i) shares of Company Preferred Stock held in treasury of the Company or owned by any Subsidiary of the Company or
(ii) Dissenting Shares in respect of which appraisal rights are properly exercised and perfected) shall be canceled and extinguished and be converted into the right to receive (i) cash in an amount equal to the quotient obtained by dividing (A) the difference obtained by subtracting (x) Ten Million Dollars ($10,000,000) from

(y) the Redemption Value of the Company Preferred Stock by (B) the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time (the "Cash for Company Preferred Stock Conversion Number"), (ii such number of Warrants equal to the quotient obtained by dividing (A) 1,666,667 by (B) the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time (the "Warrants for Company Preferred Stock Conversion Number") and (iii) the right to receive from the Company an amount equal to the quotient obtained by dividing (A) the aggregate amount received by the Company from JEDI (or its assignee) after the Effective Time pursuant to the exercise of the Taurus Purchase Option (as such term is defined in the JEDI Agreement), by (B) the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time (collectively, the "Preferred Stock Consideration"), without interest and less any required withholding of Taxes; and

          (c) each option to acquire Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the product obtained by multiplying (i) the quotient obtained by dividing (A) the Cash Purchase Price by (B) the sum of the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the aggregate number of shares of Company Common Stock subject to options outstanding immediately prior to the Effective Time by (ii the number of shares of Company Common Stock subject to such option (the "Option Consideration"), without interest and less any required withholding of Taxes.

The Common Stock Consideration, the Preferred Stock Consideration and the Option Consideration shall be referred to herein as the "Merger Consideration."

          Section  2.6   Surrender of Certificates; Payment for and Exchange of
                         ------------------------------------------------------
Shares.
------

          (a) At the Closing, upon the surrender to Buyer of certificate(s) representing shares of Company Common Stock, Buyer shall cause to be paid to each person surrendering certificate(s) for which they are the record owner cash in an amount equal to the number of shares of Company Common Stock represented by such certificate(s) multiplied by the Common Stock Consideration. At the Closing, upon the surrender to Buyer of certificate(s) representing shares of Company Preferred Stock, Buyer shall cause to be issued or paid to each person surrendering certificate(s) for which they are the record owner (i) cash in an amount equal to the product obtained by multiplying (A) the number of shares of Company Preferred Stock represented by such certificate(s) by (B) the Cash for Company Preferred Stock Conversion Number and (ii a Warrant Certificate representing the number of whole Warrants equal to the product obtained by multiplying (A) the number of shares of Company Preferred Stock represented by such certificate(s) by (B) the Warrants for Company Preferred Stock Conversion Number. At the Closing, Buyer shall cause to be paid to the person who held an option to purchase shares of Company Common Stock immediately prior to the Effective Time cash in an amount equal to the Option Consideration. Upon surrender of certificate(s) representing shares of Company Common Stock or shares of Company Preferred Stock, as the case may be, as provided above, Buyer will make the payments of cash Merger Consideration by wire transfer of immediately available funds to accounts designated by each owner of Company Common Stock, Company Preferred Stock and options to purchase Company Common Stock at least two Business Days prior to such surrender or delivery, as the case may be.

          (b) Until surrendered in accordance with the provisions hereof, each certificate representing shares of the Company Common Stock outstanding immediately prior to the Effective Time shall, except as provided in the following sentence, be deemed for all purposes from and after the Effective Time to solely represent the right to receive the Common Stock Consideration as provided in Section 2.5(a). Until surrendered in accordance with the provisions hereof, each certificate representing shares of the Company Preferred Stock outstanding immediately prior to the Effective Time shall be deemed for all purposes from and after the Effective Time to solely represent the right to receive the Preferred Stock Consideration as provided in Section 2.5(b). Each option outstanding immediately prior to the Effective Time shall be deemed for all purposes from and after the Effective Time to solely represent the right to receive the Option Consideration as provided in Section 2.5(c).

          (c) In the event that any certificate(s) for Company Common Stock or Company Preferred Stock shall have been lost, stolen or destroyed, Buyer shall pay or issue in exchange for such lost, stolen or destroyed certificate(s), upon the making of an affidavit of that fact by the holder thereof and providing a bond or other surety reasonably satisfactory to Buyer, the Merger Consideration as may be required pursuant to this Agreement.

          Section  2.7   No Fractional Warrants.  No fractions of a Warrant
                         ----------------------
shall be issued in the Merger.

          Section  2.8   Adjustment Event.  In the event of any change in Buyer
                         ----------------
Common Stock between the date of this Agreement and the Effective Time by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Warrants for Company Preferred Stock Conversion Number and the exercise price of the Warrants shall be appropriately adjusted.

          Section  2.9   No Further Transfers.  After the Effective Time, there
                         --------------------
shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. After the Effective Time, there shall be no exercise of options of the Company which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Common Stock or Company Preferred Stock are presented to the Surviving Corporation for transfer, or options of the Company are presented for exercise, they shall be canceled and exchanged for the Merger Consideration as provided herein.

          Section  2.10  Dissenting Shares.  Notwithstanding anything in this
                         -----------------
Agreement to the contrary, shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration as provided in Sections 2.5 and 2.6, but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such shares held by them from the Surviving Corporation as shall be determined pursuant to
Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the DGCL, each such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon and less any required withholding of taxes as provided in Section 2.5, and upon surrender of the certificate(s) representing such shares, in the manner provided in Section 2.6, such shares shall no longer be Dissenting Shares.

          Section  2.11  Conversion of Buyer Sub Securities.  At the Effective
                         ----------------------------------
Time, each share of common stock, par value $0.01 per share, of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of the common stock of the Surviving Corporation.

          Section  2.12  Stockholders to Have No Further Rights.  At and after
                         --------------------------------------
the Effective Time, the holder of a certificate representing shares of Company Common Stock or Company Preferred Stock (a "Certificate") shall cease to have any rights as a stockholder of the Company, except for (i) the right to surrender such Certificate in exchange for the Merger Consideration to which such holder is entitled under this Agreement, or (ii) the rights available under the DGCL for Dissenting Shares.

                                  ARTICLE III

                                  THE CLOSING
                                  -----------

          Section  3.1   Closing.  Unless this Agreement is terminated pursuant
                         -------
to Section 10.1 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Andrews & Kurth L.L.P., Dallas, Texas, at 11:00 A.M. local time on November 26, 1997 (or December 3, 1997 if either Buyer or the Company has made the election in Section 10.1(b)) or (ii) at such other date, time and place as Buyer and the Company shall agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

          Section  3.2   Deliveries at Closing.  Subject to the provisions of
                         ---------------------
Articles IX and X, at the Closing:

          (a) There will be delivered to Buyer and the Company the certificates and other documents and instruments the delivery of which are contemplated under
Article IX; and

          (b) Buyer, Buyer Sub and the Company will cause appropriate documents necessary to effect the Merger to be filed in accordance with Section 251 of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                    ARTICLE IV

                 TAURUS DISPOSITION; PURCHASE PRICE ADJUSTMENTS
                 ----------------------------------------------

          Section  4.1   Taurus Disposition.  (a) The Company shall use
                         ------------------
reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate a transaction, on or before November 25, 1997 (or December 2, 1997 if the election under Section 10.1(b) has been made), providing for the sale of Taurus, whether by merger, sale of all or substantially all of the assets of Taurus, sale of all of the capital stock of Taurus or otherwise, to any party, including JEDI (the "Taurus Disposition"), as soon as reasonably practicable after the date of this Agreement on terms no less favorable to the Company than the terms of that certain Stock Purchase Agreement, dated October 1, 1997, between the Company and Star Acquisition Co., LLC, a Nevada limited liability company, as such agreement may be amended with the written consent of Buyer, which consent shall not be unreasonably withheld, and as such agreement may be amended to extend the closing date of the Taurus Disposition provided therein to a date not later than November 25, 1997 (which amendment shall not require the consent of Buyer) (the "Taurus Disposition Agreement"), provided, that, with respect to a Taurus Disposition involving a purchaser of Taurus other than Star Acquisition Co., LLC, the agreement relating thereto shall provide for a price, form of consideration and Tax effect with respect to Buyer and the Company as are set forth on Schedule 6.25(b) of the Company Disclosure Schedule and such other general terms that are no less favorable to Coda than those provided in the Taurus Disposition Agreement, such other general terms being subject to the consent of Buyer, which consent shall not be unreasonably withheld (any such other agreement providing for a Taurus Disposition is referred to herein as an "Alternative Taurus Disposition Agreement"). Except as otherwise provided in the Taurus Disposition Agreement or any Alternative Taurus Disposition Agreement and except for funds not in excess of $50,000 contributed to Taurus for capital expenditures not otherwise reimbursed by Star Acquisition Co., LLC under the Taurus Disposition Agreement or the purchaser of Taurus under any Alternative Taurus Disposition Agreement, neither the Company nor any of its Subsidiaries (other than Taurus) shall make any investment in or capital contribution to Taurus, make any advance or contribution of working capital to fund capital expenditures of Taurus (other than capital expenditures approved by the Company prior to the date of this Agreement as listed on Schedule 6.25(a) of the Company Disclosure Schedule), engage in any transaction with Taurus not in conformance with past practice or which would otherwise transfer value to Taurus (including the assumption of liabilities), unless Buyer shall otherwise consent in writing. The

Company shall keep Buyer reasonably informed of the status of the transactions relating to the Taurus Disposition pursuant to the Taurus Disposition Agreement or any Alternative Taurus Disposition Agreement.

          (b) In the event that, prior to or at the Closing, Coda receives cash proceeds from a Taurus Disposition, the Cash Purchase Price shall be increased by the amount of such cash proceeds provided that any such increase to the Cash Purchase Price shall not exceed the amount set forth under the heading "Sales Proceeds" on Schedule 6.25(b) of the Company Disclosure Schedule.

          Section  4.2   Additional Purchase Price Adjustments.  The Cash
                         -------------------------------------
Purchase Price shall be reduced by the aggregate amount of payments payable to Douglas H. Miller ("Miller") pursuant to that certain Amendment to Employment Agreement, dated as of the date hereof, between the Company and Miller in the form attached hereto as Exhibit G (the "Miller Employment Agreement Amendment").

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to the Company as follows:

          Section  5.1   Organization and Qualification.  Buyer is a corporation
                         ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to carry on its business as it is now being conducted. Buyer is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of Buyer or Buyer's ability to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect"). Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

          Section  5.2   Authority Relative to this Agreement.  (a) Buyer has
                         ------------------------------------
the requisite corporate power and authority to enter into this Agreement, the Warrant Agreement, the Registration Rights Agreement and the JEDI Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Warrant Agreement, the Registration Rights Agreement and the JEDI Agreement and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. The execution and delivery of this Agreement by Buyer Sub and the consummation of the transactions contemplated hereby by Buyer Sub have been duly authorized by all necessary corporate action on the part of Buyer Sub. Buyer Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Warrant Agreement has been duly authorized by all necessary corporate action on the part of Buyer and, when executed and delivered by Buyer at the Closing, will be duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of Buyer and, when executed and delivered by Buyer at the Closing, will be duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by JEDI, will constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The JEDI Agreement has been duly authorized by all necessary corporate action on the part of Buyer and, when executed and delivered by Buyer at the Closing, will be duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by JEDI and the Company, will constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. This Agreement has been duly executed and delivered by Buyer Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) Neither the execution, delivery and performance of this Agreement, the Warrant Agreement nor the Registration Rights Agreement by Buyer nor the consummation of the transactions contemplated hereby and thereby by Buyer will
(i) conflict with or violate the

Articles of Incorporation or Bylaws of Buyer or (ii) result in any breach or constitute a default with or without notice or lapse of time, or both, or give rise in others of any rights of termination, cancellation or acceleration, under any indenture, contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer or its assets, other than, in the case of clause (ii) only, breaches, defaults, violations and losses of rights that would not have a Buyer Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Buyer Sub nor the consummation of the transactions contemplated hereby and thereby by Buyer Sub will (i) conflict with or violate the Certificate of Incorporation or Bylaws of Buyer Sub or (ii) result in any breach or constitute a default with or without notice or lapse of time, or both, or give rise in others of any rights of termination, cancellation or acceleration, under any indenture, contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer or its assets, other than, in the case of clause
(ii) only, breaches, defaults, violations and losses of rights that would not have a Buyer Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by Buyer or Buyer Sub of the transactions contemplated by this Agreement, the Warrant Agreement or the Registration Rights Agreement except (i) for filings required to be made under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the Closing, (ii) for the filing of a registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement and filings under state securities laws in connection therewith, (iii) the filing of a Merger Certificate pursuant to the DGCL and (iv) where the failure to make any such filing or registration or to obtain such authorization, consent or approval would not have a Buyer Material Adverse Effect, provided that the representation of Buyer and Buyer Sub in this sentence, as it relates to compliance with the HSR Act, is subject to the accuracy of the representation of the Company set forth in Section 6.26 hereof.

          (c) The Buyer Warrants have been duly authorized by all necessary corporate action on the part of Buyer, and, when issued at the Closing, the Buyer Warrants will be validly issued, fully paid and nonassessable. The shares of Buyer Common Stock issuable pursuant to the Buyer Warrants (the "Warrant Shares") have been duly authorized and, when issued upon exercise of the Buyer Warrants in accordance with the terms of the Warrant Agreement and payment of the applicable exercise price therefor, will be validly issued, fully paid and nonassessable.

          Section  5.3    Reports and Financial Statements.   As of their
                          --------------------------------
respective dates, Buyer's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, September 30, 1996, March 31, 1997 and June 30,
1997, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since March 31, 1996 and (iv) all other reports on Form 8-K and registration statements declared effective by the Commission since March 31, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that Buyer was required to file with the Commission since March 31, 1996 (all items in clauses (i) through (iv) being referred to herein collectively as the "Buyer SEC Reports") complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Buyer SEC Reports. As of their respective dates, the Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they mere made, not misleading. As of their respective dates, the audited consolidated financial statements and unaudited interim financial statements of Buyer included in the Buyer SEC Reports complied in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act, and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Buyer SEC Reports (i) have been prepared in accordance with GAAP during the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, subject to normal year-end audit adjustments and except for the fact that such unaudited statements do not contain all notes required by GAAP), (ii) present fairly, in all material respects, the financial position of Buyer as of the dates thereof and the consolidated results of its operations and cash flow for the periods then ended (except as may be indicated therein or in the notes thereto, or, in the case of the unaudited interim financial statements, subject to normal year-end audit adjustments and any other adjustments described therein and except for the fact that certain information and notes have been condensed or omitted in accordance with the Securities Act and the Exchange Act and the rules promulgated thereunder) and (iii) are, in all material respects, in accordance with the books of account and records of Buyer. Any reports or other material filed by Buyer with the Commission after the date hereof and prior to the Closing Date (other than preliminary material) shall be deemed to be included in the defined term "Buyer SEC Reports" for purposes of this Agreement and Buyer shall be deemed to have made the representations set forth in this
Section 5.3 in respect of such reports or other material and any financial statements set forth therein.

          Section  5.4   Absence of Certain Changes or Events.  Except as
                         ------------------------------------
contemplated by this Agreement or as disclosed in any of Buyer SEC Reports filed prior to the date of this Agreement, there have not been since June 30, 1997, any change or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Buyer Material Adverse Effect (other than (i) changes or conditions in the oil and gas industry, including changes in the prices realized or to be realized from the sale of oil or gas, which have a general effect on, or which could reasonably be expected to have a general effect on, the business, assets, condition (financial or otherwise), liabilities or operations of companies in the oil and gas industry and (ii changes in the price of Buyer Common Stock).

          Section  5.5   Sufficient Funds.  Buyer has or will have available to
                         ----------------
it, at the time Buyer is required to pay for the shares of Company Common Stock and Company Preferred Stock pursuant to Article II hereof, sufficient funds to permit it to pay the cash portion of the Merger Consideration.

          Section  5.6   No Broker's Fees.  Neither Buyer nor Buyer Sub has not
                         ----------------
made any arrangements with any broker, finder or investment banker that would require the Company to pay any fee or commission if the transactions contemplated by this Agreement are not consummated.

                                    ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Buyer and Buyer Sub as follows:

          Section  6.1   Organization and Qualification.  The Company is a
                         ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of the Company and its Subsidiaries, taken as a whole, or its ability to consummate the transaction contemplated by this Agreement (a "Company Material Adverse Effect"); provided that, for purposes of any representation and warranty made pursuant to Article VI that is qualified by reference to a Company Material Adverse Effect only, the phrase "a direct or indirect material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of the Company and its Subsidiaries, taken as a whole" shall be deemed to mean any such material adverse effect that would cause Buyer and its Subsidiaries collectively to suffer or experience claims, losses, damages, liabilities, diminution in value of the business, assets or operations of the Company or its Subsidiaries or other adverse economic impact from a breach of such representation and warranty that in the aggregate would exceed $1.0 million if the Merger were to be consummated. Complete and correct copies of the charter and bylaws or comparable organizational documents of the Company and each of its Subsidiaries as of the date hereof have been previously provided to Buyer, and a complete list of each jurisdiction in which the Company is duly qualified as a foreign corporation has been delivered to Buyer as Schedule 6.1 of a disclosure schedule delivered by the Company to Buyer on the date of this Agreement (the "Company Disclosure Schedule").

          Section  6.2   Capitalization.  The authorized capital stock of the
                         --------------
Company consists of 1,000,000 shares of Company Common Stock and 40,000 shares of Company Preferred Stock. As of the date of this Agreement, 913,611 shares of Company Common Stock were outstanding, no shares of

Company Common Stock were held in the treasury of the Company, no shares of Company Common Stock were held by Subsidiaries of the Company and 20,000 shares of Company Preferred Stock were outstanding. Schedule 6.2 of the Company Disclosure Schedule sets forth a complete and accurate list of the holders of record of the issued and outstanding shares of Company Common Stock and Company Preferred Stock as of the date hereof, specifying the ownership thereof by each of the Company's stockholders. All the outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and non-assessable and were issued free of preemptive rights. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote ("Company Voting Debt") issued or outstanding. Except for options to acquire 31,989 shares of Company Common Stock at an exercise price of $0.01 per share pursuant to the stock option agreements described on Schedule 6.2 of the Company Disclosure Schedule (the "Outstanding Options") and except as authorized in the Stockholders Agreement dated as of October 30, 1995, as amended by Amendment No. 1 to Stockholders Agreement dated as of January 10, 1996 (as amended, the "Stockholders Agreement"), there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except as provided in the Stockholders Agreement and pursuant to Section 4.13 of the Company Indenture, the Company is not obligated to make any payment of cash or property in respect of any shares of capital stock or debt securities in connection with the transactions contemplated by this Agreement.

          Section  6.3   Subsidiaries.  Schedule 6.3 of the Company Disclosure
                         ------------
Schedule lists all Subsidiaries of the Company. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule 6.3 of the Company Disclosure Schedule sets forth a complete list of each jurisdiction in which each Subsidiary of the Company is duly qualified as a foreign corporation. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any Liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of the Company other than as provided in the Taurus Disposition Agreement, any Alternative Taurus Disposition Agreement and the JEDI Agreement. Other than the Subsidiaries of the Company or as otherwise set forth in Schedule
6.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, excluding joint interest operations of oil and gas wells and drilling ventures arising in the ordinary course of business.

          Section  6.4   Authority Relative to this Agreement.  (a) The Company
                         ------------------------------------
has the requisite corporate power and authority to enter into this Agreement and the corporate power and authority to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Buyer and Buyer Sub, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) Except as set forth in Schedule 6.4 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby by the Company will (i) conflict with or violate the Certificate of Incorporation or Bylaws or other charter documents of the Company or any of its Subsidiaries, or
(ii) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or its or their respective assets, other than, in the case of clause (ii) only, such breaches, defaults, violations and rights that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except (i) as disclosed in Schedule 6.4 of the Company Disclosure Schedule, (ii) for filings required to be made pursuant to the Exchange Act or (iii) the filing of a Certificate of Merger pursuant to the DGCL, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by the Company of the transactions contemplated hereby, except where failure to make such filing or registration or obtain such authorization, consent or approval would not, individually or in the aggregate, prevent consummation of the transactions contemplated by this Agreement or have a Company Material Adverse Effect.

          Section  6.5   Reports and Financial Statements.  The Company has
                         --------------------------------
furnished Buyer with true and complete copies of the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A No. 1 and Form 10-K/A No. 2, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996, September 30, 1996, March 31, 1997 and June 30, 1997, as filed with the Commission and (iii) all other reports on Form 8-K and registration statements declared effective by the Commission since February 16, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since February 16, 1996 (all items in clauses (i) through (iii) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they mere made, not misleading. As of their respective dates, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports complied in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act, and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with GAAP during the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, subject to normal year-end audit adjustments and except for the fact that such unaudited statements do not contain all notes required by GAAP), (ii) present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flow for the periods then ended (except as may be indicated therein or in the notes thereto, or, in the case of the unaudited interim financial statements, subject to normal year-end audit adjustments and any other adjustments described therein and except for the fact that certain information and notes have been condensed or omitted in accordance with the Securities Act and the Exchange Act and the rules promulgated thereunder) and
(iii) are, in all material respects, in accordance with the books of account and records of the Company. Neither the Company nor any of its Subsidiaries has any liability or is subject to any loss contingency that could reasonably be expected to have a Company Material Adverse Effect other than as reflected or disclosed in the financial statements or notes thereto included in the Company SEC Reports filed prior to the date hereof or as otherwise disclosed on Schedule
6.5 of the Company Disclosure Schedule. Any reports or other material filed by the Company with the Commission after the date hereof and prior to the Closing Date (other than preliminary material) shall be deemed to be included in the defined term "Company SEC Reports" for purposes of this Agreement and the Company shall be deemed to have made the representations set forth in this
Section 6.5 in respect of such reports or other material and any financial statements set forth therein.

          Section  6.6   Absence of Certain Changes or Events.  Except as
                         ------------------------------------
contemplated by this Agreement, as disclosed in Schedule 6.6 of the Company Disclosure Schedule or in any of the Company SEC Reports filed prior to the date of this Agreement, there have not been (i) since June 30, 1997, any transactions, commitments, disputes, events, damage, destruction or losses, whether or not covered by insurance, or any development or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect, (ii) since December 31, 1996 (A) any entry into any commitment or transaction material to the Company and its Subsidiaries, taken as a whole, including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice or (B) any action taken by the Company or its Board of Directors in connection with the adoption or implementation of any plan or arrangement or the entry into any agreement (x) principally intended to discourage an Other Acquisition Transaction, or (y) pursuant to which the officers, directors or employees of the Company or its Subsidiaries have been granted any benefits payable or distributable upon severance or upon a change of control of the Company or pursuant to which any rights held by such persons have been accelerated to occur or vest at or prior to a change of control, including without limitation any amendments to, modifications of, or elections of other rights under existing benefit plans (including the Outstanding Options) or (iii) since June 30, 1997, any change or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect (other than changes or conditions in the oil and gas industry, including changes in the prices realized or to be realized from the sale of oil or gas, which have a general effect on, or which could reasonably be expected to have a general effect on, the business, assets, condition (financial or otherwise), liabilities or operations of companies in the oil and gas industry). Except as disclosed in
Schedule 6.6 of the Company Disclosure Schedule, since April 30, 1997, the Company has not paid or declared any dividends or distributions to any holder of shares of its capital stock or any holder of securities exercisable for, or convertible into, any shares of its capital stock. The aggregate principal amount of indebtedness outstanding under the Revolving Credit Facility on the date of this Agreement is $66.0 million.

          Section  6.7   Litigation and Claims.  Except as disclosed in the
                         ---------------------
Company's Annual Report on Form 10-K for the year ended December 31, 1996, in any SEC Report filed subsequent thereto or in Schedule 6.7 of the Company Disclosure Schedule, (a) there is no claim, action or proceeding pending or, to the knowledge of any officer of the Company, overtly threatened, against or affecting the Company or any of its Subsidiaries and (b) none of the officers of the Company or its Subsidiaries is aware of any facts, conditions or circumstances in connection with, related to, or associated with the Properties (or the ownership, operation, development, maintenance, or use of any thereof) that could reasonably be expected to give rise to any such claim, action or proceeding, except with respect to those matters referred to in either clause
(a) or (b) above, to the extent such matters would not, either individually or in the aggregate, have a Company Material Adverse Effect. As of the date of this Agreement, there is no judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding specifically against the Company or any of its Subsidiaries.

          Section  6.8   Information in Agreement and Company Disclosure
                         -----------------------------------------------
Schedule.  None of the representations or warranties made by the Company
--------
contained in this Agreement, the statements in the Company Disclosure Schedule nor statements in the Brochure dated April 1997 delivered to Buyer by the Company or its representatives (other than statements or information related to oil and gas reserves contained therein and except as otherwise specifically disclosed in writing to Buyer or in Schedule 6.19 of the Company Disclosure Schedule) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          Section  6.9   Employee Benefits Plans; Labor Matters.  (a) Schedule
                         --------------------------------------
6.9 (a) of the Company Disclosure Schedule lists each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"), sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of the employees of the Company or any of its Subsidiaries, or that has been so sponsored, maintained or contributed to by Company or any of its Subsidiaries within six years prior to the Closing.

          (b) Except as otherwise set forth in Schedule 6.9(b) of the Company Disclosure Schedule or as previously disclosed in writing to Buyer by the
Company:

          (i) the Company and its Subsidiaries do not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Closing contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

          (ii) all reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries the failure to file of which would, individually or in the aggregate, have a Company Material Adverse Effect have been filed or furnished in accordance with applicable law in a timely manner, and each Plan has been administered in substantial compliance with its governing documents and in accordance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, except for any failure of compliance or violation of applicable law which would not, individually or in the aggregate, have a Company Material Adverse Effect;

          (iii) There are no actions, suits, claims, governmental (and, to the knowledge of the Company's officers, non-governmental) investigations or audits pending (other than routine claims for benefits) or, to the knowledge of the Company's officers, threatened against, or with respect to, any of the Plans or their assets which, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect;

          (iv) no act, omission or transaction has occurred which would result in imposition on the Company of (A) a breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, which in the case of (A),
     (B) or (C) above), individually or in the aggregate, could have a Company Material Adverse Effect;

          (v) each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Company, operated in a way which would adversely affect such qualified status;

          (vi) no Plan is subject to Title IV of ERISA;

          (vii) as to any Plan intended to be qualified under Section 401 of the Code, to the knowledge of the Company's officers there has been no termination or partial termination of the Plan within the meaning of
     Section 411 (d) (3) of the Code which has had or could reasonably be expected to have a Company Material Adverse Effect; and

          (viii) with respect to any Plan which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by any corporation, trade, business or entity under common control with the Company, within the meaning of Section 4104 (b), (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), to the knowledge of the officers of the Company, (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such Plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

          (c) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts. There is no pending or threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which may materially interfere with the respective business activities of the Company or any of its Subsidiaries.

          (d) Except as set forth in Schedule 6.9(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any severance agreements, programs or policies. Schedule 6.9(d) of the Company Disclosure Schedule sets forth, and the Company has made available to Buyer true and correct copies of, (i) all agreements with employees or consultants of the Company or its Subsidiaries that obligate the Company or any Subsidiary to make annual cash payments in an amount exceeding an aggregate of $50,000, (ii) all non-competition agreements with the Company or a Subsidiary of the Company executed by officers of the Company or a Subsidiary of the Company, and (iii) all plans, programs, agreements and other arrangements of the Company or its Subsidiaries with or relating to the employment and to the remuneration and compensation of its employees.

          (e) Except as provided in Schedule 6.9(e) of the Company Disclosure Schedule, (i) no Plan provides retiree medical or retiree life insurance benefits to any person and (ii) neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Section 601 through 608 of ERISA and Section 4980B of the Code.

          (f) Except as provided in Schedule 6.9(f) of the Company Disclosure Schedule, the Company has not amended, terminated or taken any other actions with respect to any of the Plans or any of the plans, programs, agreements, policies or other arrangements described in this Section 6.9 since December 31, 1996 which, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect.

          Section  6.10  Environmental Matters.  Except for matters disclosed in
                         ---------------------
Schedule 6.10 of the Company Disclosure Schedule, the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, overtly threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law. Except for matters disclosed in Schedule 6.10 of the Company Disclosure Schedule and except for matters that would not result, individually or in the aggregate, in a Company Material Adverse Effect, (i) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its Subsidiaries, including, without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iii) to the Company's knowledge, there are no physical or environmental conditions, including the presence of NORM, existing on any property of the Company or its Subsidiaries or resulting from the Company's or such Subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or offsite remedial obligations imposed on the Company or any of its Subsidiaries under any Environmental Laws; (iv) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by the Company and its Subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (v) there has neither been any exposure of any person or property to hazardous substances or any pollutant or contaminant (including
NORM) released by the Company or its Subsidiaries, nor has there been any release of hazardous substances, or any pollutant or contaminant (including
NORM) into the environment by the Company or its Subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its Subsidiaries for damages or compensation; and (vi) the Company and its Subsidiaries have made available to Buyer all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company or its Subsidiaries relating to any of the current or former properties or operations of the Company and its Subsidiaries. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release,"or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          Section  6.11  Public Utility Holding Company Act.  None of the
                         ----------------------------------
Company or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

          Section  6.12  Oil and Gas Contracts.  Schedule 6.12 to the Company
                         ---------------------
Disclosure Schedule sets forth a true and correct statement of the position, as of the date hereof, of the Company and its Subsidiaries with respect to obligations under Oil and Gas Contracts (including, with respect to each Oil and Gas Contract, location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon price swaps, hedges, futures or similar instruments to which the Company or any of its Subsidiaries is a party.

          Section  6.13  Takeover Provisions Inapplicable.  As of the date
                         --------------------------------
hereof and at all times on or prior to the Closing, Section 203 of the DGCL is, and shall be, inapplicable to the transactions contemplated hereby or connected herewith.

          Section  6.14  Finder's Fees.  Except for the Petrie Parkman Fee
                         -------------
Agreement, since February 16, 1996, neither the Company nor any of its Subsidiaries have made any arrangements with any broker, finder or investment banker that would require the Company or any of its Subsidiaries to pay any fee or commission in connection with any material transaction by the Company or any of its Subsidiaries, and no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of all agreements referenced in Schedule 6.14 of the Company Disclosure Schedule has been provided to Buyer.

          Section  6.15  Compliance with Applicable Laws.  Except as disclosed
                         -------------------------------
in the Company SEC Reports filed prior to the date of this Agreement or in
Schedule 6.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (a) is in violation of any law, ordinance, regulation, order or writ ("Law") of any courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each a "Governmental Entity") applicable to the Company or any of its Subsidiaries or by which any of them or their assets may be bound, or (b) has received any notice from any Governmental Entity or any other Person (i) claiming any violation, repudiation, or termination, in whole or in part, of any of the Properties or any violation of any Law with respect to the Properties (including any such Law concerning the conservation of natural resources) or (ii) requiring, or calling attention to the need for, any work, repairs, construction, alterations, installations, remediation, response, removal or abatement actions, restoration, investigation or monitoring of, on, in, under, in connection with, or related to the Properties or the ownership, operation, development, maintenance, or use of any thereof, which matters, all or in part, remain outstanding and unresolved to the satisfaction of the sender of such notice, except with respect to those matters referred to in either clause (a) or (b) above, to the extent such matters would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Schedule 6.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice of violation of any law, ordinance, regulation, order or writ, or is in default with respect to any order, writ, judgment, award injunction or decree of any Governmental Entity, except for such notices or defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section  6.16  Taxes.  Each of the Company and its Subsidiaries has
                         -----
timely filed when due (taking into account permitted extensions) all material federal, state and local income and franchise Tax Returns and all other material Tax Returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up in accordance with GAAP an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns, and has set up in accordance with GAAP an adequate reserve for the payment of all Taxes required to be paid in respect of all periods or portions thereof not covered by such Tax Returns. The information contained in such Tax Returns is true, complete and accurate in all material respects. Except as disclosed in Schedule 6.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax, assessment or governmental charge in an amount exceeding $100,000. Except as disclosed in Schedule 6.16 of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries, by delivery of a written instrument to the Company or to the knowledge of the officers of the Company, that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. The federal income Tax Returns of the Company and each of its Subsidiaries consolidated in such returns have not been examined by and settled with the Internal Revenue Service except as set forth in Schedule 6.16 of the Company Disclosure Schedule. No "excess parachute payment" within the meaning of Section 280G of the Code will be required to be paid by the Company or any of its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement.

          Section  6.17  Certain Agreements.  Except as listed as an exhibit to
                         ------------------
the Company SEC Reports filed prior to the date of this Agreement or as disclosed in Schedule 6.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreements, contracts, indentures or other instruments relating to indebtedness for borrowed money of the Company or its Subsidiaries which, when aggregated with all such other agreements, contracts, indentures or instruments, exceeds an amount of $100,000, (ii) confidentiality or standstill agreement or other material contract or agreement which, after giving effect to the transactions contemplated by this Agreement, purports to restrict or bind Buyer or any of its Affiliates, (iii) collective bargaining agreement, (iv) contract, agreement or commitment not entered into in the ordinary course of business consistent with past practice and for which the Company could reasonably be expected to become liable for payments in excess of $100,000 in respect of all such contracts, agreements or commitments, collectively, (v) any contract or agreement granting a preferential right of purchase or similar right to any person or entity with respect to any Material Company Asset, or (vi) material contract or agreement that is not expected to be fully performed within 30 days following the Closing (excluding oil and gas leases, farmout agreements, oil and gas sales or purchase contracts, joint operating agreements, unit operating agreements and unit agreements entered into in the ordinary course of business).

          Section  6.18  Engineering Reports.
                         -------------------

          (a) The estimates of proved reserves of oil and natural gas (the "Estimated Proved Reserves") set forth in the report of Estimated Proved Reserves as of January 1, 1997 (the "LKA Reserve Report") were prepared by independent petroleum engineers Lee Keeling and Associates, Inc. as indicated in, and with the conclusion set forth in, their report dated February 13, 1997.

          (b) Except as described on Schedule 6.18(b) of the Company Disclosure Schedule, all information and production data provided to Lee Keeling and Associates, Inc. for purposes of the preparation of the LKA Reserve Report were true and correct in all material respects as of the date provided.

          (c) Other than normal production of Hydrocarbons and intervening spot market product price fluctuations, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the Company Estimated Proved Reserves, in the aggregate, or the aggregate present value of future net cash flows therefrom, as reflected in the LKA Reserve Report and the present value thereof as reflected in the LKA Reserve Report. To the knowledge of officers of the Company, the Estimated Proved Reserves were prepared in accordance with the applicable requirements of the rules and regulations of the Commission.

          Section  6.19  Oil and Gas Reserve Information.  Except as otherwise
                         -------------------------------
set forth in Schedule 6.19 of the Company Disclosure Schedule and except for exceptions that would not, and could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:

          (a) as of October 1, 1997 and as of the Closing Date, none of the Wells included in the Oil and Gas Interests of the Company and its Subsidiaries has been overproduced such that it is subject or liable to make-up rights, cash settlements or other rights and obligations under any gas balancing agreement, any Oil and Gas Contract or at common law;

          (b) as of October 1, 1997 and as of the Closing Date, there exist no production or pipeline imbalances or penalties with respect to the Properties;

          (c) as of October 1, 1997 and as of the Closing Date, neither the Company nor any of its Subsidiaries is obligated under any contract or agreement for the sale of gas containing a take-or-pay, advance payment, prepayment, or similar provision to deliver Hydrocarbons at some future date without then receiving full payment therefor;

          (d) all necessary franchises, permits, licenses, approvals, consents, certificates and other rights and authorizations of any kind or nature ("Permits") with regard to the ownership, operation, development, maintenance, or use of the Properties, or any of them, have been obtained and maintained in effect, and no violations exist in respect of any thereof, except to the extent that any such violation or failure to have such Permit would not have a Company Material Adverse Effect;

          (e) there are no Wells included in the Oil and Gas Interests of the Company and its Subsidiaries that: (i) the Company or any of its Subsidiaries are currently obligated by law or contract to plug and abandon; (ii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over such Oil and Gas Interests; or (iii) to the knowledge of the Company, have been plugged and abandoned but have not been plugged or reclaimed in accordance with all applicable requirements of each regulatory authority having jurisdiction over such Oil and Gas Interests;

          (f) no person has any call on, option to purchase, or similar rights with respect to any of the Oil and Gas Interests of the Company and its Subsidiaries (including without limitation the production attributable thereto) and upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will have the right to market production from the Oil and Gas Interests of the Company and its Subsidiaries on terms no less favorable than the terms upon which such company is currently marketing such production;

          (g) all rentals, royalties, overriding royalties, compensatory royalties, production payments, and other payments due with respect to the Oil and Gas Interests of the Company and its Subsidiaries (excluding those held in suspense in accordance with past operating practices or in connection with post-closing adjustments in respect of acquired properties) have been properly and timely paid;

          (h) neither Company, nor any of its Subsidiaries, nor, to the knowledge of Company or any of its Subsidiaries, any other Person to or bound by any Lease, Surface Contract, Oil and Gas Interest, or other agreement to which any of the Properties or the Company or its Subsidiaries are bound (a) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder or (b) has given or, to the knowledge of Company or any of its Subsidiaries, has threatened to give notice of any default under, or made inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Lease, Surface Contract or other agreement, except with respect to those matters referred to in either clause (a) or (b) above, to the extent such matters (other than with respect to Leases), would not, individually or in the aggregate, have a Company Material Adverse Effect; and

          (i) Taurus does not own any Oil and Gas Interests included in the LKA Reserve Report.

          Section  6.20  Title to Property.  The Company or its Subsidiaries,
                         -----------------
other than Taurus, has Defensible Title to each of the material assets reflected on either the LKA Reserve Report or the consolidated financial statements of the Company included in the Company SEC Reports as being owned by the Company or its Subsidiaries (including Oil and Gas Interests of the Company and its Subsidiaries) and each of the Wells and Leases acquired by the Company or its Subsidiaries since the date of the latest Company SEC Report except to the extent that such Wells, Leases or assets have thereafter been disposed of in the ordinary course of business consistent with past practice. Schedule 6.20 of the Company Disclosure Schedule reflects each Well and Lease acquired by the Company or its Subsidiaries since December 31, 1996 and the Net Revenue Interest and Working Interest for each such Well and Lease.

          Section  6.21  Transfer Requirements and Preference Rights.  To the
                         -------------------------------------------
knowledge of the officers of the Company, with respect to the transactions contemplated by this Agreement, all Transfer Requirements will have been made, obtained, waived, or otherwise satisfied, and all Preference Rights will have been waived by the lawful holder thereof or terminated or extinguished, or expired after due notice to the holder without exercise during the time period in which such rights were required to be exercised, except for such exceptions that would not, or could not reasonably be expected to, have a Company Material Adverse Effect.

          Section  6.22  Condemnation.    Neither the Company nor any of its
                         ------------
Subsidiaries has any knowledge or notice of any actual or threatened taking (whether permanent, temporary, whole or partial) of any material part of the Properties by reason of condemnation or the threat of condemnation.

          Section  6.23  Insurance.  Schedule 6.23 to the Company Disclosure
                         ---------
Schedule contains a summary of all material policies of insurance (including all directors' and officers' liability insurance coverage) maintained by the Company and its Subsidiaries during the past three years.

          Section  6.24  Affiliate Transactions.  Except for the transactions
                         ----------------------
described in Schedule 6.24 of the Company Disclosure Schedule, all transactions involving the Company or any of its Subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and since December 31, 1996, neither the Company nor any of its Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

          Section  6.25  Taurus.  (a) Except as set forth in Schedule 6.25(a) of
                         ------
the Company Disclosure Schedule, since December 31, 1996 neither the Company nor any of its Subsidiaries have made any capital contribution to or investment in Taurus, made any advance or contribution of working capital to fund capital expenditures to Taurus (other than capital expenditures set forth on Schedule 6.25(a) of the Company Disclosure Schedule), engaged in a transaction with Taurus not in the ordinary course of business consistent with past practice or which otherwise transferred value to Taurus (including by way of assumption of liabilities).

          (b) Schedule 6.25(b) of the Company Disclosure Schedule fairly and accurately reflects the full nature and extent of the Tax costs and other consequences to the Company and Buyer relating to either (i) a Taurus Disposition pursuant to the Taurus Disposition Agreement or any Alternative Taurus Disposition Agreement or the sale of all of the outstanding capital stock of Taurus as contemplated by Section 4.1 of this Agreement or (ii) any Taurus Disposition made pursuant to the exercise of the Taurus Purchase Option pursuant to Section 2 of the JEDI Agreement and any payment of consideration by JEDI (or its assignee) to Coda after the Effective Time in connection therewith (the "Indemnified Transactions") had such disposition occurred as of May 1, 1997 taking into consideration the tax deductions associated with the nonqualified stock options, the Miller Employment Agreement Amendment and the Special Management Rights (as defined in the Stockholders Agreement). In connection therewith, and without limiting the foregoing, the net operating loss carryforwards and the deductions referred to in the line entitled "Clawback, Option exercise & Other items", each as reflected on Schedule 6.25(b) of the Company Disclosure Schedule will be available for use by the Company with respect to the federal income tax return in which the Indemnified Transactions are reflected in an amount sufficient to offset, without limitation, any Tax detriment (including the gain recognized on an Indemnified Transaction) to be incurred by the Company arising solely from the Indemnified Transactions.

          Section  6.26  Supplemental Information Regarding HSR.  Except for
                         --------------------------------------
certain assets of the Company that neither the fair market value nor the book value of which exceed $15,000,000 and except for the stock of Taurus, all assets of the Company consist of "reserves of oil, natural gas, shale or tar sands, together with associated exploration or production assets" within the meaning of 16 C.F.R. (S) 802.3.

                                  ARTICLE VII

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME
                -----------------------------------------------

          Section  7.1   Conduct of Business by the Company.  Following the date
                         ----------------------------------
hereof and prior to the Closing, except as otherwise contemplated by this Agreement or unless Buyer shall otherwise consent in writing:

          (a) subject to the limitations contained in or transactions contemplated by this Agreement (including, but not limited to, the Taurus Disposition), the Company shall, and shall cause its Subsidiaries to, carry on their respective operations in the usual and ordinary course consistent with past practice, and shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve substantially intact its present business organization, keep available the services of its present officers and employees, maintain and keep its assets in good repair and condition in accordance with past practice, ordinary wear and tear and damage due to casualty excepted, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going businesses shall be materially unimpaired at the Closing;

          (b) the Company shall not, nor shall it propose to, except as required by this Agreement, (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its Subsidiaries, (ii) amend its Certificate of Incorporation or Bylaws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock;

          (c) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) except as required or contemplated by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, any Company Voting Debt, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock, other than issuances of Company Common Stock pursuant to the exercise of Outstanding Options and except for a Taurus Disposition made in accordance with Section 4.1 hereof, (ii) amend in any respect existing agreements evidencing the Outstanding Options (including, without limitation, the exercise or strike prices thereof) except to permit the acceleration of the vesting or exercisability of the Outstanding Options, (iii) acquire or lease or agree to acquire or lease any capital asset or assets, or make or commit to make any other capital expenditures (including in such calculation the proceeds of any sale/leaseback transactions) in excess of $150,000, (iv) dispose or agree to dispose of capital assets or any other assets other than in the ordinary course, with a value in the aggregate in excess of $100,000, (v) (A) create, incur, assume or permit additional indebtedness (including obligations in respect of capital leases), other than periodic drawdowns under the Company's credit facilities existing as of the date hereof, provided that (1) such drawdowns are in the ordinary course of business consistent with past practice, (2) the amount available under such facilities as of the date hereof is not increased and (3) the aggregate principal amount of indebtedness outstanding thereunder does not exceed $70,000,000, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person (other than a Subsidiary of the Company, or as to a Subsidiary of the Company, another Subsidiary of the Company) in an amount in excess of $25,000 (excluding suspense account obligations assumed in connection with acquisitions by the Company whereby the Company also receives the funds held in suspense or an adjustment to the purchase price is made in an equal amount), (C) encumber or grant a security interest in any Material Company Asset other than for the Company's credit facilities existing as of the date hereof, (D) make any loans or advances to any other person (excluding intercompany transactions), enter into any agreement or instrument relating to the borrowing of money or the extension of credit or enter into any other transaction other than in the ordinary course of business consistent with past practices, either individually or in the aggregate, in excess of $25,000, or (E) pay or declare any dividend or other distribution with respect to any shares of its capital stock or any security exercisable for or convertible into any shares of its capital stock, (vi) acquire or agree to acquire oil or gas properties or other material assets, or acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, for an aggregate purchase price in excess of $150,000, (vii) enter into or renew any agreements, contracts or other commitments (A) exceeding $100,000 in cost of value that are not expected to be fully performed within 30 days after the Closing (other than (1) oil and gas marketing agreements (excluding hedging arrangements) entered into in the ordinary course of business consistent with past practices or (2) commitments for expenditures reflected in the LKA Reserve Report as expenditures planned for 1997) or (B) not in the ordinary course of business consistent with past practice, or (viii) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) the Company shall not, nor shall it permit any of its Subsidiaries to, except as required to comply with applicable law and other than acceleration of vesting permitted by this Agreement, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any current or former director, officer or employee, (ii) increase in any manner the compensation or fringe benefits of any director, executive officer or employee; provided, however, that the Company shall be permitted to award normal salary increases to employees (other than executive officers) of the Company in the ordinary course of business that are consistent with past practice (including, without limitation, in connection with any promotion of such employee) and that, in the aggregate, do not result in a material increase in compensation expense to the Company and its Subsidiaries relative to the level in effect prior to such increase), unless consented to by Buyer, (iii) pay any benefit not provided under any existing plan or arrangement, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Plan, other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

          (e) the Company shall not, nor shall it permit its Subsidiaries to, make any change in its accounting policies or procedures, except as required under GAAP;

          (f) the Company shall use its reasonable efforts to refrain from taking, and shall use its reasonable efforts to cause its Subsidiaries to refrain from taking, any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect as of the Closing, or in any of the conditions to the transactions contemplated by this Agreement set forth in
Article IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the transactions contemplated by this Agreement;

          (g) the Company shall maintain in full force and effect all of its policies of insurance (excluding any insurance policies under which Taurus is the only named insured) in existence as of the date hereof or insurance comparable to the coverage afforded by such policies; and

          (h) the Company shall not enter into any natural gas or other future or options trading or be a party to any price swaps, hedges, futures or similar instruments without first obtaining the consent of Buyer, which consent shall not be unreasonably withheld.

          Section  7.2   Obligations of Buyer and the Company.  Each of Buyer
                         ------------------------------------
and the Company shall use its reasonable best efforts to refrain from taking any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect as of the Closing, or in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in
Article IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of Buyer or the Company to obtain any of the regulatory approvals required to consummate the transactions contemplated by this Agreement.

          Section  7.3   Notice of Breach.  Each party hereto shall promptly
                         ----------------
give written notice to each other party hereto upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that would cause any of the representations and warranties which are qualified with respect to materiality to be untrue in any respect on the Closing Date, cause any of the representations and warranties which are not so qualified to be untrue in any material respect on the Closing Date or cause a breach of any covenant contained or referenced in this Agreement and the party which made such representation, warranty or covenant will use its reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          Section  8.1   Access and Information.  (a) Upon reasonable notice,
                         ----------------------
the Company and its Subsidiaries shall afford to Buyer and to Buyer's affiliates, accountants, lenders, counsel and other representatives full access, during normal business hours (and at such other times as the parties may mutually agree) and in a manner so as not to materially interfere with the normal business operations of the Company and its Subsidiaries throughout the period prior to the Closing, to all of their properties (which shall include the right to conduct an environmental assessment thereof), books, contracts, commitments, records and personnel. During such period, the Company shall furnish promptly to Buyer (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. During the period prior to the Closing, the Company shall use reasonable efforts to make its accountants, counsel, lenders and other representatives available to Buyer and to Buyer's affiliates, accountants, lenders, counsel and other representatives at reasonable times.

          (b) Information obtained by the Buyer and the Company hereto pursuant to this Section 8.1 shall be subject to the provisions of the confidentiality agreement between Buyer and the Company dated July 16, 1997 (the "Confidentiality Agreement"), which Confidentiality Agreement remains in full force and effect. If this Agreement is terminated, each party will (i) deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, and (ii) destroy all working papers reflecting any of the confidential information contained in such documents, work papers and other material. In addition, if this Agreement is terminated neither party shall disclose, except as required by Law, the basis or reason for such termination, without the consent of the other party.

          Section  8.2   Reasonable Efforts.  Subject to the terms and
                         ------------------
conditions of this Agreement, each of the parties hereto agrees to cooperate with each other and to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (i) under applicable laws and regulations to satisfy the conditions precedent to the Closing set forth in Article IX and to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and (ii) to lift any injunction or other legal bar to the consummation of the transactions contemplated by this Agreement as soon as reasonably practicable; provided, however, that nothing in this Section or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the transaction contemplated hereby or to require any party or any affiliate of any party to hold separate or make any divestiture of a significant asset or otherwise agree to any material restriction on the operations of any party in order to obtain any waiver, consent or approval required by this Agreement; and provided, further that nothing in this Section or elsewhere in this Agreement shall require Buyer or the Company to take any action that is inconsistent with the fiduciary obligations of its Board of Directors.

          Section  8.3   No Solicitation.  Prior to the Closing, the Company
                         ---------------
shall not, nor shall the Company authorize or permit any of the Subsidiaries of the Company to, nor shall any such parties authorize or permit any of its officers, directors or employees or affiliates, as the case may be, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Subsidiaries of the Company to, directly or indirectly, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or substantially all of the business of the Company and its Subsidiaries, or all or substantially all of the capital stock of the Company, whether by merger, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Other Acquisition Transaction") or agree to endorse or recommend any such Other Acquisition Transaction or enter into an agreement relating to an Other Acquisition Transaction.

          Section  8.4   Employee Matters.
                         ----------------

          (a) Buyer will cause service with the Company and its Subsidiaries and their predecessors prior to the Effective Time to be taken into account for eligibility and vesting purposes in connection with any benefit or payroll plan, practice, policy or agreement of Buyer or any of its Affiliates in which any employee of the Company or its Subsidiaries may become entitled to participate on or after the Effective Time.

          (b) On or before the date that is six months after the Closing Date, the Company shall not terminate the Company's severance plan described in
Schedule 8.4(b) of the Company Disclosure Schedule.

          (c) The obligations of Buyer under Section 8.4 are intended to benefit, and be enforceable against Buyer directly by, the parties (other than the Company) to such agreements and the participants or former participants in such plans and their respective beneficiaries and other successors in interest, and shall be binding on all successors of Buyer.


          (d) Buyer will cause the Company to honor the Company's obligation to pay incentive compensation to Taurus employees (as described in Schedule 6.9(d)) during the term of the Taurus Purchase Option (as defined in the JEDI Agreement).

          Section  8.5   Indemnification.  (a) From and after the Closing, Buyer
                         ---------------
shall cause the Certificate of Incorporation of the Surviving Corporation or any successor corporation to contain provisions that acknowledge and agree that, to the fullest extent permitted by law, the provisions relating to limitation on liability that are set forth in Article 10 of the Certificate of Incorporation of the Company as of the date of this Agreement shall remain effective for a period of six years from the Closing Date with respect to individuals who at any time from and after the date of this Agreement and to and including the Closing Date were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the matters contemplated by this Agreement), and the Surviving Corporation shall not amend or repeal such provisions for a period of six years from the Effective Time. If, at any time during such period of six years and prior to an underwritten public offering of capital stock of the Surviving Corporation, the Surviving Corporation is unable to make any indemnification payments required by this Section 8.5, then Buyer shall be liable for such payments, but only to the extent of all dividends or other distributions paid in respect of capital stock of the Surviving Corporation prior to or upon the dissolution of the Surviving Corporation that have been made to Buyer or any of its Affiliates by the Surviving Corporation during such period.

          (b) In the event that, after the Closing, the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Buyer shall cause the Company to make proper provision so that the successors and assigns of the Company shall assume the obligations set forth in this Section 8.5.

          (c) From and after the Closing, Buyer shall cause the Bylaws of the Surviving Corporation or any successor corporation to contain provisions that acknowledge and agree that, to the fullest extent permitted by law, the provisions relating to indemnification and advancement of expenses that are set forth in the Bylaws of the Company as of the date of this Agreement shall remain effective for a period of six years from the Closing Date with respect to individuals who at any time from and after the date of this Agreement and to and including the Closing Date were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the matters contemplated by this Agreement), and the Surviving Corporation shall not amend or repeal such provisions for a period of six years from the Effective Time.

          (d) From and after the Closing, Buyer shall not permit the obligations of the Surviving Corporation or any successor corporation under this Section 8.5 to be terminated or modified in such a manner as to adversely affect any director, officer, employee, fiduciary and agent to whom this Section 8.5 applies without the consent of each affected director, officer, employee, fiduciary and agent (it being expressly agreed that the directors, officers, employees, fiduciaries and agents to whom this Section 8.5 applies shall be third-party beneficiaries of this Section 8.5).

          (e) Buyer Sub understands that the Company has entered into contractual indemnification arrangements with certain of its current directors and officers, forms of which have previously been delivered to Buyer Sub.

          (f) Buyer shall obtain, as of the Effective Time, a "run-off" insurance policy providing directors' and officers' liability insurance coverage for the persons who were directors or officers of the Company at any time during the period from, on and after February 17, 1996 to and including the Effective Time to the same extent as the directors' and officers' liability insurance coverage maintained by the Company as of the date of this Agreement, provided that such insurance coverage need only cover claims made during the period of six years immediately following the Effective Time with respect to actions taken by any such person after February 16, 1996 to and including the Effective Time.

          (g) Until December 31, 1997, the Surviving Corporation will maintain in place the Company's current health and 401(k) plans or substantially equivalent plans.

          Section  8.6   Stockholder Meeting.  The Company shall take all
                         -------------------
reasonable efforts to call and hold a stockholders meeting, as soon as practicable after the date of this Agreement but in no event later than November 25, 1997, for purposes of seeking stockholder approval of the Merger unless the stockholders of the Company have otherwise approved the Merger pursuant to unanimous written consent on the date of this Agreement.

          Section  8.7   Buyer's Obligations Regarding Buyer Sub.  Buyer agrees
                         ---------------------------------------
to take all action necessary to cause Buyer Sub to perform all obligations, and to perform all agreements, covenants and obligations, of Buyer Sub and the Surviving Corporation under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Buyer and Buyer Sub shall be liable for any breach of any covenant or agreement of Buyer Sub or the Surviving Corporation and for any breach of this covenant; provided, however, that Buyer shall not have any responsibility for, or provide any guaranties of, any actions of Buyer Sub or any obligation or liability otherwise hereunder after the Effective Time, except as expressly provided in Sections 2.6 and 8.5.

                                  ARTICLE IX

                             CONDITIONS PRECEDENT
                             --------------------

          Section  9.1   Conditions to Each Party's Obligations.  The respective
                         --------------------------------------
obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in a writing executed by Buyer and the Company subject to and in accordance with Section 10.4 hereof:

          (a) The waiting period applicable to the consummation of the transactions contemplated by this Agreement, if any, under the HSR Act shall have expired or been terminated.

          (b) No United States or state Governmental Entity or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, or otherwise preventing or prohibiting, the consummation of the transactions contemplated by this Agreement.

          (c) There shall not be pending any action, proceeding or investigation brought by any person or entity before any Governmental Entity challenging, affecting, or seeking material damages in connection with, the transactions contemplated by this Agreement.

          Section  9.2   Conditions to Obligation of the Company.  The
                         ---------------------------------------
obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived in writing by the Company in accordance with Section 10.4 hereof:

          (a) Buyer shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and on and at the Closing Date as if made on the Closing Date (except to the extent they expressly relate to the date of this Agreement or any other particular date), and the Company shall have received a certificate of the President or Chief Executive Officer (or comparable officer) of Buyer, dated the Closing Date, to that effect.

          (b) Buyer shall have executed and delivered to JEDI the Warrant Agreement in substantially the form of Exhibit A attached hereto.

          (c) Buyer shall have executed and delivered to JEDI the Registration Rights Agreement in substantially the form of Exhibit B attached hereto.

          (d) The Company shall have received the opinion of Andrews & Kurth L.L.P., counsel to Buyer and Buyer Sub, dated the Closing Date, substantially in the form of Exhibit C hereto.

          Section  9.3   Conditions to Obligations of Buyer.  The obligations of
                         ----------------------------------
Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived in writing by Buyer in accordance with Section 10.4 hereof:

          (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct, in each case when made and on and at the Closing Date as if made at such time (except, to the extent, and only to the extent, that (i) they expressly relate to the date of this Agreement or any other particular date or (ii) such representations and warranties have been amended or modified by the delivery of amendments to the Company Disclosure Schedule at least two Business Days prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Company by its President or Chief Executive Officer, dated the Closing Date, to that effect.

          (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth on Schedule 6.4 of the Company Disclosure Schedule as a result of the last sentence of Section 6.4 hereof shall have been obtained, on terms and conditions reasonably satisfactory to Buyer, and, to the extent required to be submitted prior to the Closing Date, all filings and notices set forth on Schedule 6.4 of the Company Disclosure Schedule as a result of the last sentence of Section 6.4 hereof shall have been submitted by the Company.

          (c) Buyer shall have received the opinion of Joe Callaway, General Counsel of the Company, substantially in the form of Exhibit D-1 attached hereto, and Buyer shall have received the opinion of Haynes and Boone, LLP, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit D-2 hereto.

          (d) None of the Specified Parties subject to the Employment Agreements shall have breached or anticipatorily breached any such agreements.

          (e) The Miller Employment Agreement Amendment shall have been executed and delivered by each of the Company and Miller, and the Employment Agreement between the Company and Miller shall not have been otherwise amended.

          (f) The Stockholders Agreement shall have been terminated by all of the parties thereto without the payment of consideration, or any commitment or agreement to pay any consideration, by the Company or any of its Subsidiaries to any Person, except as provided in the Stockholders Allocation Agreement.

          (g) All members of management of the Company shall have repaid all indebtedness owed by them to the Company set forth on Schedule 9.3(g) of the Company Disclosure Schedule.

          (h) Buyer shall have reasonably determined in good faith, on or before November 24, 1997, by written notice to the Company, that, had the representations and warranties of the Company in this Agreement been made without any materiality or knowledge qualifications, Buyer would suffer or experience claims, losses, damages, liabilities, diminution in value of the business, assets or operations of the Company or its Subsidiaries or other adverse economic impact from one or more breaches of such representations and warranties that in the aggregate would not exceed $10 million if the Merger were to be consummated; provided that, in the event that the Company has provided any amendment to the Company Disclosure Schedule as contemplated by Section 9.3(a), (i) the date on which Buyer may make the determination provided in this subsection (h) shall be extended to November 24, 1997 (or December 1, 1997 if the election under Section 10.1(b) has been made) and (ii) any such amendment or amendments to the Company Disclosure Schedule shall not be considered to have amended the Company Disclosure Schedule for purposes of this subsection (h). The phrase "without regard to any materiality or knowledge qualifications" shall mean that (i) references to "material" and words of similar import shall, for purposes of this Section 9.3(h), be considered to have been deleted from the text of the representations and warranties of the Company in this Agreement, (ii) references to exclusions or other qualifications for items that would not, individually or in the aggregate, have or cause, or which could reasonably be expected to have, a Company Material Adverse Effect, or phrases of similar import, shall, for such purposes, be considered to have been deleted from the text of the representations and warranties of the Company in this Agreement and (iii) references to "to the knowledge of the Company" and "to the knowledge of the Company's officers" and words of similar import shall, for purposes of this
Section 9.3(h), be considered to have been deleted from the text of the representations and warranties of the Company in this Agreement.


          (i) Each owner of Company Common Stock, Company Preferred Stock and Outstanding Options, other than JEDI, shall have executed and delivered to Buyer the Shareholder Agreement.

          (j) JEDI shall have executed and delivered to Buyer the JEDI
Agreement.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          Section  10.1  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Closing:

          (a) by mutual written consent of Buyer and the Company;

          (b) by either Buyer or the Company if the Closing shall not have occurred on or before November 26, 1997 (unless (i) either party shall have, prior to such date, given notice of its desire to extend such date to a date no later than December 3, 1997, in which case November 26, 1997 shall be extended to such date or (ii) such circumstance is the result of a breach of the terms hereof by the party exercising the termination right); provided that, in the event the Taurus Disposition has not occurred prior to November 25, 1997 (or December 2, 1997 if either party has exercised its right to extend to December 3, 1997 the termination date under this clause (b)), the Company shall not have the right to terminate this Agreement pursuant to this clause (b) until Buyer has obtained all regulatory approvals from Governmental Entities necessary to consummate the transactions contemplated by this Agreement on the basis of no Taurus Disposition having occurred, including the expiration of all waiting periods under the HSR Act, but in no event shall the Company's right to terminate be suspended for more than 45 days after December 3, 1997; or

          (c) by either Buyer or the Company upon written notice to the other parties hereto if any Governmental Entity of competent jurisdiction shall have issued (i) a final permanent order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted, or (ii) any order or directive that does not directly enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, but that would, if Buyer or the Company were to comply with such order or directive as a condition to consummating the transactions contemplated hereby, have a material adverse effect on the business, operations or financial condition of Buyer or the Company.

          Section  10.2  Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement pursuant to Section 10.1, no party hereto shall have any obligation or liability to any other party hereto except (i) that this Section
10.2 and Sections 8.1(b), 11.3, 11.7 and 11.8 shall survive any such termination and (ii) that, except as set forth herein, nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of any covenant contained in this Agreement or willful breach of any representation or warranty contained in this Agreement.

          Section  10.3  Amendment.  This Agreement may not be amended except by
                         ---------
an instrument in writing signed on behalf of each of the parties hereto.

          Section  10.4  Waiver.  At any time prior to the Closing, the parties
                         ------
hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE XI

                               GENERAL PROVISIONS
                               ------------------

          Section  11.1  Non-Survival of Representations and Warranties.  All
                         ----------------------------------------------
representations, warranties, agreements and covenants set forth in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 10.1, as the case may be, except that (i) the agreements set forth in Sections 8.4, 8.5 and 8.7 and Articles II and XI shall survive the Effective Time indefinitely and (ii) the agreements set forth in Sections 8.1(b), 10.2 and in Article XI shall survive termination indefinitely.

          Section  11.2  Notices.  All notices or other communications under
                         -------
this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (with a hard copy delivered by overnight delivery service) or by overnight delivery service, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

Coda Energy, Inc.
5735 Pineland Drive, Suite 300
Dallas, Texas 75231
Attention: General Counsel
Telecopy No.: (214) 265-4777

With a copy to:

Haynes and Boone, LLP
3100 NationsBank Plaza
901 Main Street
Dallas, Texas 75202-3789
Attention: Lanny Boeing
Telecopy No.: (214) 651-5940
Telephone No.: (214) 651-5000

if to JEDI:

c/o Enron Corp.
1400 Smith Street
Houston, Texas 77002
Attention: Donna W. Lowry
Telecopy No.: (713) 646-4039
Telephone No.: (713) 853-1939

With a copy to:
Tim Detmering
Lance Schuler
1400 Smith Street
Houston, Texas 77002
Telecopy No.: (713) 646-3750 (Detmering)
              (713) 646-3393 (Schuler)

and

if to Buyer:

Belco Oil & Gas Corp.
767 Fifth Avenue, 46th Floor
New York, New York  10583
Attention: Robert A. Belfer
Telecopy No.: (212) 644-2396
with a copy to:

Andrews & Kurth L.L.P.
4200 Texas Commerce Tower
Houston, Texas 77002
Attention: Thomas P. Mason
Telecopy No.: (713) 220-4285

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 11.2.

          Section  11.3  Expenses.  Whether or not the transactions contemplated
                         --------
by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses, provided that Buyer shall pay to Haynes and Boone, LLP 50% of the legal fees payable by the Company to Haynes and Boone, LLP, up to a maximum amount payable by Buyer of $25,000, in connection with the transactions contemplated by this Agreement.

          Section  11.4  Publicity.  So long as this Agreement is in effect,
                         ---------
neither Buyer nor the Company shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the consent of the other, which consent shall not be unreasonably withheld, unless such press release or public statement is required by law, regulation or rules of any applicable market or exchange, in which case such press release or public statement may be made after providing the other parties hereto a reasonable opportunity to comment thereon.

          Section  11.5  Interpretation.  The headings contained in this
                         --------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section  11.6  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated to the fullest extent possible.

          Section  11.7  Arbitration.  Any and all claims, demands, causes of
                         -----------
action, disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement

("Claims"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules of governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances, the parties hereby waiving their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any Person instituting a Claim under this Agreement, such Person shall provide to the other party hereto a written notice specifying the nature and basis of the Claim. The Persons who are the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims for a period not in excess of 30 days commencing after assertion of a Claim.

          Section  11.8  Miscellaneous.  This Agreement (together with the
                         -------------
exhibits and the Company Disclosure Schedule referred to herein and the Confidentiality Agreement) (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) except as provided in Section 8.4, is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or otherwise, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

          Section  11.9  Effective Date.  This Agreement shall not be effective
                         --------------
until such time as (i) each of the owners of the Company Common Stock, the Company Preferred Stock and the Outstanding Options, other than JEDI, shall have executed and delivered to the Company a Shareholder Agreement and (ii) JEDI shall have executed and delivered to the Company the JEDI Agreement, unless Buyer shall have waived, in writing, such requirement in full or in part, in which case this Agreement shall be effective at the time a copy of such waiver is delivered to the Company.

          IN WITNESS WHEREOF, Buyer, Buyer Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.


                              BELCO OIL & GAS CORP.


                              By:    /s/ Robert A. Belfer
                                  ----------------------------------
                              Name:  Robert A. Belfer
                              Title: Chairman of the Board and
                                     Chief Executive Officer


                              BELCO ACQUISITION SUB, INC.


                              By:    /s/ Robert A. Belfer
                                  ----------------------------------
                              Name:  Robert A. Belfer
                              Title: Chairman of the Board and
                                     Chief Executive Officer


                              CODA ENERGY, INC.


                              By:    /s/ Jarl P. Johnson
                                 -----------------------------------
                              Name:  Jarl P. Johnson
                              Title: Vice Chairman of the Board and Chief
                                     Operating Officer

                                                                       EXHIBIT A
                                                                       ---------
================================================================================

                               WARRANT AGREEMENT


                                    BETWEEN


                             BELCO OIL & GAS CORP.


                                      AND


                            JOINT ENERGY DEVELOPMENT

                        INVESTMENTS LIMITED PARTNERSHIP



                      -----------------------------------



                        DATED AS OF NOVEMBER _____, 1997



                      -----------------------------------



                  Warrants to Purchase 1,666,667 Common Shares


================================================================================

                               TABLE OF CONTENTS

RECITALS...................................................................    1

AGREEMENT..................................................................    1

1.  DEFINITIONS............................................................    1

2.  WARRANT CERTIFICATES...................................................    6
    2.1  Issuance of Warrant...............................................    6
    2.2  Form, Denomination and Date of Warrants...........................    6
    2.3  Execution and Delivery of Warrant Certificates....................    7
    2.4  Transfer and Exchange.............................................    7

3.  EXERCISE AND EXPIRATION OF WARRANTS....................................    8
    3.1  Right to Acquire Warrant Shares Upon Exercise.....................    8
    3.2  Exercise and Expiration of Warrants...............................    8
         (a)  Exercise of Warrants.........................................    8
         (b)  Expiration of Warrants.......................................    9
         (c)  Method of Exercise...........................................    9
         (d)  Partial Exercise.............................................    9
         (e)  Issuance of Warrant Shares...................................    9
         (f)  Time of Exercise.............................................   10
    3.3  Payment of Taxes..................................................   10
    3.4  Surrender of Certificates.........................................   11
    3.5  Shares Issuable...................................................   11

4.  DISSOLUTION, LIQUIDATION OR WINDING UP.................................   11

5.  ADJUSTMENTS............................................................   12
    5.1  Adjustments.......................................................   12
         (a)  Stock Dividends, Subdivisions and Combinations...............   12
         (b)  Certain Other Dividends and Distributions....................   12
         (c)  Reclassifications............................................   13
         (d)  Distribution of Warrants or Other Rights
              to Holders of Common Shares..................................   13
         (e)  Superseding Adjustment of Number of Warrant
              Shares into Which Each Warrant is Exercisable................   14
         (f)  Other Provisions Applicable to Adjustments under
              this Section.................................................   14
         (g)  Warrant Price Adjustment.....................................   15
         (h)  Merger, Consolidation or Combination.........................   15
         (i)  Compliance with Governmental Requirements....................   16
         (j)  Optional Tax Adjustment......................................   16
         (k)  Warrants Deemed Exercisable..................................   16

         (l)  Limitations on Certain Non-Stock Dividends...................   16
     5.2  Notice of Adjustment.............................................   16
     5.3  Statement on Warrant Certificates................................   16
     5.4  Fractional Interest..............................................   17

6.   LOSS OR MUTILATION....................................................   17

7.   RESERVATION AND AUTHORIZATION OF WARRANT SHARES.......................   18

8.   WARRANT TRANSFER BOOKS................................................   18

9.   WARRANT HOLDERS.......................................................   19
     9.1  Voting or Dividend Rights........................................   19
     9.2  Rights of Action.................................................   19
     9.3  Treatment of Holders of Warrant Certificates.....................   20
     9.4  Communications to Holders........................................   20

10.  NOTICES...............................................................   20
     10.1 Notices Generally................................................   20
     10.2 Required Notices to Holders......................................   21

11.  APPLICABLE LAW........................................................   22

12.  PERSONS BENEFITING....................................................   22

13.  COUNTERPARTS..........................................................   22

14.  AMENDMENTS............................................................   22

15.  INSPECTION............................................................   23

16.  SUCCESSOR TO THE COMPANY..............................................   23

17.  ENTIRE AGREEMENT......................................................   23

18.  HEADINGS..............................................................   23


                                   EXHIBITS

A.   List of Warrant Certificates To Be Issued.............................  A-1

B.   Form of Warrant Certificate...........................................  B-1

                               WARRANT AGREEMENT


     This WARRANT AGREEMENT, dated as of November __________, 1997 (the "Issue Date"), is entered into between BELCO OIL & GAS CORP., a Nevada corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI").

                                   RECITALS

     A. This Agreement is entered into in connection with the Agreement and Plan of Merger, dated as of October 31, 1997, by and among the Company, Belco Acquisition Sub, Inc., a Delaware corporation, and Coda Energy, Inc., a Delaware corporation (the "Merger Agreement").

     B. Pursuant to the Merger Agreement, the Company proposes to issue to JEDI 1,666,667 Warrants, as hereinafter described, each to purchase from time to time at the Warrant Exercise Price (as defined below) one Common Share (as defined below) of the Company after the Trigger Date (as defined below) and on or prior to the Expiration Date (as defined below).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

 1.  DEFINITIONS

     "Additional Common Shares" shall mean all Common Shares issued or issuable by the Company after the date of this Agreement, other than the Warrant Shares.

     "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, "Affiliate" shall not include any wholly-owned Subsidiary of the Company.

     "Agreement" shall mean this Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

     "Business Day" shall mean a day which in New York, New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

     "Capital Stock" of any Person shall mean any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock, and any warrants, options or similar rights to acquire such capital stock.


          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than any one or more Principals or their Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Principals or their Affiliates, becomes the "beneficial owner" (as such term is described in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances, (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or
(vi) a "Rule 13e-3 transaction" (as such term is defined in Rule 13e-3 under the Exchange Act). For purposes of this definition, "Principals" means (i) Robert
A. Belfer, (ii) the spouse of Robert A. Belfer, (iii) Laurence D. Belfer, (iv) the spouse of Laurence D. Belfer, (v) the lineal descendants of Robert A. Belfer, and (vi) trusts in which Robert A. Belfer, the spouse of Robert A. Belfer, Laurence D. Belfer, the spouse of Laurence D. Belfer, or a lineal descendant of Robert A. Belfer is a beneficiary, and "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Common Equity Securities" shall mean any class or series of Common Shares of the Company.

     "Common Shares" shall mean (i) the common stock, par value $.01 per share, of the Company, as constituted on the original issuance of the Warrants, (ii) any Capital Stock into which such Common Shares may thereafter be changed and
(iii) any share of the Company of any other class issued to holders of such Common Shares upon any reclassification thereof.

     "Company" shall mean the company identified in the preamble hereof and its successors and assigns.

     "Corporate Office" shall mean the executive offices of the Company located at 767 Fifth Avenue, 46th Floor, New York, New York 10583 or such other place as the Company shall locate its executive offices.

     "Current Market Price" shall mean, with respect to any security on any date:

         (1) if the Company does not have a class of equity securities registered under the Exchange Act, the value of such security (a) most recently determined as of a date within the one month preceding such date by an Independent Financial Expert using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate but without giving effect to the discount for any lack of liquidity of the security or to the fact that the Company may not have any class of equity securities registered under the Exchange Act and assuming that the Warrants are currently exercisable (in the event of more than one such determination, the determination for the later date shall be used) or (b) if no such determination shall have been made within such one month period, determined as of such date by an Independent Financial Expert as described in (a) above, or

        (2) if the Company does have a class of equity securities registered under the Exchange Act, the average of the daily Market Prices of such security for each Business Day during the period commencing thirty (30) Business Days before such date and ending on the date one day prior to such date or, if the Company has had a class of equity securities registered under the Exchange Act for less than thirty (30) consecutive Business Days before such date, then the average of the daily Market Price for all of the Business Days before such date for which daily Market Prices are available provided, however, that in the event that the Current Market Price per share of a security is determined during a period following the announcement by the Company of (A) a dividend or distribution on such a security payable in shares of such a security or securities convertible into shares of such a security, or (B) any subdivision, combination or reclassification of such security, and prior to the expiration of such thirty (30) Business Day period before such date (or, if applicable, such lesser number of Business Days before such date for which daily Market Prices are available) after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then in each such case, Current Market Price shall be properly adjusted to take into account ex-dividend trading.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Expiration Date" shall mean November __________, 2000 or such earlier date as determined in accordance with Section 4.

     "Holder" or "Warrantholder" shall mean any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register.

     "Independent" shall mean a nationally recognized investment banking firm or Person (as the case may be) (i) that does not then have, and for the ten years immediately preceding such time has not had (and, in the case of a nationally recognized investment banking firm, whose directors, officers, employees and Affiliates do not then have, and for the ten years immediately preceding such time have not had) a direct or indirect interest in the Company or any of its Subsidiaries or Affiliates or any successor to any of them and (ii) that is not then, and for the ten years immediately preceding such time was not (and, in the case of a nationally recognized investment banking firm, whose directors, officers, employees or Affiliates are not then, and for the ten years immediately preceding such time were not) an employee, consultant, advisor, director, officer or Affiliate (it being understood that the term "Independent" when applied to a director of the Company, means a non-employee director of the Company whose only relationship with the Company during the relevant period has been as a director of the Company) of the Company, any of its Subsidiaries or Affiliates or any successor to any of them.

     "Independent Financial Expert" shall mean an Independent nationally recognized investment banking firm with assets in excess of $1.0 billion selected by a majority of the members of the Board of Directors (and by a majority of the Independent members of the board, if any) of the Company.

     "JEDI" shall mean the limited partnership identified in the preamble hereof and its successors.

     "Market Price" shall mean (A) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or The Wall Street Journal, Eastern Edition, or if such newspaper is no longer published then in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered under the Exchange Act.

     "Non-Stock Dividend" shall mean any payment by the Company to all holders of its Common Shares of any dividend, or any other distribution by the Company to such holders, of any shares of Capital Stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a merger or consolidation or sale to which Section 5.1(h) applies, (ii) of any Common Shares referred to in Section 5.1(a) or (iii) of cash not in liquidation of the Company.

     "Non-Surviving Combination" shall mean any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity or becomes a wholly-owned subsidiary of another entity.

     "outstanding" shall mean, as of the time of determination, when used with respect of any Warrants, all Warrants originally issued under this Agreement except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired pursuant to Sections 3.2(b), 4 or 6 and (iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants owned by the Company or any Subsidiary or Affiliate of the Company or any Person that is at such time a party to a merger or acquisition agreement with the Company shall be disregarded and deemed not to be outstanding.

     "Person" shall mean any individual, corporation (including a business trust), partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, unincorporated association, unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "Recipient" shall have the meaning given such term in Section 3.2(e).

     "Restricted Warrants" shall have the meaning given such term in Section 2.2(b).

     "Restricted Warrant Legend" shall mean the legend so designated on the Warrant Certificate attached hereto as Exhibit A.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "Trigger Date" shall mean the earliest of (i) November __________, 1998,
(ii) the date of a Change of Control or (iii) the date of any notice given pursuant to Section 3.2(g).

     "Warrant Certificates" shall mean those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A attached hereto.

     "Warrant Price" shall mean the exercise price per Warrant Share, initially set at $27.50, subject to adjustment as provided in Section 5.1(g).

     "Warrant Register" shall have the meaning given such term in Section 8.

     "Warrant Shares" shall mean the Common Shares issuable upon exercise of the Warrants, the number of which is subject to adjustment from time to time in accordance with Section 5.

     "Warrants" shall mean those warrants issued hereunder to purchase initially up to an aggregate of 1,666,667 Warrant Shares at the Warrant Price, subject to adjustment pursuant to Section 5.

2.   WARRANT CERTIFICATES

     2.1 Issuance of Warrant.   An aggregate of 1,666,667 Warrants shall be
issued on the date of this Agreement to JEDI. The Company shall issue to JEDI Warrant Certificates evidencing such Warrants. Each Warrant Certificate issued pursuant to this Section 2.1 shall evidence the number of Warrants specified therein and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Share, subject to adjustment as provided in Section 5.

     2.2 Form, Denomination and Date of Warrants.

         (a) Warrant Certificates shall be substantially in the form of Exhibit A hereto. The Warrants shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine. Each Warrant shall be dated the date of its authentication. Any of the Warrants may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Warrants are admitted to trading, or to conform to general usage. All Warrants shall be otherwise substantially identical except as to denomination and as provided herein.

         (b) Each Warrant Certificate issued pursuant to this Agreement ("Restricted Warrants") will bear the Restricted Warrant Legend unless removed in accordance with Section 2.4.

      2.3 Execution and Delivery of Warrant Certificates.

         (a) Warrant Certificates evidencing the Warrants which may be delivered under this Agreement are limited to Warrant Certificates evidencing 1,666,667 Warrants, except for Warrant Certificates delivered pursuant to Sections 2.4, 3.2(d), 6 and 8 upon registration of transfer of, or in exchange for, or in lieu of, one or more previously issued Warrant Certificates.

         (b) At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed and delivered by the Company for issuance.

         (c) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company under corporate seal reproduced thereon and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile signature printed thereon. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such an officer.

      2.4 Transfer and Exchange.

         (a) If a holder of a Restricted Warrant wishes at any time to transfer such Restricted Warrant to a Person who wishes to take delivery thereof in the form of a Restricted Warrant, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Warrant, cause the exchange of such Restricted Warrants for one or more Restricted Warrants of any authorized denomination or denominations and exercisable for the same aggregate number of Warrant Shares. Upon receipt by the Company at its Corporate Office of (1) such Restricted Warrant, duly endorsed as provided herein, (2) instructions from such holder directing the Company to authenticate and deliver one or more Restricted Warrants exercisable for the same aggregate number of Warrant Shares as the Restricted Warrant to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Warrants to be so issued and appropriate delivery instructions, and (3) an opinion of counsel, reasonably satisfactory to the Company, to the transferor of such

Restricted Warrant to the effect that the transfer of such Restricted Warrant has been registered under the Securities Act or is exempt from registration thereunder pursuant to an applicable exemption therefrom, then the Company shall cancel or cause to be canceled such Restricted Warrant and, concurrently therewith, the Company shall execute and deliver, one or more Restricted Warrants to the effect set forth therein, in accordance with the instructions referred to above.

         (b) If Warrants are issued upon the transfer, exchange or replacement of Warrants bearing the Restricted Warrant Legend, or if a request is made to remove such Restricted Warrant Legend, the Warrants so issued shall bear the Restricted Warrant Legend, or the Restricted Warrant Legend shall not be removed, as the case may be, unless there is delivered to the Company satisfactory evidence, which may include an opinion of counsel as may be reasonably required by the Company to the effect that neither the Restricted Warrant Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or, with respect to Restricted Warrants, that such Warrants are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence the Company shall authenticate and deliver Warrant Certificates that do not bear the Restricted Warrant Legend.

         (c) No service charge shall be made to a Warrantholder for any registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.



 3.  EXERCISE AND EXPIRATION OF WARRANTS

     3.1 Right to Acquire Warrant Shares Upon Exercise.

     Each Warrant Certificate shall entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one Warrant Share at the Warrant Price, subject to adjustment as provided in this Agreement. The Warrant Price shall be adjusted from time to time as required by Section 5.1. The Warrants are exercisable at any time on and after the Trigger Date and on or prior to the Expiration Date.

     3.2 Exercise and Expiration of Warrants.

         (a) Exercise of Warrants. Subject to the terms and conditions set forth herein, including, without limitation, the exercise procedure described in
Section 3.2(c), a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day on and after the Trigger Date until 5:00 p.m., New York City time, on the

Expiration Date (subject to earlier expiration pursuant to Section 4) for the Warrant Shares purchasable thereunder.

         (b) Expiration of Warrants. The Warrants shall terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date, subject to earlier expiration in accordance with Section 4. In the event that the Warrants are to expire by reason of Section 4, the term "Expiration Date" shall mean such earlier date for all purposes of this Agreement.

         (c) Method of Exercise. The Holder may exercise all or any of the Warrants by either of the following methods:

             (i)  The Holder may deliver to the Company at the Corporate Office
         (A) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be purchased, (B) the Warrant Certificate evidencing such Warrants and (C) a sum equal to the aggregate Warrant Price for the Warrant Shares into which such Warrants are being exercised, which sum shall be paid in any combination elected by such Holder of (x) a company or personal check payable to the order of the Company and delivered to the Company at the Corporate Office, or
         (y) wire transfers in immediately available funds to the account of the Company at such banking institution as the Company shall have given notice to the Holders in accordance with Section 10.1(b); or

             (ii) The Holder may also exercise all or any of the Warrants in a "cashless" or "net-issue" exercise by delivering to the Company at the Corporate Office (A) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be delivered to such Holder and the number of Warrant Shares with respect to which such Warrants are being surrendered in payment of the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder, and (B) the Warrant Certificate evidencing such Warrants. For purposes of this subparagraph (ii), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Current Market Price per share of Common Shares minus (y) the then-current Warrant Price.

         (d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company. The Company, subject to the provisions of Section 8, as may be directed in writing by the Holder, shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered.

         (e) Issuance of Warrant Shares. Upon surrender of a Warrant Certificate evidencing Warrants in conformity with the foregoing provisions and payment of the Warrant Price in respect of the exercise of one or more Warrants evidenced thereby, when such payment is received, the Company shall thereupon, as promptly as practicable, and in any event within five Business Days after receipt by the Company of such notice of exercise, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with Section 3.5, together with an amount in cash in lieu of any fractional share(s) determined in accordance with Section 5.4. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in such notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 2.2 and Section 3.3, such other Person as shall be designated by the Holder in such notice (the Holder or such other Person being referred to herein as the "Recipient").

         (f) Time of Exercise. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which all requirements set forth in Section 3.2(c) applicable to such exercise have been satisfied. Subject to Section 5.1(f)(iv), certificate(s) evidencing the Warrant Shares issued upon the exercise of such Warrant shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Warrant Shares as of such time.

         (g) In the event that the Company shall propose any transaction which would result in a Change of Control, the Company shall send a written notice to each holder of Warrant Certificates not less than 20 days prior to the consummation of the transaction that would result in such Change of Control.


     3.3 Payment of Taxes.

     The Company shall pay any and all taxes (other than income taxes) and other charges that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants pursuant hereto. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for Warrant Shares or payment of cash to any Recipient other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or
(b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

     3.4 Surrender of Certificates.

     Any Warrant Certificate surrendered for exercise shall be promptly canceled by the Company and shall not be reissued by the Company.

     3.5 Shares Issuable.

     The number of Warrant Shares "issuable upon exercise" of Warrants at any time shall be the number of Warrant Shares into which such Warrants are then exercisable. The number of Warrant Shares "into which each Warrant is exercisable" initially shall be one share, subject to adjustment as provided in
Section 5.1.

 4.  DISSOLUTION, LIQUIDATION OR WINDING UP

     If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to all Holders of Warrant Certificates in the manner provided in Section 10 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the holders of record of the Common Shares shall be entitled to exchange their shares for moneys, securities or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, the date on which each Holder of Warrant Certificates shall be entitled to receive the moneys, securities or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price) and the date on which the rights to exercise the Warrants shall terminate.

     In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall retain any moneys, securities or other property which the Holders are entitled to receive under this Agreement. After any Holder has surrendered a Warrant Certificate to the Company, the Company shall make payment in the appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate. The Company shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 4.

 5.  ADJUSTMENTS

     5.1 Adjustments.

     The number of Warrant Shares into which each Warrant is exercisable and the Warrant Price shall be subject to adjustment from time to time after the Issue Date in accordance (and only in accordance) with the provisions of this Section 5:

         (a) Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time after the date hereof the Company shall:

             (i) pay to the holders of its Common Shares a dividend payable in, or make any other distribution on any class of its capital stock in, Common Shares (other than a dividend or distribution upon a merger or consolidation or sale to which Section 5.1(h) applies);

             (ii) subdivide its outstanding Common Shares into a larger number of Common Shares (other than a subdivision upon a merger or consolidation or sale to which Section 5.1(h) applies); or

             (iii) combine its outstanding Common Shares into a smaller number of Common Shares (other than a combination upon a merger or consolidation or sale to which Section 5.1(h) applies);

then, (x) in the case of any such dividend or distribution, effective immediately after the opening of business on the day after the date for the determination of the holders of Common Shares entitled to receive such dividend or distribution or (y) in the case of any subdivision or combination, effective immediately after the opening of business on the day after the day upon which such subdivision or combination becomes effective, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number of Warrant Shares determined by (A) in the case of any such dividend or distribution, multiplying the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the day for determination by a fraction (not to be less than one), (1) the numerator of which shall be equal to the sum of the number of Common Shares outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (2) the denominator of which shall be equal to the number of Common Shares outstanding at the close of business on such date for determination, or (B) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the day upon which such subdivision or combination becomes effective.

         (b) Certain Other Dividends and Distributions. In case at any time or from time to time after the date hereof the Company shall effect a Non-Stock Dividend (other than any dividend or distribution of any warrants, options or rights referred to in
Section 5.1(d)), then, and in each such case, effective immediately after the opening of business on the day after the date for the determination of the holders of Common Shares entitled to receive such distribution, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of Warrant Shares into which each Warrant is exercisable immediately prior to the close of business on the date of determination by a fraction, (i) the numerator of which shall be the Current Market Price per Common Share on such date of determination and (ii) the denominator of which shall be such Current Market Price per Common Share minus the portion applicable to one Common Share of the fair market value (as determined in good faith by the Board of Directors of the Company) of such securities or other assets so distributed pursuant to such Non-Stock Dividend.

         (c) Reclassifications. A reclassification of the Common Shares (other than any such reclassification in connection with a merger or consolidation or sale to which Section 5.1(h) applies) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Shares of such shares of such other class of stock for the purposes and within the meaning of Section 5.1(b) (and the effective date of such reclassification shall be deemed to be "the date for the determination of the holders of Common Shares entitled to receive such distribution" for the purposes and within the meaning of Section 5.1(b)) and, if the outstanding number of Common Shares shall be changed into a larger or smaller number of Common Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Shares for the purposes and within the meaning of Section 5.1(a) (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" for the purposes and within the meaning of
Section 5.1(a)).

         (d) Distribution of Warrants or Other Rights to Holders of Common Shares. In case at any time or from time to time after the Effective Date the Company shall make a distribution to all holders of outstanding Common Shares of any warrants, options or other rights to subscribe for or purchase any Additional Common Shares or securities convertible into or exchangeable for Additional Common Shares (other than a distribution of such warrants, options or rights upon a merger or consolidation or sale to which Section 5.1(h) applies), whether or not the rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which Additional Common Shares may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price per Common Share on the date fixed for determination of the holders of Common Shares entitled to receive such distribution, then, and for each such case, effective immediately after the opening of business on the day after the date for determination, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after such date for determination by a fraction (not less than one), (i) the numerator of which shall be the number of Common Shares outstanding at the close of business on such date for determination plus the maximum number of Additional Common Shares issuable pursuant to all such warrants or other rights and (ii) the denominator of which shall be the number of Common Shares outstanding at the close of business on such date for determination plus the number of Common Shares that the minimum consideration received and receivable by the Company for the issuance of such maximum number of Additional Common Shares pursuant to the terms of such warrants or other rights would purchase at such Current Market Price.

        (e) Superseding Adjustment of Number of Warrant Shares into Which Each Warrant is Exercisable. In case at any time after any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to Section 5.1(d) on the basis of the distribution of warrants or other rights or after any new adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to this Section 5.1(e), such warrants or rights shall expire, and all or a portion of such warrants or rights shall not have been exercised, then, and in each such case, upon the election of the Company such previous adjustment in respect of such warrants or rights which have expired without exercise shall be rescinded and annulled as to any then outstanding Warrants, and the Additional Common Shares that were deemed for purposes of the computations set forth in Section 5.1(d) to have been issued or sold by virtue of such adjustment in respect of such warrants or rights shall no longer be deemed to have been distributed.

        (f) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Warrant Shares into which each Warrant is exercisable and to the Warrant Price under this Section 5.1:

             (i) Treasury Stock. The sale or other disposition of any issued Common Shares owned or held by or for the account of the Company shall be deemed an issuance or sale of Additional Common Shares for purposes of this
     Section 5. The Company shall not pay any dividend on or make any distribution on Common Shares held in the treasury of the Company. For the purposes of this Section 5.1, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

             (ii) When Adjustments Are to be Made. The adjustments required by Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Warrant Shares into which each Warrant is exercisable that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Warrant Shares into which each Warrant is exercisable immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) and not previously made, would result in such minimum adjustment.

             (iii)  Fractional Interests. In computing adjustments under this
     Section 5, fractional interests in Common Shares shall be taken into account to the nearest one-thousandth of a share.

             (iv) Deferral of Issuance upon Exercise. In any case in which this
     Section 5 shall require that an adjustment to the Warrant Shares into which each Warrant is exercisable be made effective pursuant to Section 5.1(a)(i), 5.1(b) or 5.1(d) prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event, the Company may elect to defer until the occurrence of such specified event the issuing to the Holder of the Warrant Certificate evidencing such Warrant (or other Person entitled thereto) of, and may delay registering such Holder or other Person as the recordholder of, the Warrant Shares over and above the Warrant Shares issuable upon such exercise determined in accordance with
     Section 3.5 on the basis of the Warrant Shares into which each Warrant is exercisable prior to such adjustment determined in accordance with Section 3.5; provided, however, that the Company shall deliver to such Holder or other person a due bill or other appropriate instrument evidencing the right of such Holder or other Person to receive, and to become the record holder of, such Additional Common Shares, upon the occurrence of the event requiring such adjustment.

         (g) Warrant Price Adjustment. Whenever the number of Warrant Shares into which a Warrant is exercisable is adjusted as provided in this Section 5.1, the Warrant Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately thereafter.

         (h) Merger, Consolidation or Combination. In the event the Company merges, consolidates or otherwise combines with or into any Person, then, as a condition of such merger, consolidation or combination, lawful and adequate provisions shall be made whereby Warrantholders shall, in addition to their other rights hereunder, thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement upon exercise of the Warrants and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrantholders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         (i) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of any of the Warrant Shares into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non assessable Warrant Shares at such adjusted Warrant Price.

         (j) Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of Warrant Shares into which each Warrant is exercisable, or decrease the Warrant Price, in addition to those changes required by Section 5.1(a), 5.1(b), 5.1(c), 5.1(d) or 5.1(g), as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the Recipients.

         (k) Warrants Deemed Exercisable. For purposes solely of this Section 5, the number of Warrant Shares which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time, although such Warrant may not be exercisable in full at such time pursuant to Section 3.2(a).

         (l) Limitations on Certain Non-Stock Dividends. The Company agrees that it will not declare or pay any Non-Stock Dividend subject to Section 5.1(b) hereof to the extent that the fair market value of the property or other assets to be distributed in respect of one Common Share equals or exceeds the Current Market Price per Common Share at the date of determination.

     5.2 Notice of Adjustment.

     Whenever the number of Warrant Shares into which a Warrant is exercisable is to be adjusted, or the Warrant Price is to be adjusted, in either case as herein provided, the Company shall compute the adjustment in accordance with
Section 5.1, and shall, promptly after such adjustment becomes effective, cause a notice of such adjustment or adjustments to be given to all Holders in accordance with Section 10.1(b).

     5.3 Statement on Warrant Certificates.

     Irrespective of any adjustment in the number or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares initially issuable pursuant to this Agreement.

     5.4 Fractional Interest.

     The Company shall not issue fractional Warrant Shares on the exercise of Warrants. If Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised.
If any fraction of a Warrant Share would, except for the provisions of this
Section 5.4, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall, in lieu of issuing any fractional Warrant Shares, pay an amount in cash calculated by it to be equal to the then Current Market Price per Common Share on the date of such exercise multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a stock certificate representing a fraction of a Warrant Share.

 6.  LOSS OR MUTILATION

     Upon (i) receipt by the Company of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and such reasonable and customary security or indemnity as may be required by the Company to save the Company harmless and (ii) surrender, in the case of mutilation, of the mutilated Warrant Certificate to the Company and cancellation thereof, then, in the absence of notice to the Company that the Warrants evidenced thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Company as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) and (ii) of the preceding sentence were first satisfied.

     Upon the issuance of any new Warrant Certificate under this Section 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     Every new Warrant Certificate executed and delivered pursuant to this
Section 6 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

     The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

 7.  RESERVATION AND AUTHORIZATION OF WARRANT SHARES

     The Company shall at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants as herein provided, such number of its authorized but unissued Warrant Shares deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Shares are then listed. The Company covenants that (i) all Warrant Shares that may be issued upon exercise of Warrants shall upon issuance be duly and validly authorized, issued and fully paid and nonassessable and free of preemptive or similar rights and (ii) the stock certificates issued to evidence any such Warrant Shares will comply with Section 78 of the Nevada Revised Statutes (or its successor) and any other applicable law.

     The Company hereby authorizes and directs its current and future transfer agents for the Common Shares at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes.

 8.  WARRANT TRANSFER BOOKS

     The Company will maintain at the Corporate Office where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby. The Company will give prompt written notice to all Holders of Warrant Certificates of any change in the location of Corporate Office.

     The Warrant Certificates evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the Corporate Office a warrant register (the "Warrant Register") in which, subject to such reasonable regulations as the Company may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

     Subject to Section 2.4, upon surrender for registration of transfer of any Warrant Certificate at the Corporate Office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

     Subject to Section 2.4, (i) at the option of the Holder, Warrant Certificates may be exchanged at the Corporate Office upon payment of the charges herein provided for other Warrant

Certificates evidencing a like aggregate number of Warrants and (ii) whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.

     All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     Subject to Section 2.4, every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

 9.  WARRANT HOLDERS

     9.1 Voting or Dividend Rights.

     Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Shares, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in Section 4, no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no Holder shall have any right not expressly conferred by this Agreement or Warrant Certificate held by such Holder.

     9.2 Rights of Action.

     All rights of action against the Company in respect of this Agreement are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Holder of any other Warrant Certificate, may, in such Holder's own behalf and for such Holder's own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.

     9.3 Treatment of Holders of Warrant Certificates.

     Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company nor any agent of the Company shall be affected by any notice to the contrary.

     9.4 Communications to Holders.

         (a) If any Holder of a Warrant Certificate applies in writing to the Company and such application states that the applicant desires to communicate with other Holders with respect to its rights under this Agreement or under the Warrants, then the Company shall, within five (5) Business Days after the receipt of such application, and upon payment to the Company by such applicant of the reasonable expenses of preparing such list, provide to such applicant a list of the names and addresses of all Holders of Warrant Certificates as of the most recent practicable date.

         (b) Every Holder of Warrant Certificates, by receiving and holding the same, agrees with the Company that neither the Company nor any agent of either of the Company shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 9.4(a).

10. NOTICES

    10.1 Notices Generally.

         (a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

          If to the Company, to it at:

               Belco Oil & Gas Corp.
               767 Fifth Avenue, 46th Floor
               New York, New York 10583

               Attention: Chief Executive Officer
               Telecopy No.:  (212) 644-2230

          If to a Holder, to it at:

               to the address provided
               to Company upon issuance
               of the Warrants

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 10.1(a).

     All such communications shall, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively.

     Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.

         (b) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method reasonably approved in good faith by the Company as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

     10.2 Required Notices to Holders.

     In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares for which an adjustment is required to be made pursuant to Section 5, (ii) to distribute to the holders of its Common Shares rights to subscribe for or to purchase any Additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares, (iv) to effect any transaction described in Section 5.1(h) or (v) to effect the liquidation, dissolution or winding up of the Company, then, and in each such case, the Company shall give to each Holder of a Warrant

Certificate, in accordance with Section 10.1(b), a notice of such proposed action or event. Such notice shall specify (x) the date on which a record is to be taken for the purposes of such dividend or distribution; and (y) the date on which such reclassification, transaction, event, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, transaction, event, liquidation, dissolution or winding up. Such notice shall be given, in the case of any action covered by clause (i) or
(ii) above, at least ten (10) days prior to the record date for determining holders of the Common Shares for purposes of such action or, in the case of any action covered by clauses (iii) through (v), at least twenty (20) days prior to the applicable effective or expiration date specified above or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, if applicable.

     If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this Section 10.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 10.1(b) hereof.

11. APPLICABLE LAW

     THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

12. PERSONS BENEFITING

     This Agreement shall be binding upon and inure to the benefit of the Company and JEDI, and their respective successors and assigns and the Holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, JEDI and the Holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or any part hereof. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

13. COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. AMENDMENTS

     This Agreement may be amended by the Company only with the consent of the Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Warrant Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein).

     Upon execution and delivery of any amendment pursuant to this Section 14, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter delivered hereunder shall be bound thereby.

     Promptly after the execution by the Company of any such amendment, the Company shall give notice to the Holders of Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 10.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

15.  INSPECTION

     The Company may require such Holder to submit his Warrant Certificate for inspection by it.

16.  SUCCESSOR TO THE COMPANY

     So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Combination unless the acquirer (or its parent company under any triangular acquisition) shall expressly assume by a supplemental agreement, executed and delivered to the Company, in form reasonably satisfactory to the Company, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 5.1(h). Upon the consummation of such Non-Surviving Combination, the acquirer (or its parent company under any triangular acquisition) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer (or its parent company under any triangular acquisition) had been named as the Company herein.

17.  ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

18.  HEADINGS

     The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         BELCO OIL & GAS CORP.


                         By:
                             ------------------------------------------------
                              Robert A. Belfer, Chairman of the Board and
                              Chief Executive Officer


                         JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED
                         PARTNERSHIP

                         By: Enron Capital Management Limited Partnership,
                             its general partner

                         By: Enron Capital Corp., its general partner


                         By:
                            ------------------------------------------------
                         Name:
                              ----------------------------------------------
                         Title:
                               ---------------------------------------------

                                                                       EXHIBIT A


                      FORM OF FACE OF WARRANT CERTIFICATE
                      -----------------------------------



     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                             BELCO OIL & GAS CORP.

                              WARRANT CERTIFICATE
                                  EVIDENCING
                      WARRANTS TO PURCHASE COMMON SHARES


No. ________________                                      _____________ Warrants

     THIS CERTIFIES THAT, for value received, _______________________ ___________________________, or registered assigns, is the registered owner of
______________________ Warrants to Purchase Common Shares of Belco Oil & Gas Corp., a Nevada corporation (the "Company," which term includes any successor thereto under the Warrant Agreement), and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder's option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one Warrant Share for each Warrant evidenced hereby, at the purchase price of $27.50 per share (as adjusted from time to time, the "Warrant Price"), payable in full at the time of purchase, the number of Warrant Shares into which and the Warrant Price at which each Warrant shall be exercisable, each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

     The Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby, on any Business Day on and after the Trigger Date until 5:00 p.m., New York City time, on November __________, 2000 (subject to earlier expiration pursuant to Section 4 of the Warrant Agreement, the "Expiration Date") for the Warrant Shares purchasable hereunder.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

                                   BELCO OIL & GAS CORP.


[SEAL]                             By:
                                      ---------------------------
                                      Robert A. Belfer, Chairman of the Board
                                      and Chief Executive Officer

ATTEST:


--------------------------
Dated:

                       [REVERSE OF WARRANT CERTIFICATE]

                             BELCO OIL & GAS CORP.

                              WARRANT CERTIFICATE
                                  EVIDENCING
                      WARRANTS TO PURCHASE COMMON SHARES

1.   General.

     The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Purchase Common Shares ("Warrants"), limited in aggregate number to ____________________ Warrants issued under and in accordance with the Warrant Agreement, dated as of November __________, 1997 (the "Warrant Agreement"), between the Company and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), to which Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, JEDI, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the Corporate Office for inspection by the Holder hereof.

     In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

     All Warrant Shares issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for Warrant Shares or payment of cash to any Person other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Company or
(b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

     The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the Corporate Office and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for

Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees, subject to the restrictions on transfer set forth herein and in the Warrant Agreement; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the Corporate Office the Warrant Register in which, subject to such reasonable regulations as the Company may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates.

2.   Expiration.

     Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. "Expiration Date" shall mean November __________, 2000, or such earlier date as determined in accordance with the Warrant Agreement.

3.   Liquidation of the Company.

     If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, each Warrantholder shall receive the securities, money or other property which such Warrantholder would have been entitled to receive had such Warrantholder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price), and the rights to exercise such Warrants shall terminate.

4.   Anti-Dilution Adjustments.

     The number of Warrant Shares issuable upon exercise of a Warrant shall be adjusted on occurrence of certain events, including, without limitation, the payment of certain dividends on, or the making of certain distributions in respect of, the Common Shares, including the distribution of rights to purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price below the Current Market Price. An adjustment shall also be made in the event of a combination, subdivision or reclassification of the Common Shares. Adjustments will be made whenever and as often as any specified event requires an adjustment to occur.

5.   Procedure for Exercising Warrant.

     Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by either of the following methods:

          (A) The Holder may deliver to the Corporate Office (i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant Certificate and (iii) a sum equal to the aggregate Warrant Price for the Warrant Shares into which the Warrants represented by this Warrant Certificate are being exercised, which sum shall be paid in any combination elected by such Holder of (x) certified or official bank checks in New York Clearing House funds payable to the order of the Company and delivered to the Corporate Office, or (y) wire transfers in immediately available funds to the account of the Company at such banking institution as the Company shall have given notice to the Holders in accordance with the Warrant Agreement; or

          (B) The Holder may also exercise all or any of the Warrants in a "cashless" or "net-issue" exercise by delivering to the Company at the Corporate Agency Office (i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be delivered to such Holder and the number of Warrant Shares with respect to which Warrants represented by this Warrant Certificate are being surrendered in payment of the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder, and (ii) this Warrant Certificate. For purposes of this subparagraph (B), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Current Market Price per share of Common Shares minus (y) the then-current Warrant Price.

6.   Registered Holder.

     Prior to due presentment of this Warrant Certificate for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

7.   Amendment.

     The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company with the consent of the Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants.

8.   Status as Warrantholder.

     Prior to the exercise of the Warrants, except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Shares of the Company, including, without limitation, the right to vote at, or to receive any notice of, any meetings of stockholders of the Company; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided with respect to the dissolution, liquidation or winding up of the Company, no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no Holder shall have any right not expressly conferred by the Warrant Agreement or Warrant Certificate held by such Holder. Notwithstanding anything herein to the contrary, if the Company declares and pays any cash dividend or makes any distribution in cash in respect of its Common Shares, it shall pay each Holder of Warrants an amount in cash equal to the amount that such Holder would have received had it been a holder of record of the Warrant Shares issuable upon exercise of its Warrants immediately prior to the record date for such dividend or distribution.

9.   Governing Law.

     THIS WARRANT CERTIFICATE, EACH WARRANT EVIDENCED THEREBY AND THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

10.  Definitions.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                               FORM OF EXERCISE
                               ----------------

     In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise ____________________ Warrants evidenced by this Warrant Certificate or represents that such Holder has tendered the Warrant Price for each of the Warrants evidenced hereby being exercised in the aggregate amount of $_________ in the indicated combination of:

             (i)  cash ($____________);

             (ii) certified bank check payable to the order of the Company ($________);

             (iii) official bank check in New York Clearing House funds payable to the order of the Company ($_________);

             (iv) or wire transfer in immediately available funds to the account designated by the Company for such purpose ($________); or

             (v) "cashless" or "net-issue" exercise with respect to ________ Warrants pursuant to Section 3.2(c)(ii) of the Warrant Agreement and
     Section 5(A) of this Warrant Certificate.

     The undersigned requests that the Warrant Shares issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

     If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:__________________________    Name:______________________________
                                              (Please Print)
________________________________
(Insert Social Security or Other    Address:___________________________
 Identifying Number of Holder)      ___________________________________

                                    ___________________________________
                                      Signature

Signature Guaranteed:


_____________________________


     Instructions (i) as to denominations and names of Warrant Shares issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:



_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                   Assignment
                                   ----------

          (Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

     FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

          Please insert social security
          or other identifying number

          ____________________________


_________________________________________________
(Please print name and address including zip code)


_________________________________________________

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:

                                    ______________________________
                                    Signature



Signature Guaranteed:


_______________________________

                                                                       EXHIBIT B
                                                                       ---------

                                 JEDI AGREEMENT


          THIS JEDI AGREEMENT (together with all attached appendices hereto, this "Agreement") is effective as of the Effective Date (as hereinafter defined) by and among Coda Energy, Inc., a Delaware corporation ("Coda"), Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), and Belco Oil & Gas Corp., a Nevada corporation ("Belco").

          A. Belco, Belco Acquisition Sub, Inc., a Delaware corporation ("Belco Sub"), and Coda are contemporaneously entering into an Agreement and Plan of Merger dated as of October 31, 1997 (the "Acquisition Agreement") providing for the acquisition of Coda by Belco through a merger of Belco Sub with and into Coda, with Coda as the surviving corporation (the "Merger").

          B.   JEDI is the majority shareholder of Coda.

          C. This Agreement is intended to be executed and delivered simultaneously with the execution and delivery of the Acquisition Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

          1.   Representations, Warranties and Covenants of JEDI.  JEDI hereby
               -------------------------------------------------
represents, warrants and covenants to Buyer as follows:

          (a) JEDI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the partnership power to carry on its business as it is now being conducted. Appendix B-1 attached hereto sets forth as of the date hereof the names of the general partner and the limited partner of JEDI and their respective percentages of ownership.

          (b) JEDI has the requisite partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by JEDI and the consummation of the transactions contemplated hereby by JEDI have been duly authorized by all necessary partnership action on the part of JEDI. This Agreement has been duly executed and delivered by JEDI and, assuming the due authorization, execution and delivery of this Agreement by Belco, this Agreement constitutes a legal, valid and binding obligation of JEDI enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by JEDI will
     (i) conflict with or violate the partnership agreement of JEDI or (ii) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, instrument, or loan agreement pursuant to which JEDI is a borrower, or any license, franchise, permit, order, decree, concession, lease, judgment, statute, law, ordinance, rule or regulation applicable to JEDI or its assets, other than, in the case of clause (ii) only, such breaches, defaults, violations and rights that would not have a JEDI Material Adverse Effect (as defined below). No filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by JEDI of the transactions contemplated by this Agreement, except where failure to make such filing or registration or obtain such authorization, consent or approval would, individually or in the aggregate, not result in a direct or indirect material adverse effect on the business, assets, conditions (financial or otherwise), liabilities or operations of JEDI or JEDI's ability to consummate the transactions contemplated by this Agreement (a "JEDI Material Adverse Effect").

          (d) JEDI holds of record and owns beneficially the number of shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") and the number of shares of 15% Cumulative Preferred Stock, par value $0.1 per share of the Company ("Company Preferred Stock") specified in Appendix B-2 attached hereto, free and clear of any lien, mortgage, security interest, pledge, claim, judgment, option, warrant, purchase right or other encumbrance of any kind except as set forth in the Stockholders Agreement dated October 30, 1995, as amended January 10, 1996, among Coda and the shareholders and optionholders of Company Common Stock and Company Preferred Stock (as amended, the "Stockholders Agreement") and except for encumbrances created by this Agreement and restrictions on sales of securities under applicable securities laws. Except for the Stockholders Agreement, the Stockholders Allocation Agreement attached hereto as Appendix B-3 (the "Stockholders Allocation Agreement") and this Agreement, JEDI is not a party to any option, warrant, purchase right, or other contract or commitment that could require JEDI to sell, transfer, or otherwise dispose of any shares of Company Common Stock or Company Preferred Stock. Except for this Agreement and the Stockholders Allocation Agreement, JEDI is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any shares of Company Common Stock or Company Preferred Stock.

          (e) The Warrants (the "Warrants") to acquire shares of Common Stock, par value $.01 per share, of Belco (the "Warrant Shares") pursuant to the Acquisition Agreement are being acquired by JEDI for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and JEDI has no present intention or plan to effect any distribution of the Warrants or the Warrant Shares not in compliance with the Securities Act of 1933, as amended.

          (f) At the Closing (as defined in the Acquisition Agreement), JEDI shall pay all fees and expenses payable to Petrie Parkman & Co. by Coda pursuant to the letter agreement dated March 21, 1997 between Petrie Parkman & Co. and Coda, as supplemented by that certain letter from Petrie Parkman & Co. to Coda dated October 24, 1997 (the "Petrie Parkman Agreement"). Other than the Petrie Parkman Agreement, JEDI has not made any arrangements with any broker, finder or investment banker that would require Belco or Coda to pay any fee or commission if the transactions contemplated by the Acquisition Agreement are consummated.

          (g) The representations and warranties of Coda set forth in Section
     6.25 of the Acquisition Agreement are true and correct.

          (h) JEDI hereby (i) covenants and agrees to vote all shares of Coda Stock held by JEDI for the Merger at any meeting of shareholders of Coda held for purposes of acting upon the Merger and (ii) grants Belco an irrevocable proxy, coupled with an interest, to vote all shares of Coda Stock held by JEDI in favor of the Merger at any meeting of shareholders of Coda held for purposes of acting upon the Merger; provided that nothing in this subsection (h) shall invalidate any action taken by written consent of stockholders pursuant to the Stockholders Allocation Agreement.

          (i) JEDI hereby relinquishes, waives and releases forever, effective as of the Closing, any and all rights under Delaware law or otherwise to dissent to the Merger, including without limitation any and all rights to seek appraisal of the shares of Coda Stock or to seek consideration for shares of Coda Stock in the Merger other than as provided in the Acquisition Agreement; provided, however, nothing contained in this Agreement shall prevent JEDI from asserting any and all rights JEDI may have under the Stockholders Allocation Agreement.

          (j) JEDI represents and warrants that the Stockholders Agreement shall terminate in accordance with the terms of the Stockholders Allocation Agreement.

          (k) JEDI hereby relinquishes, waives and releases forever, effective as of the Closing, any and all claims of any kind whatsoever that JEDI may have against Coda or against any Affiliate (as defined in the Acquisition Agreement) of Coda, except for (i) claims arising out of rights and obligations expressly granted or continued pursuant to the Acquisition Agreement or the Stockholders Allocation Agreement, (ii) rights granted pursuant to this Agreement and (iii) such other rights and claims that JEDI may have under any agreement entered into by JEDI in connection with the transactions contemplated by Section 2.

          (l) At the Closing, JEDI shall deliver to Belco an opinion of counsel to JEDI, which counsel shall be reasonably satisfactory to Belco, substantially in the form of Appendix B-4 attached hereto.

          (m) JEDI understands and agrees that (i) Belco would not enter into the Acquisition Agreement unless this Agreement was fully executed and delivered, (ii) the actions to be taken by Belco pursuant to the Acquisition Agreement materially benefit JEDI and (iii) no additional consideration shall be payable to JEDI other than Belco executing, delivering and performing the Acquisition Agreement.

          2.   Purchase and Sale of Taurus Stock.  (a) In the event that the
               ---------------------------------
transaction contemplated by the Stock Purchase Agreement dated October 1, 1997 (the "Taurus Disposition Agreement") between Coda and Star Acquisition Co., LLC, a Nevada limited liability company ("Star"), providing for the acquisition of Taurus Energy Corp., a Texas corporation ("Taurus"), by Star through the acquisition of all of the stock of Taurus (the "Taurus Stock"), or the acquisition by another buyer on the same or better terms, has not been consummated on or before November 24, 1997 (or December 1, 1997 if either Belco or Coda has exercised its option to extend pursuant to Section 10.1(b) of the Acquisition Agreement), JEDI shall purchase from Coda, on or prior to November 25, 1997 (or December 2, 1997 if either Belco or Coda has exercised its option to extend pursuant to Section 10.1(b) of the Acquisition Agreement), the Taurus Stock on terms set forth on Schedule A attached to this Agreement and having Tax effects not less detrimental to Coda than set forth on Schedule 6.25(b) of the Company Disclosure Schedule relating to the Acquisition Agreement, provided that such terms shall not provide for any representations, warranties, covenants or other agreements from, or liability to, Coda or Belco with respect to any matter that survives, or continues after, the closing of such sale of the Taurus Stock except as provided on Schedule A; provided, further, that in the event that (i) JEDI is required pursuant to this Section 2 to purchase the Taurus Stock but JEDI is precluded from purchasing the Taurus Stock on or before the date specified above in this Section 2 due to a conflict with applicable law, any injunction or court order or the failure of JEDI to receive all necessary regulatory approvals from governmental entities necessary to permit the transfer of the Taurus Stock from Coda to JEDI, including the expiration of any applicable waiting period under the HSR Act, and (ii) the transactions contemplated by the Acquisition Agreement are consummated without any transfer of the Taurus Stock to JEDI or any other party prior to the consummation of such transactions, then JEDI shall pay to Coda, by wire transfer of immediately available funds to an account designated by Coda, One Thousand Dollars ($1,000) on the date of the consummation of the transactions contemplated by the Acquisition Agreement (the "Acquisition Closing Date"), and, upon the payment of such amount, JEDI shall have the right to purchase the Taurus Stock from Coda (the "Taurus Purchase Option"), for a period of six months following the Acquisition Closing Date, on the terms set forth on Schedule A attached hereto (except that the purchase price shall be determined by JEDI, in its sole discretion, at not less than fair market value as determined by Coda's Board of Directors (but not more than Forty Five Million Dollars ($45,000,000)), payable by wire transfer of immediately available funds to an account designated by Coda, and having Tax effects not less detrimental to Coda than set forth on
Schedule 6.25(b) of the Company Disclosure Schedule relating to the Acquisition Agreement, provided that such terms shall not provide for any representations, warranties, covenants or other agreements from, or any liability to, Coda or Belco with respect to any matter that survives, or continues after, the closing of such sale of the Taurus Stock. After the Acquisition Closing Date, the Taurus Purchase Option may be assigned, in whole but not in part, by JEDI to any person or entity, provided that any such assignment shall not relieve JEDI of any of its obligations, or any breach thereof, under this Agreement. In connection with any sale of the Taurus Stock pursuant to the exercise of the Taurus Purchase Option, Coda shall join with JEDI or JEDI's assignee in making an election under
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the purchase of Taurus and neither JEDI nor any assignee of the Taurus Purchase Option shall take any position contrary thereto for purpose of the federal income tax returns of JEDI or such assignee, as the case may be.

          (b) Until the earlier of the consummation of the sale of the Taurus Stock to JEDI or its assignee pursuant to subsection (a) above or the expiration of the six month period following the Acquisition Closing Date, Coda shall (i) use its reasonable efforts to consummate the sale of the Taurus Stock to JEDI or its assignee pursuant to paragraph (a) above, (ii) not take any action that would prevent the sale of the Taurus Stock to JEDI or its assignee pursuant to paragraph (a) above and (iii) operate the business of Taurus in the ordinary course of business consistent with past practices (except that Coda shall not have any obligation to provide funds for capital expenditures or any other purpose, provide working capital management or provide other services other than as specified in Schedule A attached to this Agreement).

          3.   Survival.  All representations, warranties, covenants, agreements
               --------
and indemnities of JEDI contained in this Agreement, or in any certificate, document or other instrument delivered in connection herewith, shall survive the Closing (as defined in the Acquisition Agreement) and, except as they relate to claims for indemnification made during the Survival Period, shall terminate and cease to be of further force and effect (a) with respect to all matters other than the matters in subparagraphs (b), (g), (j) and (k) of Paragraph 1 of this Agreement, two (2) years following the Closing Date (as defined in the Acquisition Agreement), (b) with respect to the matters in subparagraph (g) of Paragraph 1 of this Agreement, upon the expiration of the last to expire of all applicable statutes of limitations (and any extensions thereof) covering the Indemnified Transactions referred to in Section 6.25(b) of the Acquisition Agreement, and (c) with respect to matters in subparagraphs (b), (j) and (k) of Paragraph 1 of this Agreement, indefinitely (such period prior to termination, the "Survival Period"); provided that claims first asserted in writing within the Survival Period (whether or not judicial action has commenced or the amount of any such claim has become ascertainable within such period) shall not be barred.

          4.     Indemnification by JEDI.  Subject to the provisions of this
                 -----------------------
Agreement, from and after the Closing Date and with respect to claims asserted in writing within the Survival Period only, JEDI hereby agrees to indemnify and hold harmless Belco, its Affiliates (as defined in the Acquisition Agreement) and each of their respective present and former directors, officers, employees, agents, and representatives (collectively, the "Belco Indemnified Parties") from and against any and all Covered Liabilities (as hereinafter defined) arising out of, resulting from, or in any way related to (i) the breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by JEDI in this Agreement, (ii) any claims against Belco or Coda by Star (or any successor or assign of Star) in respect of the transactions contemplated by the Taurus Disposition Agreement, (iii) any claims against Belco or Coda by any purchaser of Taurus (or any successor or assign of such purchaser) pursuant to any Alternative Taurus Disposition Agreement or (iv) in the event the transactions contemplated by the Taurus Disposition Agreement are not consummated, any claims against Belco or Coda by any purchaser of Taurus by means of a purchase of stock of Taurus, a purchase of all or substantially all of the assets of Taurus, a merger or otherwise (or any successor or assign thereof). Where used in this Agreement, the term "Covered Liabilities" shall mean all direct or indirect demands, claims, notices of violation, notices of probable violation, filings, investigations, administrative proceedings, actions, causes of action, suits, other legal proceedings, judgments, assessments, damages, deficiencies, Taxes (as defined in the Acquisition Agreement), penalties, fines, obligations, responsibilities, liabilities, payments, charges, costs, and expenses of any kind or character (whether or not asserted prior to the Closing Date), and whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or otherwise, including penalties and interest on any amount payable as a result of any of the foregoing, any legal or other expenses reasonably incurred in connection with investigating or defending any claim, demand, or legal proceeding, and all amounts paid in settlement of claims, demands, or legal proceedings pursuant to Paragraph 5 of this Agreement, but only to the extent that the foregoing are valid and subsisting.

          5.   Claims.
               ------

          (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows:

              (i) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (A) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim asserted against the Indemnified Party (a "Third Party Claim") which could give rise to a right of indemnification under this Agreement and (B) transmit to the Indemnifying Party a written notice (a "Claim Notice") describing in reasonable detail (1) the nature of the Third Party Claim, (2) a copy of all papers served with respect to a Third Party Claim, if any, (3) a reasonable estimate of the amount of damages attributable to the Third Party Claim, (4) the basis of the Indemnified Party's request for indemnification under this Agreement and shall make reasonably available all information relating to the claim and personnel having knowledge relating to the substance of the claim. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Agreement and, with respect to any Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the

          Indemnifying Party, to defend the Indemnified Party against such Third Party Claims.

          (ii) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Agreement and that the Indemnifying Party elects to assume the defense of any Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, with counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this subparagraph (a)(ii) of this Paragraph 5. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if any proceeding involves both indemnified and non-indemnified claims, the Indemnified and Indemnifying Parties shall cooperate with each other in good faith and with due regard of the merits of each such claim in the defense of such proceeding, and neither party shall compromise or settle such proceeding without the consent of the other, which consent shall not be unreasonably withheld.
     The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder, or if the Indemnifying Party assumes the defense with respect to the Third Party Claim) to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action which is prejudicial and conclusively causes a final adjudication which is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (a) of this Paragraph 5 and shall bear its own costs and expenses with respect to such participation.

          (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to subparagraph (a)(ii) of this Paragraph 5, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the

     Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party in good faith to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Agreement, and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant hereto, or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all such costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Paragraph 5, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          (iv) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim, and the basis of the Indemnified Party's request for
     indemnification under this Agreement.   If the Indemnifying Party does not
     notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party timely disputes such claim as provided above, such dispute shall be resolved by arbitration pursuant to Section 13 of this Agreement.

          (v) If, with respect to any alleged claim, an Indemnified Party shall fail to deliver to the Indemnifying Party a Claim Notice or Indemnity Notice, as the case may be, in the manner herein provided and prior to expiration of the Survival Period, thereafter such Indemnified Party shall no longer have any right to seek, and hereby waives and releases any claim and right to, indemnification with respect to any such claim.

          (vi) Payments of all amounts owing by the Indemnifying Party pursuant to subparagraphs (a)(i), (ii), and (iii) of this Paragraph 5 shall be made within 60 days after the latest of (A) the settlement of the Third Party Claim, (B) the expiration of the period for appeal of a final adjudication of such Third Party

     Claim, or (c) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to subparagraph (a)(iv) of this Paragraph 5 shall be made within 60 days after the later of (x) the expiration of the 60-day Indemnity Notice period or (y) the expiration of the period for appeal of a final determination of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          (b) In determining the amount of any loss, liability, or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative tax benefit or insurance proceeds realized or to be realized by such party (or, in the case of Buyer, by the Company and its Subsidiaries), and such correlative insurance benefit shall be net of any insurance premium which becomes due as a result of such claim.

          6.     Damages.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, JEDI
                 -------
AND BELCO AGREE THAT THE RECOVERY BY ANY PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, OR OBLIGATIONS HEREUNDER, AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED PRODUCTION, AS SUCH TERMS ARE CUSTOMARILY USED IN THE OIL AND GAS INDUSTRY) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, OR OBLIGATIONS HEREUNDER. This Paragraph 6 shall operate only to limit a party's liability and shall not operate to increase or expand any contractual obligation of a party hereunder or cause any contractual obligation of a party hereunder to survive longer than provided in Paragraphs 2, 3, 4 and 5.

          7.   Express Negligence Rule.   THE RELEASE AND INDEMNIFICATION
               -----------------------
PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THOSE ARISING UNDER PARAGRAPHS 1, 2 AND 3 HEREOF, SHALL BE APPLICABLE TO AND INCLUDE A RELEASE AND INDEMNIFICATION OF THE OTHER PARTY FROM AND AGAINST ALL LIABILITIES DESCRIBED THEREIN, WHICH LIABILITIES INCLUDE LIABILITIES ARISING FROM THE SOLE, JOINT, AND/OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, OR FAULT OF THE OTHER PARTY, IF ANY. JEDI ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THIS PROVISION

COMPLY IN ALL RESPECTS WITH THE EXPRESS NEGLIGENCE RULE, AND THIS PROVISION IS CONSPICUOUS.

          8.   Exclusive Remedy.  The sole and exclusive remedy of each of the
               ----------------
Indemnified Parties from and after the Closing with respect to the matters specified in Paragraph 4 shall only be pursuant to and as provided in this Agreement.

          9.   Notices.  All notices or other communications under this
               -------
Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (with a hard copy delivered by overnight delivery service) or by overnight delivery service, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to JEDI:

c/o Enron Corp.
1400 Smith Street
Houston, Texas 77002
Attention:  Donna W. Lowry
Telecopy No.: (713) 646-4039
Telephone No.: (713) 853-1939

With a copy to:
Tim Detmering
Lance Schuler
1400 Smith Street
Houston, Texas 77002
Telecopy No.: (713) 646-3750 (Detmering)
              (713) 646-3393 (Schuler)

and

if to Belco:

Belco Oil & Gas Corp.
767 Fifth Avenue, 46th Floor
New York, New York  10583
Attention:  Robert A. Belfer
Telecopy No.:  (212) 644-2396
with a copy to:

Andrews & Kurth L.L.P.
4200 Texas Commerce Tower
Houston, Texas  77002
Attention:  Thomas P. Mason
Telecopy No.:  (713) 220-4285

and

if to Coda:

Coda Energy, Inc.
5735 Pineland Drive, Suite 300
Dallas, Texas 75231
Attention: General Counsel
Telecopy No.: (214) 265-4777

with a copy to:

Haynes and Boone, LLP
3100 NationsBank Plaza
901 Main Street
Dallas, Texas 75202-3789
Attention: Lanny Boeing
Telecopy No.: (214) 651-5940

or to such other address as any party may have furnished to the other parties in writing in accordance with this Paragraph 9.

          10.  Interpretation.  The headings contained in this Agreement are for
               --------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated to the fullest extent possible.

          12.  Effective Date.  The Effective Date shall be the date Belco and
               --------------
Coda execute and deliver the Acquisition Agreement. This Agreement shall terminate (i) upon the termination of the Acquisition Agreement in accordance with its terms or (ii) upon written agreement of all the parties to this Agreement.

          13.  Arbitration.  Any and all claims, demands, causes of action,
               -----------
disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("Claims"), even though some or all of such Claims allegedly are extra contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator, and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules of governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances, the parties hereto hereby waiving their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any party instituting a Claim under this Agreement, such party shall provide to the other party hereto a written notice specifying the nature and basis of the Claim. The party that is the subject of any Claim shall be given 30 days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims for a period not in excess of 30 days commencing after assertion of a Claim.

          14.  Miscellaneous.  This Agreement (i) constitutes the entire
               -------------
agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties. or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

                              JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP

                              By: Enron Capital Management Limited Partnership, its general partner

                              By:  Enron Capital Corp., its general partner


                              By:
                                 -----------------------------------------------
                              Name:  Timothy J. Detmering
                              Title: Agent and Attorney-in-Fact


                              BELCO OIL & GAS CORP.


                              By:
                                 -----------------------------------------------
                              Name:  Robert A. Belfer
                              Title: Chairman of the Board and
                                     Chief Executive Officer


                              CODA ENERGY, INC.


                              By:
                                 -----------------------------------------------
                              Name:  Jarl P. Johnson
                              Title: Vice Chairman of the Board and
                                     Chief Operating Officer

                                  APPENDIX B-1

                                PARTNERS OF JEDI


General Partner:  Enron Capital Management Limited Partnership; 50% interest in
                   JEDI

Limited Partner:  California Public Employees' Retirement System; 50% interest in JEDI

                                  APPENDIX B-2


      900,000 shares of Common Stock, par value $0.01 per share
      20,000 shares of 15% Cumulative Preferred Stock, par value $0.01 per share

                                  APPENDIX B-3

                       STOCKHOLDERS ALLOCATION AGREEMENT



                             DATED OCTOBER 31, 1997

                               TABLE OF CONTENTS


ARTICLE I    CERTAIN TERMS; REPRESENTATIONS AND WARRANTIES.............  1
        1.1  Certain Terms.............................................  1
        1.2  Representation and Warranties.............................  2

ARTICLE II   Allocations, Settlements, Waivers and Terminations........  3
        2.1  Employee Benefit Plan Settlement..........................  3
        2.2  Waiver of Stock Purchase Rights...........................  3
        2.3  Waiver of Preferential Purchase Rights....................  4
        2.4  Settlement of Special Management Rights...................  4
        2.5  Termination of Agreements.................................  4
        2.6  Mutual Releases...........................................  4
        2.7  Tax Withholding on Option Consideration...................  4
        2.9  Repayment of Indebtedness.................................  4
        2.10 Payments Potentially Subject to Parachute Rules...........  4
        2.11 Written Consent of the Stockholder........................  5
        2.12 Attorneys Fees............................................  5
        2.13 JEDI Waiver...............................................  6

ARTICLE III  MISCELLANEOUS.............................................  6
        3.1  Amendment; Waivers........................................  6
        3.2  Assignment................................................  6
        3.3  Notices...................................................  6
        3.4  Counterparts..............................................  7
        3.5  Headings..................................................  7
        3.6  Choice of Law.............................................  7
        3.7  Entire Agreement..........................................  7
        3.8  Cumulative Rights.........................................  7
        3.9  No Partnership............................................  7
        3.10 Number; Gender; Without Limitation; Interpretation
               of Certain Defined Terms................................  7
        3.11 Severability..............................................  7
        3.12 Third Person..............................................  7
        3.13 U.S. Currency.............................................  7
        3.14 Indemnification...........................................  8
        3.15 Arbitration...............................................  8
        3.16 Termination...............................................  8

                                      (i)

                       STOCKHOLDERS ALLOCATION AGREEMENT

     THIS STOCKHOLDERS ALLOCATION AGREEMENT (this "AGREEMENT") is entered into as of October 31, 1997, among Coda Energy, Inc., a Delaware corporation (the "CORPORATION"), and the Investors (as defined herein) listed on Schedule 1.1
                                                                ------------
hereto.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Corporation, Belco Oil & Gas Corp., a Nevada corporation ("BELCO"), and Belco Acquisition Sub, Inc., a Delaware corporation ("SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") providing for the merger of Sub with and into the Corporation (the "MERGER");

     WHEREAS, the Corporation and the Investors have previously entered into that certain Stockholders Agreement, originally entered into as of October 30, 1995, and amended by that certain Amendment No. 1 to Stockholders Agreement, entered into as of January 10, 1996 (as amended, the "STOCKHOLDERS AGREEMENT");

     WHEREAS, in conjunction with the Merger, the parties to this Agreement desire to agree upon various amounts to be paid or allocated pursuant to the Stockholders Agreement, waive certain rights afforded under the Stockholders Agreement and release claims they may have against one another.

     NOW, THEREFORE, in consideration of the mutual covenants, payments, releases and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                 CERTAIN TERMS;
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      1.1 CERTAIN TERMS.  When used herein the following terms shall have the
          -------------
meanings indicated:

     "AFFILIATE" of a Person means any Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement only, Enron Corp., a Delaware corporation, and each of its subsidiaries shall be deemed to be Affiliates of JEDI.

     "AGREEMENT" shall have the meaning set forth in the opening paragraph.

     "CAPITAL STOCK" means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

     "CLAIMS" shall have the meaning set forth in Section 3.16.

     "COMMON STOCK" means shares of the common stock, par value $.01 per share, of the Corporation.

     "COMMON STOCK EQUIVALENTS" means any and all rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible into or exchangeable for, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event, but does not include Common Stock or the Special Management Rights.

     "CORPORATION" shall have the meaning set forth in the opening paragraph.

     "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 2.1.

     "INDEMNITEES" shall have the meaning set forth in Section 3.14.

     "INDEMNITOR" shall have the meaning set forth in Section 3.14.

     "INVESTORS" means JEDI and the Management Investors listed on Schedule 1.1.
                                                                   ------------

     "JEDI" shall mean Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

     "MANAGEMENT GROUP" means all of the Management Investors.

     "MANAGEMENT INVESTOR" means each of the Persons identified as a Management Investor on Schedule 1.1 hereto, but excluding any such Person who ceases to be
            ------------
a Party.

     "MERGER" shall have the meaning set forth in the recitals.

     "MERGER AGREEMENT" shall have the meaning set forth in the recitals.

     "NOTICE" shall have the meaning set forth in Section 3.3.

     "PARTY" means each Investor and the Corporation.

     "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency of political subdivision thereof.

     "PREFERRED STOCK" means shares of 15% Cumulative Preferred Stock, par value $0.01 per share, of the Corporation.

     "SPECIAL MANAGEMENT RIGHTS" shall have the meaning set forth in Section
2.4.

     "SUB" shall have the meaning set forth in the recitals.

      1.2 REPRESENTATION AND WARRANTIES. (a) Each of the Investors (as to itself
          -----------------------------
or himself only) represents and warrants to the Corporation and other Investors that as of the date hereof and at the Effective Time (as defined in the Merger Agreement):

          (i) such Investor has full power and authority to execute and deliver this Agreement and the execution and delivery by such Investor of this Agreement have been duly authorized by all necessary action;

          (ii) this Agreement has been duly and validly executed and delivered by such Investor and constitutes the binding obligation of such Investor, enforceable against such Investor in accordance with its terms;

          (iii) such Investor owns of record and beneficially as of the date of this Agreement the number of shares of Preferred Stock, Common Stock and such Common Stock Equivalents as are set forth on Schedule 1.1, and such
                                                       ------------
     Preferred Stock, Common Stock and Common Stock Equivalents are owned by such Investor free and clear of all liens and other encumbrances arising by, through or under such Investor except for this Agreement, the Stockholders Agreement, a Security Agreement, if any, executed by such Investor in favor of the Corporation (as to each Investor, a "SECURITY AGREEMENT") and the agreements creating such Common Stock Equivalents; and

          (iv) The amounts set forth in this Agreement (including the attachments hereto) and in Article II of the Merger Agreement with respect to the Investor represent the total consideration of any kind to be received by such Investor or any Affiliate thereof pursuant to or in respect of the Merger.

     (b) The Corporation hereby represents and warrants to each Investor that:

          (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, it has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action; and

          (ii) this Agreement has been duly and validly executed and delivered by the Corporation and constitutes the binding obligation thereof, enforceable against the Corporation in accordance with its terms.

                                   ARTICLE II

               ALLOCATIONS, SETTLEMENTS, WAIVERS AND TERMINATIONS
               --------------------------------------------------

      2.1 EMPLOYEE BENEFIT PLAN SETTLEMENT.  Sections 2.4 and 6.6 of the
          --------------------------------
Stockholders Agreement provide that there shall be contributed to the EMPLOYEE BENEFIT PLAN (as defined in the Stockholders Agreement) shares of Common Stock, SPECIAL MANAGEMENT SHARES (as defined in the Stockholders Agreement) or cash paid in lieu thereof. In lieu of the implementation of the Employee Benefit Plan, the Corporation and the Investors hereby agree that there shall be paid by JEDI to the Corporation, as a capital contribution immediately prior to the Merger, $1,070,942.01 to be distributed as a performance bonus by the Corporation (less applicable tax withholding) to those persons to be determined by the Management Group prior to the Merger and identified in writing to the Corporation. This payment will be made by wire transfer of immediately available funds on the Effective Date. The Corporation shall immediately distribute such funds to those persons and in the amounts set forth in the notice from the Management Group referenced in the immediately preceding sentence. The cash payment provided for in this Section 2.1 shall constitute a complete settlement of the obligations set forth in Sections 2.4 and 6.6 of the Stockholders Agreement.

      2.2 WAIVER OF STOCK PURCHASE RIGHTS.  Section 3.1 of the Stockholders
          -------------------------------
Agreement provides for certain share purchase rights in the event of an issuance of Capital Stock by the Corporation. The Investors hereby waive any and all rights they may have under said Section 3.1 to acquire any Capital Stock issued or issuable in connection with the Merger.

      2.3 WAIVER OF PREFERENTIAL PURCHASE RIGHTS.  Section 4.3 of the
          --------------------------------------
Stockholders Agreement provides for certain preferential rights on the part of the Investors. The Investors hereby waive any and all rights they may have under said Section 4.3 in connection with the Merger.

      2.4 SETTLEMENT OF SPECIAL MANAGEMENT RIGHTS.  The Investors acknowledge
          ---------------------------------------
that the Merger constitutes a Trigger Event (as defined in the Stockholders Agreement) under Article VI of the Stockholders Agreement. Accordingly, each Management Investor would be entitled to a cash payout on his Special Management Rights (as defined in the Stockholders Agreement) as set forth in Article VI of the Stockholders Agreement. In full and complete payment of any amounts owed to the Management Investors under Article VI of the Stockholders Agreement, and notwithstanding any term or calculation set forth in said Article VI to the contrary, each Management Investor agrees to accept, and JEDI promises to pay to the Corporation (for the benefit of and distribution to each Management Investor), as a capital contribution immediately prior to the Merger, the cash payout on his Special Management Rights set forth opposite his name on Schedule
                                                                       --------
1.1 hereto under the column headed "Special Management Rights Payment" found
---
under either the heading "Assuming Taurus is Sold for $45 Million" or the heading "Assuming Taurus is Not Sold," as applicable; provided, however, that if Taurus is sold prior to the Effective Time for less than $45.0 million, the Special Management Rights Payment to be made by JEDI hereunder shall equal $25,702,607, in the aggregate, less the aggregate Common Stock Consideration and aggregate Option Consideration (as such terms are defined in the Merger Agreement) received by the Management Group pursuant to the Merger Agreement to be allocated among the Management Group proportionately in the same manner as reflected on Schedule 1.1. This payment shall be made by wire transfer of
             ------------
immediately available funds on the Effective Time. The Corporation shall immediately distribute such funds by wire transfer of immediately available funds to those persons and in the amounts described on Schedule 1.1 hereto as it
                                                       ------------
may be adjusted by the Corporation prior to the Effective Time to reflect the sale of Taurus for less than $45 million. The Investors further agree that, conditioned upon consummation of the Merger, the daily accrual provided in
Section 6.4 of the Stockholders Agreement shall end on the earlier of the date of the Effective Time or November 30, 1997. Upon receipt of the Special Management Rights, each Management Investor shall pay to the Corporation all applicable tax withholding in accordance with the Corporation's written notification delivered prior to the Effective Time.

      2.5 TERMINATION OF AGREEMENTS. Effective as of the Effective Time, the
          -------------------------
Stockholders Agreement and the Business Opportunity Agreement, entered into as of October 30, 1995, among the Investors and certain other parties thereto shall be terminated without any further effect.

      2.6 MUTUAL RELEASES.  Each party hereto shall execute and deliver at the
          ---------------
Merger closing a release in the form of Exhibit A attached to this Agreement.
                                        ---------

      2.7 TAX WITHHOLDING ON OPTION CONSIDERATION.  Upon receipt of the Option
          ---------------------------------------
Consideration (as defined in the Merger Agreement) each Management Investor shall pay to the Corporation all applicable tax withholding thereon in accordance with the Corporation's written notification delivered prior to the Effective Time.

     2.8. NO AMENDMENT, MODIFICATION OR WAIVER.  Other than as expressly set
          ------------------------------------
forth in this Agreement, this Agreement does not in any way modify, amend or waive any provision of the Stockholders Agreement, and all other provisions of the Stockholders Agreement shall remain in full force and effect until terminated in accordance with Section 2.5 hereof.
                              -----------

      2.9 REPAYMENT OF INDEBTEDNESS.  All indebtedness of an Investor owed to
          -------------------------
the Corporation (as set forth on Schedule 2.9 hereto) shall be repaid in full at
                                 ------------
the Effective Time.

      2.10  PAYMENTS POTENTIALLY SUBJECT TO PARACHUTE RULES. Simultaneously with
            -----------------------------------------------
this Agreement, Douglas H. Miller ("MILLER") and the Corporation are executing and entering into that certain Amendment to Executive Employment Agreement, to be effective as of the Effective Time. Pursuant to such Amendment, the Corporation will make payment to Miller at the Effective Time in the amount of $1,123,875.57. All or a portion of the payments described in Sections 2.1, 2.4,
2.7 and 2.10 and the schedules attached hereto, when combined with other payments occurring in connection with the change in the ownership or control of the Corporation, could be considered an "EXCESS PARACHUTE PAYMENT" under Internal Revenue Code ("IRC") section 280G. If any of these payments are considered to be excess parachute payments, then the Corporation will lose the corporate tax deduction related to any payments in excess of the "BASE AMOUNT" under the IRC. In addition, any individual receiving payments considered to be an excess parachute payment, must pay a 20% excise tax under IRS section 4999(a) on any amounts deemed excess parachute payments. Payments will not constitute parachute payments, if the payments are approved by the stockholders of the Corporation who before the change in ownership or control owned 75% or more of the Corporation's stock, and this Agreement is intended, among other things, to evidence such approval.

      2.11  WRITTEN CONSENT OF THE STOCKHOLDER.  The undersigned, if a holder of
            ----------------------------------
the issued and outstanding shares of Common Stock or Preferred Stock, does hereby, pursuant to the authority contained in Section 228 of the Delaware General Corporation Law and the Corporation's Bylaws, consent to, authorize and adopt the following actions with the same force and effect as if taken at a meeting of the stockholders of the Corporation, duly convened and held on this date pursuant to valid notice (notice being waived hereby):

          (i) the execution and delivery by any authorized officer of the Corporation for and on behalf of the Corporation of the Merger Agreement is hereby ratified, confirmed and approved as the valid, binding and enforceable action of the Corporation and all terms, provisions and conditions of the Merger Agreement are hereby approved and adopted;

          (ii) the merger of the Corporation with Belco Acquisition Sub, Inc., upon and subject to the terms and conditions of the Merger Agreement, all as more fully set forth therein, is hereby approved and adopted;

          (iii) the Merger Agreement constitutes an agreement of merger as contemplated by Section 251 of the Delaware General Corporation Law;

          (iv) the Corporation shall carry out the terms and provisions of the Merger Agreement and to enter into, execute, perform and carry out all other agreements, instruments, documents and certificates to be executed and delivered by the Corporation pursuant to or required or contemplated by the Merger Agreement; and

          (v) the payments described in Sections 2.1, 2.4, 2.7 and 2.10 and the schedules attached hereto are hereby ratified, confirmed and approved in all respects, including, but not limited to, those approvals contemplated under the IRC section 280G.

     The undersigned acknowledges and agrees that by virtue of his or its execution of this Agreement in connection with the merger of the Corporation authorized above, the undersigned's rights to an appraisal by a court of the fair value of his or its stock in the Corporation pursuant to Section 262 of the Delaware General Corporation Law are hereby irrevocably waived.

      2.12  ATTORNEYS FEES.  JEDI shall pay at Closing of the Merger Agreement
            --------------
the fees and expenses of Haynes and Boone, LLP (billed or incurred in its capacity as counsel to the Corporation in respect of the Merger Agreement) in excess of the amount to be reimbursed by Belco pursuant to Section 11.3 of the Merger Agreement.

      2.13  JEDI WAIVER.  Conditioned upon consummation of the Merger, JEDI and
            -----------
the Corporation hereby waive compliance with the redemption obligations set forth in Article IV, Section 2(a)(3) of the Corporation's Restated Certificate of Incorporation.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

      3.1 AMENDMENT; WAIVERS.  This Agreement may only be altered, supplemented,
          ------------------
amended or waived by the written consent of each party to this Agreement; provided, however, (i) any Party may (without the consent of any other Person) waive, in writing, any obligation owed to it hereunder by any other Party or the Corporation, and (ii) any Party may (without the consent of any other Person) waive, in writing, any right it has hereunder. Any waiver permitted hereunder may be made prospectively or retroactively.

      3.2 ASSIGNMENT.  This Agreement is not assignable.
          ----------

      3.3 NOTICES.  Any and all notices, designations, consents, offers,
          -------
acceptances, or other communications provided for herein (each a "NOTICE") shall be given in writing by personal delivery, overnight courier, or telecopy which shall be addressed, or sent, to the respective addresses or telecopy numbers as follows (or such other address or telecopy number as the Corporation or any Party may specify for itself to the Corporation and all other Parties by Notice):

The Corporation:  Coda Energy, Inc.
                  5735 Pineland Drive, Suite 300
                  Dallas, Texas  75231
                  Attention:  General Counsel
                  Telecopy No. 214-265-4777
                  Telephone No. 214-265-4706

With a copy to: Enron Corp.
                  1400 Smith
                  Houston, Texas  77002
                  Attention:  Donna W. Lowry
                  Telecopy No. 713-646-4039
                  Telephone No. 713-853-1939

                    and:

                  Tim Detmering
                  Lance Schuler
                  1400 Smith Street
                  Houston, Texas  77002
                  Telecopy No.   713-646-3750 (Detmering)
                                 713-646-3393 (Schuler)

Each Party:       To such address or telecopy number of such Party as is set forth on Schedule 1.1 hereto.
                           ------------

All Notices shall be deemed effective, delivered and received (a) if given by personal delivery, when such Notice is personally delivered at the address specified above; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; or (c) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service.

      3.4 COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

      3.5 HEADINGS.  Headings contained in this Agreement are inserted only as a
          --------
matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

      3.6 CHOICE OF LAW.  This Agreement shall be governed by the internal laws
          -------------
of the State of Texas without regard to the principles of conflicts of laws thereof.

      3.7 ENTIRE AGREEMENT.  This Agreement contains the entire understanding of
          ----------------
the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

      3.8 CUMULATIVE RIGHTS.  The rights of the Parties and the Corporation
          -----------------
under this Agreement are cumulative and in addition to all similar and other rights of the Parties and the Corporation under other agreements.

      3.9 NO PARTNERSHIP.  No term of provision of this Agreement shall be
          --------------
construed to establish any relationship of partnership, agency or joint venture between the Parties hereto.

      3.10  NUMBER; GENDER; WITHOUT LIMITATION; INTERPRETATION OF CERTAIN
            -------------------------------------------------------------
DEFINED TERMS. Pronouns, wherever used in this Agreement, and of whatever
-------------
gender, shall include Persons of every kind and character, and the singular shall include the plural whenever and as often as may be appropriate. Any reference herein to "including" and words of similar import refer to "including without limitation." When reference is made herein to specified Parties or Persons, the determination as to which Persons are thereby referenced shall be made as of the time in question. Unless the context otherwise requires, any reference herein to "or" shall also include "and," so that "A or B" shall include the possibilities of A, B, and A and B.

      3.11  SEVERABILITY.  In the event any one or more of the provisions
            ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which approximates as nearly as possible that of the invalid, illegal or unenforceable provisions.

      3.12  THIRD PERSON.  Nothing herein expressed or implied is intended or
            ------------
shall be construed to confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement.

      3.13  U.S. CURRENCY.  All payments required or permitted hereunder shall
            -------------
be paid in U.S. dollars or other lawful currency constituting legal tender of the United States of America.

      3.14  INDEMNIFICATION.  Each Party and the Corporation (the "INDEMNITOR")
            ---------------
hereby agrees to protect, defend, indemnify and hold harmless all other Parties and their respective successors, heirs and assigns (the "INDEMNITEES") against any and all claims, lawsuits, damages and other liabilities and expenses (including reasonable attorneys' fees) suffered or incurred by any of the Indemnitees and which arise out of any breach by the Indemnitor of its representations, warranties, covenants or other obligations hereunder.

      3.15  ARBITRATION.  Any and all claims, demands, causes of action,
            -----------
disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("CLAIMS"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator (with all Management Investors parties to the dispute considered to be one party) and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including without limitation any exemplary damages, treble damages, or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances. The parties hereto hereby waive their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to the institution of a Claim under this Agreement by any Person, such Person shall provide to the Corporation and all other Parties to this Agreement a written notice specifying the nature and basis of the Claim. The Persons who are the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims provided that such mediation period shall not exceed 30 days from the date such Claim is asserted.

      3.16  TERMINATION.  This Agreement shall terminate (i) upon termination of
            -----------
the Merger Agreement in accordance with its terms or (ii) upon written agreement of all the Parties to this Agreement.


                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

                                    CODA ENERGY, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    JOINT ENERGY DEVELOPMENT
                                    INVESTMENTS LIMITED PARTNERSHIP

                                    By:  Enron Capital Management Limited
                                          Partnership, its general partner

                                    By:  Enron Capital Corp.,
                                          its general partner



                                    By:
                                       -----------------------------------------
                                    Name:  Timothy J. Detmering
                                    Title: Agent and Attorney-in-Fact


                                    MANAGEMENT INVESTORS:


                                    --------------------------------------------
                                    Randell A. Bodenhamer


                                    --------------------------------------------
                                    Joe I. Callaway


                                    --------------------------------------------
                                    J. David Choisser


                                    --------------------------------------------
                                    J.W. Freeman


                                    --------------------------------------------
                                    Roy G. Harney

                                    --------------------------------------------
                                    Grant W. Henderson


                                    --------------------------------------------
                                    Jarvis A. Hensley


                                    --------------------------------------------
                                    Chris A. Jackson


                                    --------------------------------------------
                                    Jarl P. Johnson


                                    --------------------------------------------
                                    Douglas H. Miller


                                    --------------------------------------------
                                    Gary M. Nelson


                                    --------------------------------------------
                                    Gary R. Scoggins


                                    --------------------------------------------
                                    Claude A. Seaman


                                    --------------------------------------------
                                    J. W. Spencer, III


                                    --------------------------------------------
                                    Scott E. Studdard

                                                                       EXHIBIT A
                                                                       ---------

                                     RELEASE
                                    --------


     In consideration of the actions to be taken pursuant to that certain Agreement and Plan of Merger dated as of October 31, 1997 (the "AGREEMENT") by and among Belco Oil & Gas Corp., Belco Acquisition Sub, Inc. and Coda Energy, Inc. (the "COMPANY"), and the Stockholders Allocation Agreement, dated as of October 31, 1997, among the parties referenced therein, each of the individuals and entities listed on the signature pages of this Release (each such individual and entity, the "RELEASOR"), on behalf of the Releasor and the heirs, beneficiaries, personal representatives, successors and assigns of the Releasor (collectively, the "RELEASOR PARTIES"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby releases and discharges (i) the Company and the parents, subsidiaries and affiliated corporations, past and present, of the Company (the "COMPANY AFFILIATES") with respect to periods prior to the Closing (as defined in the Agreement), (ii) the directors, officers, partners, agents and employees, past and present, of the Company and the Company Affiliates in their capacities as directors, officers, partners, agents and employees, and (iii) each other Releasor and the heirs, beneficiaries, personal representatives, successors and assigns of each such other Releasor, including with respect to Joint Energy Development Investments Limited Partnership ("JEDI"), the parents, subsidiaries and affiliated corporations, past and present, of JEDI (the "JEDI AFFILIATES") with respect to periods prior to the Closing, and the directors, officers, partners, agents and employees of JEDI and the JEDI Affiliates (all such released individuals and entities referenced in clauses (i), (ii) and (iii), the "RELEASED PARTIES") from any and all actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether known or unknown, in law, admiralty, equity or otherwise, that any one or more of the Releasor Parties ever had, now has or hereafter can, shall or may have against any one

                                                                       EXHIBIT A
                                                                       ---------

or more of the Released Parties, for, upon or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Release relating to the Company or any of the Company Affiliates (such actions, causes of actions, suits, etc. collectively, "CLAIMS"), except for Claims arising out of obligations expressly granted or continued pursuant to the terms of (i) the Agreement and (ii) the documents listed on Exhibit A.
                                           ---------

     Each Releasor represents and warrants that it has made no assignment or other transfer of any interest in any of the Claims released hereby to any other party or person and that it shall file no legal action or other proceeding nor shall it take any other action that causes any other party or person to assert said released Claims against any other party to this Release.

     Each Releasor hereby acknowledges that (i) such Releasor (other than the Company) has not been represented by Haynes and Boone, LLP or any other counsel or advisors engaged by the Company in connection with this Release or any other agreements or issues related to the transactions contemplated in the Agreement,
(ii) such Releasor has had sufficient time and opportunity to review this Release and all other agreements related to the transactions contemplated in the Agreement and (iii) such Releasor has had the opportunity to engage and consult with separate counsel and advisors in connection with this Release and all other agreements or issues related to the transactions contemplated in the Agreement.

     Whenever the text hereof requires, the use of singular number shall include the appropriate plural number.

     This RELEASE may not be changed orally.

     This RELEASE may be executed in several counterparts, each of which when fully executed shall constitute but one and the same instrument.

                               *   *   *   *   *

                                                                       EXHIBIT A
                                                                       ---------

     IN WITNESS WHEREOF, each Releasor has caused this Release to be executed and delivered on this, the ____________ day of ______________, 1997.

                                    RELEASORS:

                                    Joint Energy Development Investments
                                    Limited Partnership

                                    By:  Enron Capital Management Limited
                                         Partnership, its general partner

                                    By:  Enron Capital Corp.,
                                         its general partner


                                    By:
                                       -----------------------------------------
                                    Name:  Timothy J. Detmering
                                    Title: Agent and Attorney-in-Fact


                                    Coda Energy, Inc.



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    --------------------------------------------
                                    Randell A. Bodenhamer



                                    --------------------------------------------
                                    Joe I. Callaway

                                                                       EXHIBIT A
                                                                       ---------



                                    --------------------------------------------
                                    J. David Choisser




                                    --------------------------------------------
                                    J. W. Freeman




                                    --------------------------------------------
                                    Roy G. Harney




                                    --------------------------------------------
                                    Grant W. Henderson



                                    --------------------------------------------
                                    Jarvis A. Hensley



                                    --------------------------------------------
                                    Chris A. Jackson



                                    --------------------------------------------
                                    Jarl P. Johnson



                                    --------------------------------------------
                                    Douglas H. Miller



                                    --------------------------------------------
                                    Gary M. Nelson



                                    --------------------------------------------
                                    Gary R. Scoggins

                                                                       EXHIBIT A
                                                                       ---------


                                    --------------------------------------------
                                    Claude A. Seaman



                                    --------------------------------------------
                                    J. W. Spencer, III




                                    --------------------------------------------
                                    Scott E. Studdard

                                                                       EXHIBIT A
                                                                       ---------


                              EXHIBIT A TO RELEASE



1.   Stockholders Allocation Agreement, dated October 31, 1997

2.   Shareholders Agreement, dated October 31, 1997

3. Each individual Releasor's Employment Agreement, if any, with the Company, as it may have been amended

4. Director or Officer Indemnity Agreements between Coda Energy, Inc. and certain Officers and Directors of Coda Energy, Inc.

5.   Written employment plans of Coda Energy, Inc.

6.   JEDI Agreement, dated October 31, 1997.

7. Such definitive agreements as may be entered into pursuant to Section 2 of the JEDI Agreement.

                                  APPENDIX B-4


          (a) JEDI is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has the partnership power to carry on its business as it is now being conducted.

          (b) JEDI has the requisite partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by JEDI have been duly authorized by all necessary partnership action on the part of JEDI. This Agreement has been duly executed and delivered by JEDI and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of JEDI enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate the partnership agreement of JEDI, or (ii) result in any breach or constitute a default with or without notice or lapse of time, or both, under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, instrument, or loan agreement pursuant to which JEDI is a borrower, or any license, franchise, permit, order, decree, concession, lease, judgment, statute, law, ordinance, rule or regulation applicable to JEDI or its assets, other than, in the case of clause (ii) only, such breaches, defaults, violations and losses of rights that would not have a JEDI Material Adverse Effect (as defined below). No filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by JEDI of the transactions contemplated by this Agreement, except where failure to make such filing or registration or obtain such authorization, consent or approval would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, conditions (financial or otherwise), liabilities or operations of JEDI or JEDI's ability to consummate the transactions contemplated by this Agreement ("JEDI Material Adverse Effect").

                                                                       EXHIBIT C
                                                                       ---------

          For purposes of this opinion, all capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger to which this Exhibit C is a part.

          (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to carry on its business as it is now being conducted.

          (b) Buyer has the requisite corporate power and authority to enter into the Agreement, the Warrant Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of the Agreement, the Warrant Agreement and the Registration Rights Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. The Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by the Company, the Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Warrant Agreement has been duly authorized by all necessary corporate action on the part of Buyer and has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by JEDI, constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of Buyer and has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by JEDI, constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Neither the execution, delivery and performance of the Agreement, the Warrant Agreement nor the Registration Rights Agreement by Buyer nor the consummation of the transactions contemplated hereby or thereby by Buyer will
(i) conflict with or violate the Articles of Incorporation or Bylaws of Buyer or
(ii) result in any breach or constitute a default with or without notice or lapse of time, or both, or give rise in others of any rights of termination, cancellation or acceleration under any indenture, contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer or its assets, other than, in the case of clause (ii) only, breaches, defaults, violations and losses of rights that would not have a Buyer Material Adverse Effect and that would not prevent the performance by Buyer of Buyer's obligations under the Warrant Agreement or the Registration Rights Agreement. No filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by Buyer of the transactions contemplated by the Agreement, the Warrant Agreement or the Registration Rights Agreement, except (A) for filings required to be made under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the Closing, (B) for the filing of a registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") pursuant to the Registration Rights Agreement and under state securities laws in connection with the registration of the Warrant Shares, (C) the filing of a Certificate of Merger pursuant to the DGCL and (D) except where the failure to make any such filing or registration or to obtain such authorization, consent or approval would not have a Buyer Material Adverse Effect and that would not prevent the performance by Buyer of Buyer's obligations under the Warrant Agreement or the Registration Rights Agreement.

          (d) The Buyer Warrants have been duly authorized by all necessary corporate action on the part of Buyer, and, when issued at the Closing, the Buyer Warrants will be validly issued. The shares of Buyer Common Stock issuable pursuant to the Buyer Warrants (the "Warrant Shares") have been duly authorized and, when issued upon exercise of the Buyer Warrants in accordance with the terms of the Warrant Agreement and payment of the applicable exercise price therefor, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights known to such counsel.

          (e) There is no action, suit, notice of violation, proceeding or investigation pending or contemplated or threatened against or affecting Buyer or its properties or assets before or by any Governmental Entity which relates to or challenges the legality, validity or enforceability of the Agreement, the Warrant Agreement or the Registration Rights Agreement.

          (f) Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

          (g) Buyer Sub has the requisite corporate power and authority to enter into the Agreement and to carry out its obligations thereunder. The execution and delivery of the Agreement by Buyer Sub and the consummation of the transactions contemplated thereby by Buyer Sub have been duly authorized by all necessary corporate action on the part of Buyer Sub. The Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of the Agreement by the Company, the Agreement constitutes a legal, valid and binding obligation of Buyer Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (h) Neither the execution, delivery and performance of the Agreement by Buyer Sub nor the consummation of the transactions contemplated thereby by Buyer Sub will (i) conflict with or violate the Certificate of Incorporation or Bylaws of Buyer Sub or (ii) result in any breach or constitute a default with or without notice or lapse of time, or both, or give rise in others of any rights of termination, cancellation or acceleration under any indenture, contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer Sub or its assets. No filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by Buyer Sub of the transactions contemplated by the Agreement, except for the filing of a Certificate of Merger pursuant to the DGCL.

                                                                     EXHIBIT D-1
                                                                     -----------


          For purposes of this opinion, all capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger to which this Exhibit D-1 is a part.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, condition financial or otherwise), liabilities or operations of the Company and its Subsidiaries, taken as a whole, or its ability to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect").

          (b) The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock and 40,000 shares of Company Preferred Stock. As of the Closing Date, 913,611 shares of Company Common Stock were outstanding, no shares of Company Common Stock were held in the treasury of the Company, no shares of Company Common Stock were held by Subsidiaries of the Company and 20,000 shares of Company Preferred Stock were outstanding. All the outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and non-assessable and were issued free of preemptive rights pursuant to the Company's Certificate of Incorporation or Bylaws or, to the knowledge of such counsel after due inquiry, any other instrument. As of the Closing Date, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding. As of the Closing Date, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment other than the Outstanding Options. The Company is not obligated to make any payment of cash or property in respect of any shares of capital stock or debt securities in connection with the transactions contemplated by the Agreement except pursuant to Section 4.13 of the Company Indenture.

          (c) Each Subsidiary (excluding Taurus) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its

                                     D-1-1
activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of such counsel after due inquiry, all the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any Liens, claims or encumbrances. To the knowledge of such counsel after due inquiry, there are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of the Company (other than Taurus).

          (d) Except as set forth in Schedule 5.4 of the Company Disclosure Schedule, neither the execution, delivery and performance of the Agreement nor the consummation of the transactions contemplated thereby will (i) conflict with or violate the Certificate of Incorporation or Bylaws or other charter documents of the Company or any of its Subsidiaries, or (ii) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or its or their respective assets, other than, in the case of clause (ii) only, such breaches, defaults, violations and losses of rights that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except (i) as disclosed in Schedule 5.4 of the Company Disclosure Schedule, (ii) in connection with the Exchange Act and (iii) the filing of a Certificate of Merger pursuant to the DGCL, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by the Company of the transactions contemplated by the Agreement, except where failure to make such filing or registration or obtain such authorization, consent or approval would not, individually or in the aggregate, prevent consummation of the transactions contemplated by the Agreement or have a Company Material Adverse Effect.

                                     D-1-2

                                                                     EXHIBIT D-2
                                                                     -----------


          For purposes of this opinion, all capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger to which this Exhibit D-2 is a part.

          (a) The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock and 40,000 shares of Company Preferred Stock. As of the Closing Date, 913,611 shares of Company Common Stock were outstanding, no shares of Company Common Stock were held in the treasury of the Company, no shares of Company Common Stock were held by Subsidiaries of the Company and 20,000 shares of Company Preferred Stock were outstanding. All the outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and non-assessable and were issued free of preemptive rights pursuant to the Company's Certificate of Incorporation or Bylaws or, to the knowledge of such counsel after due inquiry, any other instrument. As of the Closing Date, to such counsel's actual knowledge after due inquiry there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding. As of the Closing Date, to such counsel's actual knowledge after due inquiry there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment other than the Outstanding Options. To such counsel's actual knowledge after due inquiry, the Company is not obligated to make any payment of cash or property in respect of any shares of capital stock or debt securities in connection with the transactions contemplated by this Agreement except pursuant to Section 4.13 of the Company Indenture and the Revolving Credit Facility.

          (b) To the actual knowledge of such counsel after due inquiry, all the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any Liens, claims or encumbrances. To the actual knowledge of such counsel after due inquiry, there are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of the Company (other than Taurus).

          (c) The Company has the requisite corporate power and authority to enter into the Agreement and the corporate power and authority to carry out its obligations thereunder. The execution and delivery of the Agreement by the Company and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Agreement by Buyer

                                     D-2-1
and Buyer Sub, the Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement way be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (d) Except (i) as disclosed in Schedule 5.4 of the Company Disclosure Schedule, (ii) in connection with the Exchange Act and (iii) the filing of a Certificate of Merger pursuant to the DGCL, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by the Company of the transactions contemplated by the Agreement, except where failure to make such filing or registration or obtain such authorization, consent or approval would not, individually or in the aggregate, prevent consummation of the transactions contemplated by the Agreement or have a Company Material Adverse Effect.

                                     D-2-2

                                                                       EXHIBIT E
                                                                       ---------


                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November __, 1997, is between Belco Oil & Gas Corp., a Nevada corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (the "Shareholder").

                               R E C I T A L S:
                               ----------------

     WHEREAS, the Company and the Shareholder are simultaneously consummating the transactions contemplated by the Agreement and Plan of Merger, dated October 31, 1997, by and among the Company, Belco Acquisition Sub, Inc., a Delaware corporation, and Coda Energy, Inc., a Delaware corporation (the "Merger Agreement");

     WHEREAS, pursuant to the Merger Agreement, the Shareholder is receiving unregistered warrants (the "Warrants") to purchase shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") in a private offering transaction (the "Transaction"); and

     WHEREAS, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the General Rules and Regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, the Shareholder will be limited in the manner of the sale of the shares of Common Stock received upon exercise of the Warrants, absent registration under the Securities Act of the sale of such shares of Common Stock or the availability of exemption from the registration requirements of the Securities Act.

                              A G R E E M E N T:
                              -----------------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1.   Definitions.  The following terms have the meaning ascribed to them
          -----------
hereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" means the Shareholder or any assignee or transferee of one or more shares of Restricted Stock.

          "Restricted Stock" means the shares of Common Stock issued or issuable to the Shareholder pursuant to the Warrants and any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares of Common Stock issued pursuant to the Warrants. Any Restricted Stock will cease to be Restricted Stock when (i) a registration statement covering such Restricted Stock has been declared effective by the Commission and the Restricted Stock has been disposed of pursuant to such effective registration statement, (ii) the Restricted Stock is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) the Restricted Stock has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for the Restricted Stock not bearing a legend restricting further transfer, and the Restricted Stock may be resold without subsequent registration under the Securities Act.

          "Registration Statement" means the registration statement contemplated by this Agreement.

          "Selling Holder" means a Holder who is selling Restricted Stock pursuant to the Registration Statement.

     2.   Shelf Registration.  Subject to the provisions of Section 3, the
          ------------------
Company agrees that it shall prepare and file with the SEC, no later than the date that is 10 months after the closing of the Transaction, a registration statement (the "Pre-Exercise Registration Statement") on any form for which the Company then qualifies and the Company considers appropriate and which is available for resales of the Restricted Stock pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act or, in the event that the SEC does not permit the Company to register the Restricted Stock pursuant to the Registration Statement prior to the exercise of the Warrants, the Company agrees that, upon written notice from JEDI, it shall prepare and file a registration statement (the "Post-Exercise Registration Statement") on any form for which the Company then qualifies and the Company considers appropriate and which is available for resales of the Restricted Stock pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act (the Pre-Exercise Registration Statement and the Post-Exercise Registration Statement are collectively referred to as the "Registration Statement"). Subject to the provisions of Section 3, the Company further agrees to use its reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable thereafter and to use its reasonable efforts to cause the Registration Statement to continue to be effective until the earlier of (i) the date that is the third anniversary of the closing of the Transaction and (ii) the first date on which there are not remaining any shares of Restricted Stock. Prior to the filing of either the Pre-Exercise Registration Statement or the Post-Exercise Registration Statement, the Company shall request from each Holder the number of shares of Restricted Stock desired to be included in such Registration Statement by such Holder; provided that the Company shall only be required to include in the Post-Exercise Registration Statement shares of Restricted Stock that have been issued by the Company pursuant to the exercise of Warrants prior to the filing of the Post-Exercise Registration Statement. Subject to the provisions of this Section 2 and of Section 3 below, the Company will include in the Registration Statement all shares of Restricted Stock with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt by the applicable Holder of the Company's notice. Each such request from a Holder will specify the number of shares of Restricted Stock to be registered. Unless the Holder or Holders of a majority of the Restricted Stock to be registered in the Registration Statement shall consent in writing, the Company shall not include any other securities under the Registration Statement.

     3.   Registration Procedures.  Whenever, pursuant to Section 2, the Holders
          -----------------------
of Restricted Stock have requested that any Restricted Stock be included for registration pursuant to the Registration Statement, the Company will, subject to the provisions of Section 5, use all reasonable efforts to effect the registration of such Restricted Stock in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company shall:

          (A) prepare and file with the SEC the Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale or distribution of such Restricted Stock in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing; provided, (i) that before filing the Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority in number of shares of the Restricted Stock covered by the Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and (ii) that after the filing of the Registration Statement, the Company will promptly notify each selling Holder of Restricted Stock of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

          (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period referred to in Section 2, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the selling Holders thereof set forth in the Registration Statement;

          (C) as soon as reasonably practicable, furnish to such selling Holder, prior to filing the Registration Statement, copies of the Registration Statement as proposed to be filed, and thereafter furnish to such selling Holder such number of copies of the Registration Statement, each amendment and supplement thereto (in each case, if specified by such Holder, including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Restricted Stock owned by such selling Holder;

          (D) with reasonable promptness, use its reasonable efforts to register or qualify such Restricted Stock under such other securities or blue sky laws of such jurisdictions within the United States as any selling Holder reasonably (in light of such selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Restricted Stock owned by such selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (D), or (ii) subject itself to taxation in any such jurisdiction.

          (E) with reasonable promptness, use reasonable efforts to cause the Restricted Stock covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holder or Holders thereto to consummate the disposition of such Restricted Stock;

          (F) promptly notify each selling Holder of such Restricted Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company (or made known to the Company pursuant to the last sentence of the last paragraph of this Section 3) requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, promptly prepare and file (and if applicable, take all reasonable actions to have any amendment declared effective) any required supplement or amendment, and promptly make available to each selling Holder any such supplement or amendment;

          (G) with reasonable promptness make available for inspection by any selling Holder and any attorney, accountant or other agent retained by any such selling Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and the properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, if any, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement. Each Inspector that actually reviews Records supplied by the Company that include information that the Company identifies, in good faith, to be confidential ("Confidential Information") shall be required, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process. Each selling Holder of Restricted Stock agrees that material Confidential Information obtained by it as a result of such inspections shall not be used by it as the basis for any transactions in securities of the Company unless and until such information is made generally available to the public. Each selling Holder of Restricted Stock further agrees that it will, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information. Each selling Holder also agrees that the due diligence investigation made by the Inspectors shall be conducted in a manner which shall not unreasonably disrupt the operations of the Company or the work performed by the Company's officers and employees;

          (H) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (I)  with reasonable promptness, use its reasonable efforts to cause
all such   Restricted Stock to be listed on each securities exchange on which
the Common Stock of the   Company is then listed.

     Each selling Holder of Restricted Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (F) hereof, such selling Holder will forthwith discontinue disposition of Restricted Stock pursuant to the Registration Statement covering such Restricted Stock until such selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (F) hereof. Each selling Holder also agrees to notify the Company if any event relating to such selling Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     4.   Conditions and Limitations.  The Company's obligations under Section 2
          --------------------------
with respect to any selling Holder shall be subject to the limitation that the Company shall have received the information and documents specified in Section 5 and such selling Holder shall have observed or performed in all material respects its other covenants and conditions contained in such Section and
Section 7.

     5.   Information From and Certain Covenants of Holders of Restricted Stock.
          ---------------------------------------------------------------------
Notices and requests delivered to the Company by Holders from whom Restricted Stock is to be registered pursuant to this Agreement shall contain such information regarding the Restricted Stock to be so registered, the Holder and the intended method of disposition of such Restricted Stock as shall reasonably be required in connection with the action to be taken under the Securities Act. Any Holder whose Restricted Stock is included in the Registration Statement pursuant to this Agreement shall execute all consents, powers of attorney and other documents reasonably required to be signed by it in order to cause the Registration Statement to become effective. Each selling Holder covenants that, in disposing of such Holder's shares, such Holder shall comply with Regulation M of the SEC adopted pursuant to the Exchange Act.

     6.   Registration Expenses.  All Registration Expenses (as defined herein)
          ---------------------
will be borne by the Company. Underwriting discounts and commissions applicable to the sale of Restricted Stock shall be borne by the Holder of the Restricted Stock to which such discount or commission relates, and each selling Holder shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by such selling Holder and all other out-of-pocket expenses incurred by such selling Holder in connection with any registration under this Agreement.

     As used herein, the term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Stock), printing expenses, messenger and delivery expenses incurred by the Company, internal expenses incurred by the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, NASD fees (including filing fees and reasonable fees and disbursements of counsel in connection with compliance with NASD rules and regulations), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), fees and expenses of its independent petroleum engineers, securities act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company in connection with such registration.

     7.   Indemnification; Contribution.
          -----------------------------

          (A) Indemnification by the Company.  The Company agrees to indemnify
              ------------------------------
and hold harmless each selling Holder of Restricted Stock, its officers, directors and agents and each person, if any, who controls such selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable cost of investigation and including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder specifically for use in the Registration Statement or prospectus, or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder, or any other laws or regulations (including common law claims), committed by the Company in connection with the performance of its obligations hereunder. The Company also agrees to include in any underwriting agreement with any underwriters of the Restricted Stock provisions indemnifying and providing for contribution to such underwriters and their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7 indemnifying and providing for contribution to the selling Holders.

          (B) Indemnification by Holders of Restricted Stock.  Each selling
              ----------------------------------------------
Holder severally and not jointly agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person (other than a selling Holder), if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder committed by such Holder in connection with the disposition of such Holder's Restricted Stock, provided (x) that such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder or upon such selling Holder's behalf expressly for use therein, and (y) that no selling Holder shall be liable for any indemnification under this Section 7 in an aggregate amount which exceeds the total net proceeds received by such selling Holder from the offering. Each selling Holder also agrees to include in any underwriting agreement with underwriters of the Restricted Stock provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7 indemnifying and providing for contribution to the Company.

          (C) Conduct of Indemnification Proceedings.  If any action or
              --------------------------------------
proceeding (including any governmental investigation) shall be brought or any claim shall be asserted against any indemnified party in respect of which indemnity may be sought from an indemnifying party, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses incurred in connection with the defense thereof; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses if it is ultimately determined that such indemnified party is not entitled to indemnification or advancement of expenses hereunder. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel, subject to the indemnifying party's approval of counsel, which approval shall not be unreasonably withheld) at any time for such indemnified party. The indemnifying party shall not be liable for any settlement of any such action, claim or proceeding effected without its written consent (such consent which shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party from and against all loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (D) Contribution.  If the indemnification provided for in this Section
              ------------
7 is unavailable to the Company or the selling Holders in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments, in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

     The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(D) were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. Notwithstanding the provisions of this Section 7(D), no selling Holder shall be required to contribute an amount in excess of the amount by which the total net price at which the Restricted Stock of such selling Holder was offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   Amendments.  This Agreement may be amended or modified upon the
          ----------
written consent thereto of the Company and the Holders of a majority in number of shares of Restricted Stock.

     9.   Assignments.  This Agreement shall be binding on and inure to the
          -----------
benefit of the respective successors and assigns of the parties hereto. Without the written consent of the Company, a Holder may not assign any rights hereunder except to a transferee of such Holder of Restricted Stock aggregating 10% or more of the Restricted Stock then outstanding, provided that the foregoing will not prevent any successor by merger, consolidation or transfer of substantially all the assets of such Holder from succeeding to a Holder's rights hereunder.

     10.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
          -------------
PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

     11.  Notices.  Any notice, request, instruction, correspondence or other
          -------
documents to be given hereunder by any party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telecopier, if to a Holder, to the address specified for such person on the signature pages hereof (or such other address as a Holder may subsequently provide to the Company in writing), and if to the Company, to 767 Fifth Avenue, 46th Floor, New York, New York 10583, Attention: General Counsel, Telecopier No.: (212)644-2230. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     12.  Severability.  In case any provision in or obligation under this
          ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     13.  Arbitration.  Any and all claims, demands, causes of action, disputes,
          -----------
controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("Claims"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator, and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules of governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages, consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances, the parties hereby waiving their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any party instituting a Claim under this Agreement, such party shall provide to the other party hereto a written notice specifying the nature and basis of the Claim. The party that is the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims for a period of not in excess of 30 days commencing after assertion of a Claim.

     14.  Entire Agreement.  This Agreement is intended by the parties as a
          ----------------
final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This

Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     15.  Attorneys' Fees.  In any action or proceeding brought to enforce any
          ---------------
provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by arbitration or by the court, as the case may be, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     IN WITNESS WHEREOF, the Company and the Shareholder have caused this Agreement to be signed by their respective officers or agents thereunto duly authorized.


                              BELCO OIL & GAS CORP.


                              By:
                                 -----------------------------------
                              Name:
                              Title:
                              Telecopy No.:


                              SHAREHOLDER:


                              JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP

                              By: Enron Capital Management Limited
                                  Partnership, its General Partner

                              By: Enron Capital Corp., its General Partner

                              By:
                                 -----------------------------------
                              Name:
                              Title:
                              Address:
                              Telecopier No.:

                                                                       EXHIBIT F
                                                                       ---------

                             SHAREHOLDER AGREEMENT

          THIS SHAREHOLDER AGREEMENT (together with all appendices attached hereto, this "Agreement") effective as of the Effective Date (as hereinafter defined) by and among Belco Oil & Gas Corp., a Nevada corporation ("Belco"), Coda Energy, Inc., a Delaware corporation ("Coda"), and ________________________ (the "Shareholder").

          A. Belco and Coda contemplate entering into an Agreement and Plan of Merger dated as of October 30, 1997 (the "Acquisition Agreement") providing for the acquisition of Coda by Belco through a merger of a subsidiary of Belco with and into Coda, with Coda as the surviving corporation (the "Merger").

          B. The Shareholder is a holder of stock of Coda ("Coda Stock"), a holder of options to acquire Coda Stock or both.

          C. This Agreement is intended to be executed and delivered simultaneously with the execution and delivery of the Acquisition Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties have agreed as follows:

          1. The Shareholder hereby represents and warrants to Belco that the Shareholder (a) is a holder of Coda Stock, holding record and beneficial title to the outstanding shares of the Coda Stock set forth opposite the Shareholder's name on Appendix F-1 attached hereto, and/or (b) is the holder of options to acquire shares of Coda Stock holding record and beneficial title to options to acquire shares of Coda Stock (the "Coda Option") set forth opposite the Shareholder's name on Appendix F-1.

          2. The Shareholder hereby (i) covenants and agrees to vote all shares of Coda Stock held by the Shareholder for the Merger at any meeting of stockholders of Coda held for purposes of acting upon the Merger and (ii) grants Belco an irrevocable proxy, coupled with an interest, to vote all shares of Coda Stock held by the Shareholder in favor of the Merger at any meeting of stockholders of Coda held for purposes of acting upon the Merger; provided that nothing in this Section 2 shall invalidate any action taken by written consent of stockholders pursuant to the Stockholders Allocation Agreement attached hereto as Appendix F-2 (the "Stockholders Allocation Agreement").

          3. The Shareholder hereby relinquishes, waives and releases forever, effective as of the Closing (as defined in the Acquisition Agreement), any and all rights under Delaware law or otherwise to dissent to the Merger, including without limitation any and all rights to seek appraisal of the shares of Coda Stock or to seek consideration for shares of Coda Stock in the

Merger other than as provided in the Acquisition Agreement and the Stockholders Allocation Agreement; provided, however, nothing contained in this Agreement shall prevent the Shareholder from asserting any and all rights the Shareholder may have under the Acquisition Agreement and the Stockholders Allocation Agreement.

          4.   If the Shareholder holds a Coda Option, the Shareholder hereby
(i) agrees not to exercise any option to acquire Coda Stock pursuant to any Coda Option the Shareholder may hold, (ii) relinquishes, waives and releases forever, effective as of the Closing, any and all rights, titles and interests to acquire shares of Coda Stock, including without limitation any and all rights under any agreement between Coda and the Shareholder evidencing such option and any and all rights under the Stockholders Agreement (as hereinafter defined) to acquire shares of Coda Stock and (iii) agrees to accept the Option Consideration (as defined and provided for in the Acquisition Agreement) in exchange for the Shareholder's agreements in clauses (i) and (ii) above in this Paragraph 4; provided, however, nothing contained in this Agreement shall prevent the Shareholder from (x) receiving the Option Consideration in exchange for such options or (y) asserting any and all rights the Shareholder may have under the Stockholders Allocation Agreement.

          5. Coda and the Shareholder, severally and not jointly, represent and warrant to Belco that each entered into a Stockholders Agreement dated October 30, 1995, as amended January 10, 1996, among Coda and the shareholders and optionholders of Coda Stock (as amended, the "Stockholders Agreement"). Coda and the Shareholder hereby covenant and agree that the Stockholders Agreement shall terminate in accordance with terms of the Stockholders Allocation Agreement; provided, however, nothing contained in this Agreement shall prevent the Shareholder from asserting rights under the Stockholders Allocation Agreement.

          6. The Shareholder hereby relinquishes, waives and releases forever, effective as of the Closing, any and all claims of any kind whatsoever that the Shareholder may have against Coda or against any Affiliate (as defined in the Acquisition Agreement) of Coda, except as specifically provided in the Acquisition Agreement, the Stockholders Allocation Agreement and any Indemnification Agreement between Coda and the Shareholder, and except for any written employment agreement between the Shareholder and Coda and written employee benefit plans of Coda.

          7. The Shareholder hereby represents and warrants to Belco that the Shareholder understands and agrees that (i) Belco would not enter into the Acquisition Agreement unless this Agreement was fully executed and delivered,
(ii) the actions to be taken by Belco pursuant to the Acquisition Agreement materially benefit the Shareholder and (iii) no additional consideration shall be payable to the Shareholder other than Belco executing, delivering and performing the Acquisition Agreement.

          8. The representations, warranties, covenants and agreements made by the parties hereto shall survive the Closing.

          9. The Effective Date shall be the date Belco and Coda execute and deliver the Acquisition Agreement. This Agreement shall terminate (i) upon the termination of the

Acquisition Agreement in accordance with its terms or (ii) upon written agreement of all parties to this Agreement.

          10.  Arbitration.  Any and all claims, demands, causes of action,
               -----------
disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("Claims"), even though some or all of such Claims allegedly are extra contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. The party or parties asserting any claim shall select one arbitrator, the party or parties against whom such claim is asserted shall select one arbitrator, and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.
The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules of governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances, the parties hereto hereby waiving their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any party instituting a Claim under this Agreement, such party shall provide to the other parties hereto a written notice specifying the nature and basis of the Claim. The party that is the subject of any Claim shall be given 30 days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims for a period not in excess of 30 days commencing after assertion of a Claim.

          11. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(ii) is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective heirs, beneficiaries, personal representatives, successors and assigns, and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of law).

This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.



                                 BELCO OIL & GAS CORP.



                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:



                                 CODA ENERGY, INC.



                                 By:
                                    --------------------------------------------
                                 Name:  Jarl P. Johnson
                                 Title:  Vice Chairman of the Board and
                                         Chief Operating Officer



                                 SHAREHOLDER:



                                 -----------------------------------------------
                                 [Name of Shareholder]

                                  APPENDIX F-1
                                  ------------

                                  APPENDIX F-2
                                  ------------

                       STOCKHOLDERS ALLOCATION AGREEMENT



                             DATED OCTOBER 31, 1997

                               TABLE OF CONTENTS

ARTICLE I    CERTAIN TERMS; REPRESENTATIONS AND WARRANTIES............. 1
        1.1  Certain Terms............................................. 1
        1.2  Representation and Warranties............................. 2

ARTICLE II   Allocations, Settlements, Waivers and Terminations........ 3
        2.1  Employee Benefit Plan Settlement.......................... 3
        2.2  Waiver of Stock Purchase Rights........................... 3
        2.3  Waiver of Preferential Purchase Rights.................... 4
        2.4  Settlement of Special Management Rights................... 4
        2.5  Termination of Agreements................................. 4
        2.6  Mutual Releases........................................... 4
        2.7  Tax Withholding on Option Consideration................... 4
        2.9  Repayment of Indebtedness................................. 4
       2.10  Payments Potentially Subject to Parachute Rules........... 4
       2.11  Written Consent of the Stockholder........................ 5
       2.12  Attorneys Fees............................................ 5
       2.13  JEDI Waiver............................................... 6

ARTICLE III  MISCELLANEOUS............................................. 6
        3.1  Amendment; Waivers........................................ 6
        3.2  Assignment................................................ 6
        3.3  Notices................................................... 6
        3.4  Counterparts.............................................. 7
        3.5  Headings.................................................. 7
        3.6  Choice of Law............................................. 7
        3.7  Entire Agreement.......................................... 7
        3.8  Cumulative Rights......................................... 7
        3.9  No Partnership............................................ 7
        3.10 Number; Gender; Without Limitation; Interpretation of
              Certain Defined Terms.................................... 7
        3.11 Severability.............................................. 7
        3.12 Third Person.............................................. 7
        3.13 U.S. Currency............................................. 7
        3.14 Indemnification........................................... 8
        3.15 Arbitration............................................... 8
        3.16 Termination............................................... 8

                                      (i)

                       STOCKHOLDERS ALLOCATION AGREEMENT

     THIS STOCKHOLDERS ALLOCATION AGREEMENT (this "AGREEMENT") is entered into as of October 31, 1997, among Coda Energy, Inc., a Delaware corporation (the "CORPORATION"), and the Investors (as defined herein) listed on Schedule 1.1
                                                                ------------
hereto.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Corporation, Belco Oil & Gas Corp., a Nevada corporation ("BELCO"), and Belco Acquisition Sub, Inc., a Delaware corporation ("SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") providing for the merger of Sub with and into the Corporation (the "MERGER");

     WHEREAS, the Corporation and the Investors have previously entered into that certain Stockholders Agreement, originally entered into as of October 30, 1995, and amended by that certain Amendment No. 1 to Stockholders Agreement, entered into as of January 10, 1996 (as amended, the "STOCKHOLDERS AGREEMENT");

     WHEREAS, in conjunction with the Merger, the parties to this Agreement desire to agree upon various amounts to be paid or allocated pursuant to the Stockholders Agreement, waive certain rights afforded under the Stockholders Agreement and release claims they may have against one another.

     NOW, THEREFORE, in consideration of the mutual covenants, payments, releases and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                 CERTAIN TERMS;
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     1.1 CERTAIN TERMS.  When used herein the following terms shall have the
         -------------
meanings indicated:

     "AFFILIATE" of a Person means any Person controlling, controlled by, or under common control with such Person. For purposes of this Agreement only, Enron Corp., a Delaware corporation, and each of its subsidiaries shall be deemed to be Affiliates of JEDI.

     "AGREEMENT" shall have the meaning set forth in the opening paragraph.

     "CAPITAL STOCK" means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

     "CLAIMS" shall have the meaning set forth in Section 3.16.

     "COMMON STOCK" means shares of the common stock, par value $.01 per share, of the Corporation.

     "COMMON STOCK EQUIVALENTS" means any and all rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible into or exchangeable for, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event, but does not include Common Stock or the Special Management Rights.

     "CORPORATION" shall have the meaning set forth in the opening paragraph.

     "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 2.1.

     "INDEMNITEES" shall have the meaning set forth in Section 3.14.

     "INDEMNITOR" shall have the meaning set forth in Section 3.14.

     "INVESTORS" means JEDI and the Management Investors listed on Schedule 1.1.
                                                                   ------------

     "JEDI" shall mean Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

     "MANAGEMENT GROUP" means all of the Management Investors.

     "MANAGEMENT INVESTOR" means each of the Persons identified as a Management Investor on Schedule 1.1 hereto, but excluding any such Person who ceases to be
            ------------
a Party.

     "MERGER" shall have the meaning set forth in the recitals.

     "MERGER AGREEMENT" shall have the meaning set forth in the recitals.

     "NOTICE" shall have the meaning set forth in Section 3.3.

     "PARTY" means each Investor and the Corporation.

     "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency of political subdivision thereof.

     "PREFERRED STOCK" means shares of 15% Cumulative Preferred Stock, par value $0.01 per share, of the Corporation.

     "SPECIAL MANAGEMENT RIGHTS" shall have the meaning set forth in Section
2.4.

     "SUB" shall have the meaning set forth in the recitals.

      1.2 REPRESENTATION AND WARRANTIES. (a) Each of the Investors (as to itself
          -----------------------------
or himself only) represents and warrants to the Corporation and other Investors that as of the date hereof and at the Effective Time (as defined in the Merger Agreement):

          (i) such Investor has full power and authority to execute and deliver this Agreement and the execution and delivery by such Investor of this Agreement have been duly authorized by all necessary action;

          (ii) this Agreement has been duly and validly executed and delivered by such Investor and constitutes the binding obligation of such Investor, enforceable against such Investor in accordance with its terms;

          (iii) such Investor owns of record and beneficially as of the date of this Agreement the number of shares of Preferred Stock, Common Stock and such Common Stock Equivalents as are set forth on Schedule 1.1, and such
                                                       ------------
     Preferred Stock, Common Stock and Common Stock Equivalents are owned by such Investor free and clear of all liens and other encumbrances arising by, through or under such Investor except for this Agreement, the Stockholders Agreement, a Security Agreement, if any, executed by such Investor in favor of the Corporation (as to each Investor, a "SECURITY AGREEMENT") and the agreements creating such Common Stock Equivalents; and

          (iv) The amounts set forth in this Agreement (including the attachments hereto) and in Article II of the Merger Agreement with respect to the Investor represent the total consideration of any kind to be received by such Investor or any Affiliate thereof pursuant to or in respect of the Merger.

     (b) The Corporation hereby represents and warrants to each Investor that:

          (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, it has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action; and

          (ii) this Agreement has been duly and validly executed and delivered by the Corporation and constitutes the binding obligation thereof, enforceable against the Corporation in accordance with its terms.

                                   ARTICLE II

               ALLOCATIONS, SETTLEMENTS, WAIVERS AND TERMINATIONS
               --------------------------------------------------

      2.1 EMPLOYEE BENEFIT PLAN SETTLEMENT.  Sections 2.4 and 6.6 of the
          --------------------------------
Stockholders Agreement provide that there shall be contributed to the EMPLOYEE BENEFIT PLAN (as defined in the Stockholders Agreement) shares of Common Stock, SPECIAL MANAGEMENT SHARES (as defined in the Stockholders Agreement) or cash paid in lieu thereof. In lieu of the implementation of the Employee Benefit Plan, the Corporation and the Investors hereby agree that there shall be paid by JEDI to the Corporation, as a capital contribution immediately prior to the Merger, $1,070,942.01 to be distributed as a performance bonus by the Corporation (less applicable tax withholding) to those persons to be determined by the Management Group prior to the Merger and identified in writing to the Corporation. This payment will be made by wire transfer of immediately available funds on the Effective Date. The Corporation shall immediately distribute such funds to those persons and in the amounts set forth in the notice from the Management Group referenced in the immediately preceding sentence. The cash payment provided for in this Section 2.1 shall constitute a complete settlement of the obligations set forth in Sections 2.4 and 6.6 of the Stockholders Agreement.

      2.2 WAIVER OF STOCK PURCHASE RIGHTS.  Section 3.1 of the Stockholders
          -------------------------------
Agreement provides for certain share purchase rights in the event of an issuance of Capital Stock by the Corporation. The Investors hereby waive any and all rights they may have under said Section 3.1 to acquire any Capital Stock issued or issuable in connection with the Merger.

      2.3 WAIVER OF PREFERENTIAL PURCHASE RIGHTS.  Section 4.3 of the
          --------------------------------------
Stockholders Agreement provides for certain preferential rights on the part of the Investors. The Investors hereby waive any and all rights they may have under said Section 4.3 in connection with the Merger.

      2.4 SETTLEMENT OF SPECIAL MANAGEMENT RIGHTS.  The Investors acknowledge
          ---------------------------------------
that the Merger constitutes a Trigger Event (as defined in the Stockholders Agreement) under Article VI of the Stockholders Agreement. Accordingly, each Management Investor would be entitled to a cash payout on his Special Management Rights (as defined in the Stockholders Agreement) as set forth in Article VI of the Stockholders Agreement. In full and complete payment of any amounts owed to the Management Investors under Article VI of the Stockholders Agreement, and notwithstanding any term or calculation set forth in said Article VI to the contrary, each Management Investor agrees to accept, and JEDI promises to pay to the Corporation (for the benefit of and distribution to each Management Investor), as a capital contribution immediately prior to the Merger, the cash payout on his Special Management Rights set forth opposite his name on Schedule
                                                                       --------
1.1 hereto under the column headed "Special Management Rights Payment" found
---
under either the heading "Assuming Taurus is Sold for $45 Million" or the heading "Assuming Taurus is Not Sold," as applicable; provided, however, that if Taurus is sold prior to the Effective Time for less than $45.0 million, the Special Management Rights Payment to be made by JEDI hereunder shall equal $25,702,607, in the aggregate, less the aggregate Common Stock Consideration and aggregate Option Consideration (as such terms are defined in the Merger Agreement) received by the Management Group pursuant to the Merger Agreement to be allocated among the Management Group proportionately in the same manner as reflected on Schedule 1.1. This payment shall be made by wire transfer of
             ------------
immediately available funds on the Effective Time. The Corporation shall immediately distribute such funds by wire transfer of immediately available funds to those persons and in the amounts described on Schedule 1.1 hereto as it
                                                       ------------
may be adjusted by the Corporation prior to the Effective Time to reflect the sale of Taurus for less than $45 million. The Investors further agree that, conditioned upon consummation of the Merger, the daily accrual provided in
Section 6.4 of the Stockholders Agreement shall end on the earlier of the date of the Effective Time or November 30, 1997. Upon receipt of the Special Management Rights, each Management Investor shall pay to the Corporation all applicable tax withholding in accordance with the Corporation's written notification delivered prior to the Effective Time.

      2.5 TERMINATION OF AGREEMENTS. Effective as of the Effective Time, the
          -------------------------
Stockholders Agreement and the Business Opportunity Agreement, entered into as of October 30, 1995, among the Investors and certain other parties thereto shall be terminated without any further effect.

      2.6 MUTUAL RELEASES.  Each party hereto shall execute and deliver at the
          ---------------
Merger closing a release in the form of Exhibit A attached to this Agreement.
                                        ---------

      2.7 TAX WITHHOLDING ON OPTION CONSIDERATION.  Upon receipt of the Option
          ---------------------------------------
Consideration (as defined in the Merger Agreement) each Management Investor shall pay to the Corporation all applicable tax withholding thereon in accordance with the Corporation's written notification delivered prior to the Effective Time.

      2.8 NO AMENDMENT, MODIFICATION OR WAIVER.  Other than as expressly set
          ------------------------------------
forth in this Agreement, this Agreement does not in any way modify, amend or waive any provision of the Stockholders Agreement, and all other provisions of the Stockholders Agreement shall remain in full force and effect until terminated in accordance with Section 2.5 hereof.
                              -----------

      2.9 REPAYMENT OF INDEBTEDNESS.  All indebtedness of an Investor owed to
          -------------------------
the Corporation (as set forth on Schedule 2.9 hereto) shall be repaid in full at
                                 ------------
the Effective Time.

      2.10  PAYMENTS POTENTIALLY SUBJECT TO PARACHUTE RULES. Simultaneously with
            -----------------------------------------------
this Agreement, Douglas H. Miller ("MILLER") and the Corporation are executing and entering into that certain Amendment to Executive Employment Agreement, to be effective as of the Effective Time. Pursuant to such Amendment, the Corporation will make payment to Miller at the Effective Time in the amount of $1,123,875.57. All or a portion of the payments described in Sections 2.1, 2.4,
2.7 and 2.10 and the schedules attached hereto, when combined with other payments occurring in connection with the change in the ownership or control of the Corporation, could be considered an "EXCESS PARACHUTE PAYMENT" under Internal Revenue Code ("IRC") section 280G. If any of these payments are considered to be excess parachute payments, then the Corporation will lose the corporate tax deduction related to any payments in excess of the "BASE AMOUNT" under the IRC. In addition, any individual receiving payments considered to be an excess parachute payment, must pay a 20% excise tax under IRS section 4999(a) on any amounts deemed excess parachute payments. Payments will not constitute parachute payments, if the payments are approved by the stockholders of the Corporation who before the change in ownership or control owned 75% or more of the Corporation's stock, and this Agreement is intended, among other things, to evidence such approval.

      2.11  WRITTEN CONSENT OF THE STOCKHOLDER.  The undersigned, if a holder of
            ----------------------------------
the issued and outstanding shares of Common Stock or Preferred Stock, does hereby, pursuant to the authority contained in Section 228 of the Delaware General Corporation Law and the Corporation's Bylaws, consent to, authorize and adopt the following actions with the same force and effect as if taken at a meeting of the stockholders of the Corporation, duly convened and held on this date pursuant to valid notice (notice being waived hereby):

          (i) the execution and delivery by any authorized officer of the Corporation for and on behalf of the Corporation of the Merger Agreement is hereby ratified, confirmed and approved as the valid, binding and enforceable action of the Corporation and all terms, provisions and conditions of the Merger Agreement are hereby approved and adopted;

          (ii) the merger of the Corporation with Belco Acquisition Sub, Inc., upon and subject to the terms and conditions of the Merger Agreement, all as more fully set forth therein, is hereby approved and adopted;

          (iii) the Merger Agreement constitutes an agreement of merger as contemplated by Section 251 of the Delaware General Corporation Law;

          (iv) the Corporation shall carry out the terms and provisions of the Merger Agreement and to enter into, execute, perform and carry out all other agreements, instruments, documents and certificates to be executed and delivered by the Corporation pursuant to or required or contemplated by the Merger Agreement; and

          (v) the payments described in Sections 2.1, 2.4, 2.7 and 2.10 and the schedules attached hereto are hereby ratified, confirmed and approved in all respects, including, but not limited to, those approvals contemplated under the IRC section 280G.

     The undersigned acknowledges and agrees that by virtue of his or its execution of this Agreement in connection with the merger of the Corporation authorized above, the undersigned's rights to an appraisal by a court of the fair value of his or its stock in the Corporation pursuant to Section 262 of the Delaware General Corporation Law are hereby irrevocably waived.

      2.12  ATTORNEYS FEES.  JEDI shall pay at Closing of the Merger Agreement
            --------------
the fees and expenses of Haynes and Boone, LLP (billed or incurred in its capacity as counsel to the Corporation in respect of the Merger Agreement) in excess of the amount to be reimbursed by Belco pursuant to Section 11.3 of the Merger Agreement.

      2.13  JEDI WAIVER.  Conditioned upon consummation of the Merger, JEDI and
            -----------
the Corporation hereby waive compliance with the redemption obligations set forth in Article IV, Section 2(a)(3) of the Corporation's Restated Certificate of Incorporation.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

      3.1 AMENDMENT; WAIVERS.  This Agreement may only be altered, supplemented,
          ------------------
amended or waived by the written consent of each party to this Agreement; provided, however, (i) any Party may (without the consent of any other Person) waive, in writing, any obligation owed to it hereunder by any other Party or the Corporation, and (ii) any Party may (without the consent of any other Person) waive, in writing, any right it has hereunder. Any waiver permitted hereunder may be made prospectively or retroactively.

      3.2 ASSIGNMENT.  This Agreement is not assignable.
          ----------

      3.3 NOTICES.  Any and all notices, designations, consents, offers,
          -------
acceptances, or other communications provided for herein (each a "NOTICE") shall be given in writing by personal delivery, overnight courier, or telecopy which shall be addressed, or sent, to the respective addresses or telecopy numbers as follows (or such other address or telecopy number as the Corporation or any Party may specify for itself to the Corporation and all other Parties by Notice):

The Corporation:  Coda Energy, Inc.
                  5735 Pineland Drive, Suite 300
                  Dallas, Texas  75231
                  Attention:  General Counsel
                  Telecopy No. 214-265-4777
                  Telephone No. 214-265-4706

With a copy to: Enron Corp.
                  1400 Smith
                  Houston, Texas  77002
                  Attention:  Donna W. Lowry
                  Telecopy No. 713-646-4039
                  Telephone No. 713-853-1939

                    and:

                  Tim Detmering
                  Lance Schuler
                  1400 Smith Street
                  Houston, Texas  77002
                  Telecopy No.   713-646-3750 (Detmering)
                                 713-646-3393 (Schuler)

Each Party:       To such address or telecopy number of such Party as is set forth on Schedule 1.1 hereto.
                           ------------

All Notices shall be deemed effective, delivered and received (a) if given by personal delivery, when such Notice is personally delivered at the address specified above; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; or (c) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service.

      3.4 COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

      3.5 HEADINGS.  Headings contained in this Agreement are inserted only as a
          --------
matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

      3.6 CHOICE OF LAW.  This Agreement shall be governed by the internal laws
          -------------
of the State of Texas without regard to the principles of conflicts of laws thereof.

      3.7 ENTIRE AGREEMENT.  This Agreement contains the entire understanding of
          ----------------
the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

      3.8 CUMULATIVE RIGHTS.  The rights of the Parties and the Corporation
          -----------------
under this Agreement are cumulative and in addition to all similar and other rights of the Parties and the Corporation under other agreements.

      3.9 NO PARTNERSHIP.  No term of provision of this Agreement shall be
          --------------
construed to establish any relationship of partnership, agency or joint venture between the Parties hereto.

      3.10  NUMBER; GENDER; WITHOUT LIMITATION; INTERPRETATION OF CERTAIN
            -------------------------------------------------------------
DEFINED TERMS. Pronouns, wherever used in this Agreement, and of whatever
-------------
gender, shall include Persons of every kind and character, and the singular shall include the plural whenever and as often as may be appropriate. Any reference herein to "including" and words of similar import refer to "including without limitation." When reference is made herein to specified Parties or Persons, the determination as to which Persons are thereby referenced shall be made as of the time in question. Unless the context otherwise requires, any reference herein to "or" shall also include "and," so that "A or B" shall include the possibilities of A, B, and A and B.

      3.11  SEVERABILITY.  In the event any one or more of the provisions
            ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which approximates as nearly as possible that of the invalid, illegal or unenforceable provisions.

      3.12  THIRD PERSON.  Nothing herein expressed or implied is intended or
            ------------
shall be construed to confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement.

      3.13  U.S. CURRENCY.  All payments required or permitted hereunder shall
            -------------
be paid in U.S. dollars or other lawful currency constituting legal tender of the United States of America.

      3.14  INDEMNIFICATION.  Each Party and the Corporation (the "INDEMNITOR")
            ---------------
hereby agrees to protect, defend, indemnify and hold harmless all other Parties and their respective successors, heirs and assigns (the "INDEMNITEES") against any and all claims, lawsuits, damages and other liabilities and expenses (including reasonable attorneys' fees) suffered or incurred by any of the Indemnitees and which arise out of any breach by the Indemnitor of its representations, warranties, covenants or other obligations hereunder.

      3.15  ARBITRATION.  Any and all claims, demands, causes of action,
            -----------
disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("CLAIMS"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator (with all Management Investors parties to the dispute considered to be one party) and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including without limitation any exemplary damages, treble damages, or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances. The parties hereto hereby waive their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to the institution of a Claim under this Agreement by any Person, such Person shall provide to the Corporation and all other Parties to this Agreement a written notice specifying the nature and basis of the Claim. The Persons who are the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims provided that such mediation period shall not exceed 30 days from the date such Claim is asserted.

      3.16  TERMINATION.  This Agreement shall terminate (i) upon termination of
            -----------
the Merger Agreement in accordance with its terms or (ii) upon written agreement of all the Parties to this Agreement.

                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

                                    CODA ENERGY, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    JOINT ENERGY DEVELOPMENT
                                    INVESTMENTS LIMITED PARTNERSHIP

                                    By:  Enron Capital Management Limited
                                              Partnership, its general partner

                                    By:  Enron Capital Corp., its general
                                              partner



                                    By:
                                       -----------------------------------------
                                    Name:  Timothy J. Detmering
                                    Title:  Agent and Attorney-in-Fact



                                    MANAGEMENT INVESTORS:


                                    --------------------------------------------
                                    Randell A. Bodenhamer


                                    --------------------------------------------
                                    Joe I. Callaway


                                    --------------------------------------------
                                    J. David Choisser


                                    --------------------------------------------
                                    J.W. Freeman


                                    --------------------------------------------
                                    Roy G. Harney

                                    --------------------------------------------
                                    Grant W. Henderson


                                    --------------------------------------------
                                    Jarvis A. Hensley


                                    --------------------------------------------
                                    Chris A. Jackson


                                    --------------------------------------------
                                    Jarl P. Johnson


                                    --------------------------------------------
                                    Douglas H. Miller


                                    --------------------------------------------
                                    Gary M. Nelson


                                    --------------------------------------------
                                    Gary R. Scoggins


                                    --------------------------------------------
                                    Claude A. Seaman


                                    --------------------------------------------
                                    J. W. Spencer, III


                                    --------------------------------------------
                                    Scott E. Studdard

                                                                       EXHIBIT A
                                                                       ---------

                                     RELEASE
                                    --------


     In consideration of the actions to be taken pursuant to that certain Agreement and Plan of Merger dated as of October 31, 1997 (the "AGREEMENT") by and among Belco Oil & Gas Corp., Belco Acquisition Sub, Inc. and Coda Energy, Inc. (the "COMPANY"), and the Stockholders Allocation Agreement, dated as of October 31, 1997, among the parties referenced therein, each of the individuals and entities listed on the signature pages of this Release (each such individual and entity, the "RELEASOR"), on behalf of the Releasor and the heirs, beneficiaries, personal representatives, successors and assigns of the Releasor (collectively, the "RELEASOR PARTIES"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby releases and discharges (i) the Company and the parents, subsidiaries and affiliated corporations, past and present, of the Company (the "COMPANY AFFILIATES") with respect to periods prior to the Closing (as defined in the Agreement), (ii) the directors, officers, partners, agents and employees, past and present, of the Company and the Company Affiliates in their capacities as directors, officers, partners, agents and employees, and (iii) each other Releasor and the heirs, beneficiaries, personal representatives, successors and assigns of each such other Releasor, including with respect to Joint Energy Development Investments Limited Partnership ("JEDI"), the parents, subsidiaries and affiliated corporations, past and present, of JEDI (the "JEDI AFFILIATES") with respect to periods prior to the Closing, and the directors, officers, partners, agents and employees of JEDI and the JEDI Affiliates (all such released individuals and entities referenced in clauses (i), (ii) and (iii), the "RELEASED PARTIES") from any and all actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether known or unknown, in law, admiralty, equity or otherwise, that any one or more of the Releasor Parties ever had, now has or hereafter can, shall or may have against any one

                                                                       EXHIBIT A
                                                                       ---------

or more of the Released Parties, for, upon or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Release relating to the Company or any of the Company Affiliates (such actions, causes of actions, suits, etc. collectively, "CLAIMS"), except for Claims arising out of obligations expressly granted or continued pursuant to the terms of (i) the Agreement and (ii) the documents listed on Exhibit A.
                                           ---------

     Each Releasor represents and warrants that it has made no assignment or other transfer of any interest in any of the Claims released hereby to any other party or person and that it shall file no legal action or other proceeding nor shall it take any other action that causes any other party or person to assert said released Claims against any other party to this Release.

     Each Releasor hereby acknowledges that (i) such Releasor (other than the Company) has not been represented by Haynes and Boone, LLP or any other counsel or advisors engaged by the Company in connection with this Release or any other agreements or issues related to the transactions contemplated in the Agreement,
(ii) such Releasor has had sufficient time and opportunity to review this Release and all other agreements related to the transactions contemplated in the Agreement and (iii) such Releasor has had the opportunity to engage and consult with separate counsel and advisors in connection with this Release and all other agreements or issues related to the transactions contemplated in the Agreement.

     Whenever the text hereof requires, the use of singular number shall include the appropriate plural number.

     This RELEASE may not be changed orally.

     This RELEASE may be executed in several counterparts, each of which when fully executed shall constitute but one and the same instrument.

                               *   *   *   *   *

     IN WITNESS WHEREOF, each Releasor has caused this Release to be executed and delivered on this, the ____________ day of ______________, 1997.

                                    RELEASORS:

                                    Joint Energy Development Investments
                                    Limited Partnership

                                    By:  Enron Capital Management Limited
                                         Partnership, its general partner

                                    By:  Enron Capital Corp.,
                                         its general partner


                                    By:
                                       -----------------------------------------
                                    Name:  Timothy J. Detmering
                                    Title: Agent and Attorney-in-Fact


                                    Coda Energy, Inc.



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Randell A. Bodenhamer



                                    --------------------------------------------
                                    Joe I. Callaway

                                                                       EXHIBIT A
                                                                       ---------

                                    --------------------------------------------
                                    J. David Choisser



                                    --------------------------------------------
                                    J. W. Freeman



                                    --------------------------------------------
                                    Roy G. Harney



                                    --------------------------------------------
                                    Grant W. Henderson


                                    --------------------------------------------
                                    Jarvis A. Hensley


                                    --------------------------------------------
                                    Chris A. Jackson


                                    --------------------------------------------
                                    Jarl P. Johnson


                                    --------------------------------------------
                                    Douglas H. Miller


                                    --------------------------------------------
                                    Gary M. Nelson


                                    --------------------------------------------
                                    Gary R. Scoggins

                                                                       EXHIBIT A
                                                                       ---------




                                    --------------------------------------------
                                    Claude A. Seaman


                                    --------------------------------------------
                                    J. W. Spencer, III


                                    --------------------------------------------
                                    Scott E. Studdard

                                                                       EXHIBIT A
                                                                       ---------

                              EXHIBIT A TO RELEASE



1.   Stockholders Allocation Agreement, dated October 31, 1997

2.   Shareholders Agreement, dated October 31, 1997

3. Each individual Releasor's Employment Agreement, if any, with the Company, as it may have been amended

4. Director or Officer Indemnity Agreements between Coda Energy, Inc. and certain Officers and Directors of Coda Energy, Inc.

5.   Written employment plans of Coda Energy, Inc.

6.   JEDI Agreement, dated October 31, 1997.

7. Such definitive agreements as may be entered into pursuant to Section 2 of the JEDI Agreement.

                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
                  -------------------------------------------

     THIS AMENDMENT (hereinafter this "Amendment") is made and entered into between Douglas H. Miller (hereinafter "Miller") and Coda Energy, Inc. (hereinafter "Coda"), as of the date of execution below, amending that certain Executive Employment Agreement effective as of February 16, 1996 between Miller and Coda (hereinafter the "Employment Agreement");

     WHEREAS, Coda is a party to that certain Agreement and Plan of Merger dated as of October 31, 1997 entered into by and among Belco Oil & Gas Corp., Belco Acquisition Sub, Inc. and Coda (hereinafter the "Merger Agreement"); and,

     WHEREAS, Miller and Coda desire to amend the Employment Agreement conditioned upon and contemporaneous with the consummation of the transaction contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and the mutual benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Miller and Coda agree as follows:

     1. Subject to and conditioned upon receipt of the payment described in paragraph 2 below, the Employment Agreement is hereby amended in the following particulars, effective as of the Closing (as defined in the Merger Agreement):

     (A) On Exhibit "A" to the Employment Agreement, the wording "Term:  Five
     (5) years after the Effective Time" is amended to read "Term: Commencing as of the Effective Time and terminating as of the date of closing of the transaction contemplated by that certain Agreement and Plan of Merger dated as of October 31, 1997 among Belco Oil & Gas Corp., Belco Acquisition Sub, Inc. and Coda Energy, Inc."

     (B) In Section 6.1, the second sentence of the first paragraph and the second paragraph are deleted (only the first sentence of 6.1 remains); and, in Section 6.3, the first sentence is deleted.

     (C) In Section 6.2, the first (and only) sentence is amended to read:
     "Until five (5) years after the date of termination of Employee's employment relationship with Employer (such date of termination being hereinafter referred to as the 'Termination Date'), Employee shall not induce any employee of Employer or its affiliates to terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Employer; provided, however, that notwithstanding the foregoing, Employee may hire any employee of Employer or its affiliates who (i) is discharged after six (6) months following the Termination Date; (ii) is discharged within six (6) months following the Termination Date, but only with the prior written consent of Employer; or, (iii) voluntarily terminates his or her employment, but only if more than six months elapse between such voluntary termination and employment by Employee."

     (D) In Section 5.2, the words "land records, title information, geologic or seismic data, oil and gas reserve information, acquisition or drilling prospects, proposed unitization or secondary recovery prospects, information pertaining to any Employer assets with respect to any prospects or properties identified and described on Schedule A hereto," are added in the first sentence, second line, immediately preceding the word "strategies."

     2. At the Closing, Coda shall pay Miller a sum of money, less applicable withholding, equal to the aggregate amount of Monthly Base Salary (as defined in the Employment Agreement) that would otherwise have been payable to Miller if Miller's employment had continued without interruption under the Employment Agreement from the Closing through February 16, 2001.

     3. At the Closing, Miller's employment with Coda shall terminate, continued medical insurance benefits will thereafter be made available to Miller by Coda in accordance with Coda policies and in conformity with the Consolidated Omnibus Reconciliation Act of 1985, as amended, and Miller will thereafter comply with the provisions of the Employment Agreement, as amended by this Amendment, relating to matters following termination. Except as provided herein, from and after the Closing Coda shall have no obligation to Miller under the Employment Agreement.

     4. In the event the Merger Agreement is terminated and the transaction contemplated thereby fails to occur for any reason, this Amendment shall automatically become null and void.

     5. Except as specifically amended by this Amendment, the terms and provisions of the Employment Agreement shall remain in full force and effect.

     6. This Amendment shall be binding upon and inure to the benefit of Coda and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Coda by any means whether direct or indirect, by purchase, merger, consolidation or otherwise.

     EXECUTED this _____ day of October, 1997.



                                   ---------------------------------------------
                                         Douglas H. Miller


                                    CODA ENERGY, INC.



                                    By:
                                       -----------------------------------------
                                         Grant W. Henderson
                                         President and CFO

                                      -2-